UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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EDGEWELL PERSONAL CARE COMPANY

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Edgewell PERSONAL CARE

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Letter to our Shareholders

from our President and

Chief Executive Officer

and our Chairman

December 19, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Edgewell Personal Care Company to be held at 8:30 a.m. Eastern Time on Thursday, February 6, 2020 at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida.

In connection with the Annual Meeting, we have prepared a Notice of Annual Meeting of Shareholders, a Proxy Statement, and our 2019 Annual Report. On or about December 19, 2019, we will mail to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.

If you plan to attend the Annual Meeting, please bring proof of identification (such as a driver’s license or other photo identification).

Whether you plan to attend the Annual Meeting or not, we encourage you to read the Proxy Statement and vote your shares. You may vote over the Internet, as well as by telephone, or, if you received or requested to receive printed proxy materials, by signing, dating and returning the proxy card enclosed with the proxy materials in the postage-paid envelope provided. How ever you decide to vote, we would appreciate you voting as soon as possible.

Regards,

John C. Hunter Chairman of the Board of Directors	Rod R. Little President and Chief Executive Officer

EDGEWELL PERSONAL CARE COMPANY

6 Research Drive

Shelton, Connecticut 06484

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of Shareholders of Edgewell Personal Care Company (the “Annual Meeting”) will be held at 8:30 a.m. Eastern Time on Thursday, February 6, 2020 at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida.

The purpose of the meeting is:

(1)	to elect 11 directors to serve one-year terms ending at the 2021 Annual Meeting of Shareholders, or until their respective successors are elected and qualified;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020;

(3)	to cast a non-binding advisory vote on executive compensation;

(4)	to approve the Company’s Amended and Restated 2018 Stock Incentive Plan; and

(5)	to act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. We are mailing to many of our shareholders a notice of availability over the Internet of the proxy materials, rather than mailing the proxy materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. All shareholders who do not receive such a notice of availability, and any shareholders who request to receive a paper copy of the proxy materials, will receive a full set of paper proxy materials by U.S. mail. This process will reduce our costs to print and distribute our proxy materials.

You may vote if you are a shareholder of record on November 29, 2019. It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of the following ways:

•	USE THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: 1-800-690-6903, using the identification number indicated on the notice of availability or proxy card mailed to you;

•	VISIT www.proxyvote.com to vote via the Internet, using the identification number indicated on the notice of availability or proxy card mailed to you;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the proxy card in the postage-paid envelope if you received or requested a paper copy of the proxy materials; OR

•	VOTE BY WRITTEN BALLOT at the Annual Meeting.

This Notice, the Proxy Statement, and our 2019 Annual Report to Shareholders have also been posted at www.proxyvote.com.

By Order of the Board of Directors,

Marisa Iasenza

Chief Legal Officer & Corporate Secretary

December 19, 2019

2019 PROXY SUMMARY

This summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Performance Highlights

Revenue	EBITDA	Adjusted EPS	Project Fuel Savings
$2,141M	$402M	$3.48/Share	$122M

Annual Meeting of Shareholders

When	February 6, 2020 8:30 a.m., ET	Shareholders as of November 29, 2019 (the “Record Date”) are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Where	Hyatt Regency 5001 Coconut Road Bonita Springs, Florida

Edgewell | 2019 Proxy Statement	i

Voting Recommendations of the Board

Item	Description	For	Against	Page
1	Election of 11 directors (EACH NOMINEE)			1
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020			18
3	Advisory vote on executive compensation			21
4	Approval of the Amended and Restated 2018 Stock Incentive Plan			59

Director Nominees (standing for election for a term expiring in 2021)

Name	Age	Director Since	Professional Background	Board Committees
Robert W. Black	60	2018	Executive Advisor Partner, Wind Point Partners and a Senior Advisor, Boston Consulting Group, Inc.	Audit, Corporate Governance
George R. Corbin	55	2018	Former Chief Digital Demand Officer, Mars Inc.	Finance
Daniel J. Heinrich	63	2012	Former Executive Vice President and Chief Financial Officer, The Clorox Company	Compensation, Finance
Carla C. Hendra	63	2015	Chief Executive, Ogilvy Consulting Worldwide and Chief Digital Officer, The Ogilvy Group	Compensation, Corporate Governance
R. David Hoover	74	2000	Former Chairman and Chief Executive Officer, Ball Corporation	Compensation, Finance
John C. Hunter, III	72	2005	Former Chairman, President and Chief Executive Officer, Solutia, Inc.	Audit
James C. Johnson	67	2013	Former General Counsel, Loop Capital Markets LLC	Compensation, Corporate Governance
Rod R. Little	50	2019	President and Chief Executive Officer, Edgewell Personal Care Company
Joseph D. O’Leary	61	2018	Former President and Chief Operating Officer, Petsmart, Inc.	Audit, Finance
Rakesh Sachdev	63	2015	Former Chief Executive Officer, Element Solutions, Inc. (fka Platform Specialty Products Corporation)	Compensation, Finance
Gary K. Waring	60	2018	Former Assurance Partner, Ernst & Young LLP	Audit, Corporate Governance

Independent Registered Public Accounting Firm

Our Board of Directors (“Board”) recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for fiscal 2020.

Advisory Vote on Executive Compensation

Our Board recommends that shareholders approve, on a non-binding advisory basis, the compensation of our named executive officers. Our Board recommends a FOR vote because it believes that our compensation program is effective in achieving our Company’s goals of recognizing financial and operating performance and leadership excellence and aligning our executives’ long-term interests with those of our shareholders.

ii	Edgewell | 2019 Proxy Statement

Amended and Restated 2018 Stock Incentive Plan

Our Board recommends that shareholders vote FOR the approval of the Amended and Restated 2018 Stock Incentive Plan.

Key Elements of our Fiscal 2019 Compensation Program

Our primary goal is to instill a “pay-for-performance” culture throughout our organization, with a significant portion of targeted compensation for our named executive officers dependent upon achievement of performance goals aligned with operating results and execution of significant initiatives and forfeited if goals are not achieved. We seek to align the compensation received by our named executive officers with the returns received by our shareholders.

•

Aggregate pay package. To maintain pay levels that are market competitive, our aggregate pay packages are targeted at the 50th percentile for our peer group. With over 75% of NEO compensation in variable incentives, actual compensation only exceeds the 50th percentile when the Company exceeds performance goals and creates commensurate stockholder value.

•

Cash bonus program. In fiscal year 2019 (“fiscal 2019”), the annual bonuses payable under our executive officer short-term incentive program were based on the following components related to the achievement of pre-determined Company targets:

¡	adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (40% of the bonus target);
¡	adjusted net sales growth (35% of the bonus target); and
¡	adjusted net working capital as a percent of net sales (25% of the bonus target).

For the fiscal 2019 annual bonus program for our executive officers, the combined weighted payout for our named executive officers participating in such plan was 67.5% of the target amount. See Appendix A for reconciliation and other information about these non-GAAP financial measures.

•

Restricted stock equivalent and stock option awards. In November 2018, we awarded performance restricted stock equivalents (“PRSEs”), Project Fuel PRSEs, time-vesting restricted stock equivalents and stock options. The PRSE awards will vest upon release of our earnings for the fiscal year ending September 30, 2021 if certain specified adjusted earnings per share for fiscal 2021 (30% of the award), adjusted cumulative three-year free cash flow as a percent of adjusted cumulative net sales (20% of the award) and Project Fuel savings (50% of the award) performance criteria are met. The time-vesting restricted stock equivalent awards will vest in equal installments on each of the first three anniversaries of the grant date. The stock option awards will vest in equal installments on each of the first three anniversaries of the grant date and have an exercise price equal to the closing market price of our common stock on the grant date ($42.71).

•

Supplemental retirement plans. Our executives participate in the retirement plans available to all employees. The supplemental retirement plans restore retirement benefits otherwise limited by federal law.

•

Severance plan. Our named executive officers participate in an executive severance plan which provides them with certain benefits in the event of involuntary termination without cause or a voluntary termination for good reason. The plan was adopted as a means to attract and retain key executives in line with market practice at peer companies.

•

Severance and other benefits following a change of control. Our named executive officers participate in a change of control plan which provide them with increased security and allow them to make decisions focusing on the interests of our shareholders. Executives are entitled to benefits in the event of a change of control only if they are involuntarily terminated without cause or resign for good reason following a change of control of our Company.

•	Perquisites. We provide to our executive officers certain perquisites, including financial planning services, long-term disability insurance, and excess liability insurance.

•	Other key compensation program features.

¡	Executive share ownership requirements (five times base salary for CEO, and three times base salary for all other named executive officers); and
¡

Recoupment Policy which permits recovery of any incentive compensation paid to a current or former executive officer in the event of a material negative accounting restatement of our financial statements due to material non-compliance by our Company with any financial reporting requirements under the securities laws.

Edgewell | 2019 Proxy Statement	iii

•

2018 Stock Incentive Plan. We are asking our shareholders to approve the adoption of the Edgewell Personal Care Company Amended and Restated 2018 Stock Incentive Plan (the “A&R 2018 Plan”). The purpose of the A&R 2018 Plan is to attract, motivate and retain highly qualified and experienced employees and non-employee directors; tie the compensation of employees to our Company’s performance; and allow for the grant of qualifying performance-based compensation for purposes of tax deductibility. Changes include a request for an increase in the amount of authorized shares, strengthened language to eliminate any perceived discretion regarding dividend or dividend equivalents, and the addition of a minimum vesting requirement for qualifying awards.

PROXY STATEMENT—VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

The Board of Directors is soliciting proxies to be used at the Annual Meeting. This Proxy Statement, the form of proxy and our 2019 Annual Report to Shareholders will be available at www.proxyvote.com beginning on or about December 19, 2019. A Notice Regarding the Availability of Proxy Materials will be mailed to shareholders of record as of the Record Date, on or about December 19, 2019.

How to Receive Printed Materials

We have elected to take advantage of the Securities and Exchange Commission’s (“SEC”) rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On or about December 19, 2019, we will mail to many of our shareholders a Notice containing instructions on how to access our Proxy Statement and 2019 Annual Report to Shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice contains instructions on how to receive a paper copy of the materials.

Who Can Vote

Shareholders of Edgewell Personal Care Company (“Edgewell” or “Company”) common stock on November 29, 2019 may vote at the Annual Meeting and any adjournment or postponement thereof. On November 29, 2019, there were 54,300,084 shares of common stock outstanding. The shares of common stock held in our treasury will not be voted.

How You Can Vote

There are four voting methods for shareholders:

Voting by MAIL. If you received a paper copy of the proxy materials, and if you choose to vote by mail, then complete a proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by TELEPHONE. You can vote your shares by telephone by calling 1-800-690-6903 and using the identification code indicated on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you. Voting is available 24 hours a day, seven days a week.

Voting by INTERNET. You can also vote via the Internet at www.proxyvote.com. Your identification code for Internet voting is on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you, and voting is available 24 hours a day, seven days a week.

Voting in PERSON by written ballot at the Annual Meeting.

Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on February 5, 2020.

iv	Edgewell | 2019 Proxy Statement

Please note that if you are a shareholder and plan to vote in person at the Annual Meeting, you should bring proof of identification (such as a driver’s license or other form of photo identification). If you are representing an entity that is a shareholder, you should provide written evidence that you are authorized to act for such shareholder.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record. You must bring such proxy and proof of identification with you to attend, and be able to vote at, the meeting. In order to vote such shares otherwise, you must follow the instructions given to you by such bank, broker or other holder of shares. See “Beneficial Owners and Broker Non-Votes” below.

If you vote by telephone or via the Internet, you should not return a proxy card.

Who Counts the Votes

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, and you choose to vote over the internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your votes electronically, and if you have requested and received proxy materials by mail or email and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to Broadridge on behalf of all its clients.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;
•	submitting another proper proxy by telephone, Internet or mail; or
•	attending the Annual Meeting and voting in person.

General Information on Voting

You are entitled to cast one vote for each share of common stock you own on the Record Date. If you are a shareholder of record and you do not submit a proxy or vote in person, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

The election of each director nominee, the ratification of our independent registered public accounting firm for fiscal year 2020 (“fiscal 2020”), the approval of the executive compensation by non-binding vote, and the approval of the Amended and Restated 2018 Stock Incentive Plan, must be approved by a majority of the voting power represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Our Board adopted a director resignation policy on February 1, 2019, which policy will require that any director nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast either for or against their election at the relevant meeting will tender their resignation from the Board. The policy also requires that if our Board decides not to accept such resignation, our Board will publicly disclose a detailed explanation of their decision within 60 days of the date such resignation is tendered. The policy is an amendment to our Company’s Corporate Governance Principles, which is available on our website. Shareholders do not have the right to vote cumulatively in electing directors. Shares represented by a proxy marked “against” or “abstain” on any matter will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have voted in favor of a director nominee. Therefore, any proxy marked “against” or “abstain” will have the effect of a vote against a nominee.

While the shareholder vote on executive compensation is advisory and not binding on our Company, our Board and the Compensation Committee of our Board, which is responsible for administering our executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the votes when making future compensation decisions for our named executive officers.

All shares for which proxies have been properly submitted—whether by telephone, Internet or mail—and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign a proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in your properly submitted proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, no other matters have been raised for consideration at the Annual Meeting.

Edgewell | 2019 Proxy Statement	v

Beneficial Owners and Broker Non-Votes

If your shares are held by a bank, broker or other nominee, you are considered the “beneficial owner” of the shares, which are held in “street name.” If you hold your shares in street name, you can instruct the broker, bank or other nominee who is the shareholder of record how to vote these shares by using the voting instructions given to you by the broker, bank, or other nominee.

The broker, bank, or other nominee may vote the shares in the absence of your voting instructions only with regard to “routine” matters. The election of directors, the advisory vote on executive compensation, and the approval of the Amended and Restated 2018 Stock Incentive Plan are considered “non-routine” matters and, accordingly, if you do not instruct your broker, bank or other nominee how to vote in these matters, no votes will be cast on your behalf with respect to these matters.

Your broker, bank or other nominee does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our accounting firm. If the broker, bank or other nominee votes the uninstructed shares on the ratification of the accounting firm (either personally or by proxy), these shares may be considered as “present” for quorum purposes but will not be deemed voted on other matters and will be considered “broker non-votes” with respect to such other matters.

Such broker non-votes shall have no effect on the votes on election of directors, the advisory vote on executive compensation, or the approval of the Amended and Restated 2018 Stock Incentive Plan.

Costs of Solicitation

We will pay for preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally or by telephone by our employees without additional compensation. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to the beneficial owners of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the SEC, were made on a timely basis in fiscal 2019 with the exception of one Form 4 filing each for Messrs. Black, Corbin and O’Leary whose January 31, 2019 vesting of a restricted stock equivalent was reported on February 7, 2019; and one Form 4 filing for Mr. Black whose November 1, 2018 restricted stock equivalent award was reported on November 7, 2018.

vi	Edgewell | 2019 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Our Board of Directors currently consists of 12 members. All 12 directors have been previously elected by our shareholders. Messrs. Black and Corbin were appointed to our Board pursuant to the Cooperation Agreement with Legion Partners and Messrs. O’Leary and Waring were appointed to our Board in October 2018 to fill vacancies created by the expansion of the size of our Board from eight to ten directors.

Eleven directors will be elected at the Annual Meeting to serve for a one-year term expiring at our 2021 annual meeting of shareholders (“2021 Annual Meeting”). Elizabeth Valk Long, who has served as a director of our company since 2016, has decided to retire from the Board and is not standing for re-election when her term expires on the eve of this year’s annual meeting. Following Ms. Long’s retirement, our board will be reduced from 12 to 11 directors. Our Board has nominated Messrs. Black, Corbin, Heinrich, Hoover, Hunter, Johnson, Little, O’Leary, Sachdev and Waring and Ms. Hendra for election as directors at this meeting. Each nominee is currently serving as a director and has consented to serve for the one-year term. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified.

We do not know of any reason why any of the nominees for director named herein would be unable to serve; however, if any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another person our Board may nominate in his or her place, unless you indicate otherwise.

Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for the election of each director.

Our Board adopted a director resignation policy on February 1, 2019, which policy requires that any director nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast either for or against their election at the relevant meeting will tender their resignation from our Board. The policy also requires that if our Board decides not to accept such resignation, the Board will publicly disclose a detailed explanation of their decision within 60 days of the date such resignation is tendered. The policy was effected as an amendment to our Company’s Corporate Governance Principles, which is available on our website.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF OUR COMPANY.

Board Refreshment Since 2015

Edgewell | 2019 Proxy Statement	1

INFORMATION ABOUT NOMINEES FOR DIRECTOR

Please review the following information about the nominees, who are all standing for election at this meeting for a term expiring at the 2021 Annual Meeting.

Director since 2018 Board Committees: • Audit • Corporate Governance

Robert W. Black

Mr. Black brings extensive international business, digital commerce, strategy, operations and innovation experience to our Board. At Kimberly-Clark, he led the portfolio reconstruction, reinvigoration and reorganization of the company’s international businesses. Mr. Black led the transformation of the Steelcase International business through acquisitions, rationalized branding, reconfiguration of the organization and the launch of new products. Mr. Black joined our Board in 2018 pursuant to the Cooperation Agreement with Legion Partners.

Mr. Black does not currently serve on any other public company boards.

Current and Previous Experience

•  Wind Point Partners (since 2013)

•  Executive Advisor Partner

•  Boston Consulting Group (since 2012)

•  Senior Advisor

•  Kimberly-Clark (2006-2012)

•  Group President

•  Chief Strategy Officer and Chief Innovation Officer

Past Public Company Boards • Annie’s, Inc. (2014-2015) Education • Bachelor’s degree in Management, State University of New York at Buffalo • MBA, Harvard Business School

Director since 2018 Board Committees: • Finance

George R. Corbin

Mr. Corbin brings extensive international business, digital commerce, digital strategy, marketing, business transformation, operations and innovation experience to our Board. For 20 years, he has assisted companies to survive, thrive and grow through digital disruption, including the consumer packaged goods industry. He has served as Chief Digital Officer and top digital executive for some of the world’s most iconic brands. He advises start-up digital companies, including early-stage investments. At Mars Inc., Mr. Corbin served in a non-director capacity on the board’s digital subcommittee; and also as Chief Digital Officer where he launched the Mars Global Digital Center of Excellence. At Marriott International, he led the creation of the company’s digital strategy and global-scale digital transformation while growing digital direct-to-consumer revenue to more than $13 billion. Mr. Corbin joined our Board in 2018 pursuant to the Cooperation Agreement with Legion Partners.

Mr. Corbin does not currently serve on any other public company boards.

Current and Previous Experience

•  NextGen Venture Partners (since 2019)

•  Venture Partner

•  Mars Inc. (2017-2019)

•  Chief Digital Officer

•  Marriott International (2006-2017)

•  Senior Vice President, Digital

•  Vice President, Digital Strategy, Global eMarketing, Global eCommerce Services & International eCommerce

Education • BS degree, University of California Davis • MBA, Harvard Business School

2	Edgewell | 2019 Proxy Statement

Director since 2012 Board Committees: • Compensation, Chair • Finance

Daniel J. Heinrich

Mr. Heinrich has extensive experience in financial management. Mr. Heinrich brings extensive knowledge of the global consumer-packaged goods industry, strategy, mergers and acquisitions, business development, operations, treasury, financial management, information technology, risk management, accounting principles and financial reporting rules and regulations which provides valuable expertise to our Board.

Previous Experience • The Clorox Company (2001-2011) • Executive Vice President and Chief Financial Officer

Public Company Boards

•  Aramark, Inc. (since 2013)

•  Audit Committee (Chair)

•  Finance Committee

•  Ball Corporation (since 2016)

•  Audit Committee (Chair)

•  Human Resources Committee

Education

•  BS in Business Administration, U.C. Berkley

•  MBA, Saint Mary’s College of California

•  CPA, State of California, Inactive

Director since 2015 Board Committees: • Compensation • Corporate Governance

Carla C. Hendra

Ms. Hendra currently leads Ogilvy Consulting Worldwide, the global strategy consulting and innovation arm of Ogilvy. She is also Chief Digital Officer of The Ogilvy Group. Ms. Hendra has led two acquisitions for Ogilvy: The Lacek Group loyalty specialists, and Leopard, a sales enablement group which is now part of Ogilvy USA.

Her extensive experience in marketing, advertising and strategic consulting give her insights into commercial issues such as brand strategy, digital marketing, data and analytics, and long-term planning that provide valuable benefits to our Board.

Current and Previous Experience • Ogilvy Consulting Worldwide (since 2018) • Chief Executive • The Ogilvy Group (since 2015) • Chief Digital Officer • OgilvyRed (2011-2017) • Global Chairman

Public Company Boards

•  Caleres, Inc. (formerly Brown Shoe Company, Inc.) (since 2005)

Education

•  AB in Humanities, University of Chicago

•  Textile Design, Fashion Institute of Technology, New York City

Edgewell | 2019 Proxy Statement	3

Director since 2000 Board Committees: • Compensation • Finance, Chair

R. David Hoover

Mr. Hoover retired from Ball Corporation in April 2013. Ball Corporation is a supplier of innovative, sustainable packaging solutions for beverage, food and household products to customers as well as aerospace and other technologies and services primarily for the U.S. government. He previously served as our Lead Independent Director. His broad and extensive experience provides our Board with valuable insight into complex business, operational and financial issues.

Previous Experience • Ball Corporation (2001-2013) • Chairman and Chief Executive Officer • Chairman, President and Chief Executive Officer • President and Chief Executive Officer

Public Company Boards

•  Ball Corporation (2001-2018)

•  Chairman

•  Nominating & Governance Committee

•  Eli Lilly and Company (2009-2018)

•  Finance Committee (Chair)

•  Corporate Governance Committee

•  Compensation Committee

•  Nominating Committee

•  Audit Committee

•  Public Policy & Compliance Committee

•  Elanco Animal Health (since May 2018)

•  Nominating & Governance Committee

•  Audit Committee

Education

•  BS in Economics, DePauw University

•  Harvard University, Advanced Management Program

•  MBA, Indiana University School of Business

Director since 2005 Chairman since March 2019 Board Committees: • Audit

John C. Hunter

Mr. Hunter retired from Solutia, Inc. in 2004. He was elected as our Non-Executive Chairman of the Board upon the retirement of David Hatfield in March 2019.

During Mr. Hunter’s career with Solutia and its former parent company, Monsanto Company, he gained many years of experience in the specialty chemicals business and obtained an in-depth knowledge of environmental issues. As a result, he provides insightful risk management experience to our Board, and a practical perspective and understanding as we deal with environmental, regulatory and sustainability issues. Mr. Hunter’s extensive experience as a director also provides him with insight into effective compensation plan design and a thorough understanding of current issues, trends and concerns in executive compensation design.

Mr. Hunter does not currently serve on any other public company boards.

	Previous Experience • Solutia, Inc., division of Monsanto Company (1999-2004) • Chairman, President and Chief Executive Officer	Past Public Company Boards • KMG Chemicals, Inc. (2014-2019) • Penford, Inc. (2014-2019) Education • MBA, University of Houston • BSChE, Georgia Institute of Technology

4	Edgewell | 2019 Proxy Statement

Director since 2013 Board Committees: • Compensation • Corporate Governance, Chair

James C. Johnson

Mr. Johnson retired from Loop Capital Markets LLC, a financial services firm, in December 2013. Mr. Johnson has extensive executive management and leadership experience as the General Counsel of a financial services firm; and as the former Vice President, Corporate Secretary and Assistant General Counsel of aerospace and defense firms. He has strong legal, compliance, risk management, corporate governance and executive compensation plan design experience.

Previous Experience • Loop Capital Markets LLC (2010-2013) • General Counsel

Public Company Boards

•  Energizer Holdings, Inc. (since 2015)

•  Governance Committee (Chair)

•  Ameren Corporation (since 2005)

•  HanesBrands Inc. (since 2006)

Education

•  J.D., University of Pennsylvania

•  Certificate, Cybersecurity Oversight from the NACD

Director since March 2019

Rod R. Little

President and Chief Executive Officer, Edgewell Personal Care Company

(since March 2019)

Mr. Little has been our President and Chief Executive Officer since March 2019. From March 2018 to March 2019, he was our Chief Financial Officer, bringing more than 20 years of global experience in consumer goods organizations, significant public company experience and a strong track record of driving results. As CFO, he was responsible for the global finance and IT organizations. He collaborated with leadership to analyze the business and develop focused strategic and operating plans to drive revenue, margin and market share.

In his capacity as our Chief Executive Officer, Mr. Little brings significant global leadership and extensive knowledge of the industry and our business operations. Mr. Little also has extensive public company experience having served as an executive in three public companies. This combination of experience and deep industry knowledge allow Mr. Little to bring unique insights and perspectives to our Board.

Mr. Little does not currently serve on any other public company boards.

Previous Experience

•  HSN, Inc. (2017)

•  Chief Financial Officer

•  Elizabeth Arden (2014-2016)

•  Executive Vice President & Chief Financial Officer

•  Procter & Gamble (1997-2014)

•  Various Finance positions

Education • Bachelor’s degree in Business Management, United States Air Force Academy • MBA in Finance, University of Pittsburgh

Edgewell | 2019 Proxy Statement	5

Director since 2018 Board Committees: • Audit • Finance

Joseph D. O’Leary

Mr. O’Leary retired from Petsmart, Inc. in 2014. He served in key leadership roles at various corporate and functional levels, including merchandising, marketing, supply chain and strategic planning at Petsmart. In his role at Human Touch, LLC, he created processes for sourcing product and improved the company’s domestic distribution center and transportation. In his role at Gap Inc., he supported significant growth by establishing an international distribution center and transportation network with management teams in each country. Later he ensured operational efficiency and store product availability by creating a supply chain strategy to support growth of 400 store openings per year and enhanced global sourcing processes as the SVP, Supply Chain Strategy and Global Logistics.

Mr. O’Leary brings to our Board his extensive experience in supply chain operations, marketing and merchandising. He also provides insightful expertise in executive management and leadership to our Board.

Previous Experience • Petsmart, Inc. (2006-2014) • President and Chief Operating Officer • Senior Vice President, Supply Chain

Public Company Boards

•  Francesca’s Holdings Corporation (since 2013)

•  Petsmart, Inc. (since 2015)

•  Sprouts Farmers Market, Inc. (since 2017)

Past Public Company Boards

•  Big Heart Pet (2014-2015)

Education

•  BA in Business, University of Portsmouth, Portsmouth, England

•  Sr. Executive Program, Columbia University

•  Director’s Consortium, Stanford University

Director since 2015 Board Committees: • Compensation • Finance

Rakesh Sachdev

Mr. Sachdev brings experience as both a chief executive officer and chief financial officer to our Board. His skills in both management and finance add valuable expertise. His knowledge of financial accounting, accounting principles and financial reporting rules and regulations, his experience in evaluating financial results and generally overseeing the financial reporting processes of a large public company, provide substantial insights.

Previous Experience

•  Element Solutions, Inc. (formerly Platform Specialty Products Corporation) (2016-2019)

•  Chief Executive Officer

•  Sigma-Aldrich Corporation (2008-2015)

•  President and Chief Executive Officer

•  Chief Financial Officer and Chief Administrative Officer

Public Company Boards

•  Element Solutions, Inc. (since 2019)

•  Regal Beloit Corporation (since 2007)

•  Non-Executive Chairman

•  Avantor, Inc. (since 2019)

•  Compensation Committee

•  Audit Committee

•  Sigma Aldrich Corporation (2010-2015)

Education

•  MBA, Indiana University Bloomington

•  MS in Mechanical Engineering, University of Illinois at Urbana-Champaign

•  B.Tech in Mechanical Engineering, Indian Institute of Technology, Delhi

6	Edgewell | 2019 Proxy Statement

Director since 2018 Board Committees: • Audit, Chair • Corporate Governance

Gary Waring

Mr. Waring retired from Ernst & Young LLP in 2017 after serving more than 35 years with the firm in various positions including coordinating audit and business advisory services for more than 200 clients in the consumer products, retail, distribution, manufacturing and technology industries. He has deep knowledge and practical working expertise with regulators and standard setters, including the SEC and Public Company Accounting Oversight Board. He has assisted dozens of companies plan and successfully navigate their IPO process and other public offerings and registration statements. Mr. Waring has been heavily involved in audits of internal controls over financial reporting beginning with the adoption of the Sarbanes-Oxley Act. In 2011, he moved to E&Y’s National Office Professional Practice Group where he was responsible for oversight and support of the Western Region Assurance practice in the areas of accounting and financial reporting, SEC reporting, audit and attestation standards, risk management, audit quality improvement, and internal inspection processes.

Mr. Waring brings more than 35 years of financial accounting and reporting experience to our Board. He provides extensive knowledge in strategic consulting and advising with acquisitions, divestitures, restructurings, internal controls and regulatory matters.

Mr. Waring does not currently serve on any other public company boards.

Previous Experience • Ernst & Young LLP (1981-2017) • Assurance Partner

Education

•  Retired CPA

•  BA in Accounting, Wittenberg University

•  Former Member, American Institute of Certified Public Accountants

•  Former Member, California Society of Certified Public Accountants

Edgewell | 2019 Proxy Statement	7

THE BOARD OF DIRECTORS AND EDGEWELL’S CORPORATE GOVERNANCE

STANDING COMMITTEES AND MEETINGS

	Board	Audit	Corporate Governance (1)	Compensation (1)	Finance	NECC (1)
Meetings held in Fiscal 2019	16	5	4	4	5	4

(1)

Effective November 9, 2018, our Board dissolved the Nominating and Executive Compensation Committee and established two new standing committees, the Compensation Committee and the Corporate Governance Committee. Except as otherwise noted in this Proxy Statement, all references to our Board committees are to the committees in place as of the date of this Proxy Statement.

Audit Committee: Our Audit Committee reviews Edgewell’s auditing, accounting, financial reporting and internal control functions. The committee is also responsible for engaging and supervising our independent accountants, resolving differences between management and our independent accountants regarding financial reporting, pre-approving all audit and non-audit services provided by our independent accountants, and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The Audit Committee also receives reports from the head of our internal audit department. Our Board has determined that all members of our Audit Committee are independent and financially literate in accordance with the criteria established by the SEC and the New York Stock Exchange (“NYSE”). Our Board has elected Gary K. Waring as chair of the Audit Committee and has determined that Messrs. Waring and Black are audit committee financial experts, as defined by SEC guidelines. The Audit Committee’s charter can be viewed on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Audit Committee Charter.” Information on our website does not constitute a part of this Proxy Statement.

Compensation Committee: Our Compensation Committee sets the compensation of our executive officers, administers our incentive stock plans and grants equity-based awards, including performance-based awards, under those plans. The committee also administers and approves performance-based awards under our executive officer bonus plan, establishes performance criteria for performance-based awards, monitors management compensation and benefit programs, reviews principal employee relations policies, and conducts evaluations of our Company’s performance in the areas of diversity and inclusion in our workforce. Our Compensation Committee also has responsibility for reviewing a risk assessment of our compensation policies and practices and overseeing plans for leadership development and succession. Our Board has determined that all members of our Compensation Committee are non-employee directors and are independent, as defined in the listing standards of the NYSE. No member of the Compensation Committee is or has been an officer or employee of our Company or any of our subsidiaries. In addition, no member of the committee had any relationships with our Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC. At the beginning of each fiscal year, the Compensation Committee reviews and approves compensation for our executive officers, including any merit increases to base salary, our annual cash bonus program, long-term equity incentive awards, and performance targets under those programs and awards. The committee members base these determinations on their review of competitive market data from our peer group, shareholder views, including the results of the most recent advisory vote on executive compensation, and the recommendations of the chief executive officer and our human resources department. Meridian Compensation Partners LLC (“Meridian”), the committee’s compensation consultant, conducts an in-depth annual review of our compensation practices, and those of our peer group, in order to support the committee’s review process. Meridian also advises the committee on the competitiveness of our executive compensation programs. For more information on the committee’s review process and Meridian’s assistance to the committee, as well as on compensation consultants retained by our Company, see “Executive Compensation—Compensation Discussion and Analysis.” Meridian also advises the Corporate Governance Committee during its review of compensation for non-employee directors. The Compensation Committee’s charter can be viewed on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Compensation Committee Charter.” Information on our website does not constitute a part of this Proxy Statement.

Corporate Governance Committee: Our Corporate Governance Committee is responsible for recommending to our Board nominees for election as directors and executive officer appointments, as well as committee memberships and compensation and benefits for directors. The committee also has responsibility for administering our stock ownership guidelines for non-executive directors, conducting the annual self-assessment process of our Board and committees, and reviewing our Corporate Governance Principles and committee charters. Our Corporate Governance Committee also monitors our Company’s positions and responses to significant public policy issues, including our compliance with applicable laws, and our actions in furtherance of our Company’s corporate social responsibility objectives. Our Board has determined that all members of our Corporate Governance Committee are non-employee directors, and are independent, as defined in the listing standards of the

8	Edgewell | 2019 Proxy Statement

NYSE. The Corporate Governance Committee’s charter can be viewed on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Corporate Governance Committee Charter.” Information on our website does not constitute a part of this Proxy Statement.

Finance Committee: Our Finance Committee reviews our financial condition, objectives and strategies, and acquisitions and other major transactions, and makes recommendations to our Board concerning financing requirements, our stock repurchase program and dividend policy, foreign currency management and pension fund performance. Our Board has determined that all members of our Finance Committee are non-employee directors, and are independent, as defined in the listing standards of the NYSE. The Finance Committee’s charter can be viewed on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Finance Committee Charter.” Information on our website does not constitute a part of this Proxy Statement.

During fiscal 2019, all directors attended 75% or more of our Board meetings and meetings of the committees on which they served at the time of their period of service. Under our Corporate Governance Principles, each director is highly encouraged to attend our annual meeting of shareholders each year, preferably in person. All directors in office during the 2019 Annual Meeting of Shareholders attended the meeting, with the exception of Mr. Waring due to medical issues.

Edgewell | 2019 Proxy Statement	9

CORPORATE GOVERNANCE, RISK OVERSIGHT AND DIRECTOR INDEPENDENCE

## Board Stucture and Practices

- Our Board has an independent chairman
- Each of our Board members is elected annually
- We have majority voting for our director elections
- 10 of our 11 Board nominees are independent
- We have adopted proxy notice and access
- Our independent directors meet frequently in executive session
- Our Board and committees engage in annual self-assessments
- Our Board continuously assesses refreshment
- Our directors' service is limited by age

## Risk Management and Compensation

- Our Board actively oversees our risk management practices, fostering a risk-aware culture while encouraging thoughtful risk taking
- Our Code of Conduct and Insider Trading Policy prohibit inappropriate trading activites, including hedging and pledging arrangements
- We have stock ownership requirements for Executive Leadership Team members and guidelines for directors
- Our Board is actively engaged in managing talent and long-term succession planning

## Social Responsibilities and Other Shareholder Concerns

- We engage with our shareholders on key issues
- We post a Sustainable & Ethical Operations Report on our website
- We have articulated on our website our commitment to sustainability, gender equality and diversity
- We have adopted a "Whistle blower" policy prohibiting company employees from retaliating or taking adverse action against anyone for raising a concern

10	Edgewell | 2019 Proxy Statement

Risk Oversight and Risk Management

Our Board, acting both directly and through its committees, is actively involved in oversight of the significant risks affecting our business. The risk oversight activities of our Board and committees are informed by our management’s risk assessment and risk management processes. Our Board’s role in risk oversight is consistent with our Company’s leadership structure, with management having day-to-day responsibility for assessing and managing our Company’s risk exposure and our Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing our Company.

Performs a central oversight role with respect to financial and compliance risks and meets with our independent auditors outside the presence of senior management. It also regularly receives reports regarding our internal controls and compliance risks viewed as most significant, along with management’s processes for seeking to maintain compliance within an internal controls environment.	Responsible for conducting appropriate reviews of compensation practices as they relate to risk management.	Responsible for oversight of financial and risk management strategy and practices. Periodically reviews the Company’s significant financial exposures, overall risk management plans, and major insurance policies.	Responsible for identifying
persons qualified to serve
as members of the Board
and reporting to the
Board on prospective
candidates, as well as
recommending Board
Committee assignments.
It also routinely monitors
corporate governance
developments and trends
and oversees our
Company’s positions and
responses to significant
public policy issues.

Although we have devoted significant resources to develop our risk management policies and procedures, these policies and procedures, as well as our risk management techniques, may not be fully effective. In addition, there may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated. In either case, we could suffer losses and our results and financial position could be materially adversely affected.

Edgewell | 2019 Proxy Statement	11

Business Practices and Standards of Conduct

Our Business Practices and Standards of Conduct are designed to provide guidance on and articulate our commitment to several key matters such as safety and health, protecting the environment, use of company resources, and promoting a harassment-free work environment. It also addresses certain legal and ethical facets of integrity in business dealings with suppliers, customers, investors and the governments that regulate us. We assess global compliance with this policy annually.

Our Supplier Code of Conduct sets forth our Company’s basic expectations for environmental, labor, supplier working conditions and ethical practices that suppliers are expected to meet in order to do business with Edgewell. We believe we hold our suppliers to a high standard and use a risk-based approach to audit suppliers for ongoing compliance.

Sustainability

Our Company places a high priority on operating in a responsible and respectful manner. We are committed to doing better, and applying this vision across our business, from the way that we all work together to the way that we develop and distribute our products. We believe that sustainable operations are both financially beneficial and critical to the health of the communities in which we operate. Therefore, our Sustainable Development Mission, derived directly from our organizational values and one of our leadership strategies, is to “do the right thing” in conducting our business in an effort to ensure that we preserve the environment for future generations and provide a safe and healthy working environment for colleagues while promoting the continued success of our commercial enterprise. At the core of our sustainability efforts are three pillars:

Committee Charters, Governance and Codes of Conduct

The charters of the committees of our Board of Directors and our Corporate Governance Principles have been posted on our website at www.edgewell.com, under “Investors,” then “Corporate Governance.” Information on our website does not constitute part of this Proxy Statement. Our code of business conduct and ethics applicable to the members of our Board, as well as the code applicable to our officers and employees, have also been posted on our website. You can view our codes of conduct on our Company’s website, www.edgewell.com, under “Company,” click on “Sustainability,” then click “Codes of Conduct.”

12	Edgewell | 2019 Proxy Statement

Copies of the committee charters, the Corporate Governance Principles and the codes of conduct will be provided, without charge, to any shareholder upon request directed in writing to our Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484.

Director Independence

Our Corporate Governance Principles, adopted by our Board, provide that a majority of our Board, and the entire membership of the Audit, Compensation and Corporate Governance Committees of our Board, will consist of independent, non-employee directors who meet the criteria for independence required by the NYSE listing standards. In addition, our Corporate Governance Principles provide that there may not be at any time more than two employee directors serving on our Board.

A director will be considered independent if he or she does not have a material relationship with us, as determined by our Board. To that end, our Board, in the Corporate Governance Principles, has established guidelines for determining whether a director is independent, consistent with the listing standards of the NYSE. A director will not be considered independent if:

•

within the last three years, the director was employed by us or one of our subsidiaries, or an immediate family member of the director was employed by us or one of our subsidiaries as an executive officer;

•

(i) the director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time; or

•

any of our present executive officers served on the compensation committee of another company that employed the director or an immediate family member of the director as an executive officer within the last three years.

The following business and professional relationships will be considered material:

•

a director or an immediate family member is an executive officer, or the director is an employee, of another company which has made payments to, or received payments from, us and the payments to, or amounts received from, that other company in any of the last three fiscal years, exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•

a director or an immediate family member, during any 12-month period within the last three years, received more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

a director is an executive officer of a charitable organization and our annual charitable contributions to the organization (exclusive of gift-match payments), in any single fiscal year within any of the last three years, exceed the greater of $1 million or 2% of such organization’s total charitable receipts;

•	a director is a partner of, or of counsel to, a law firm that, in any of the last three years, performed substantial legal services to us on a regular basis; or

•	a director is a partner, officer or employee of an investment bank or consulting firm that, in any of the last three years, performed substantial services to us on a regular basis.

For relationships not described above or otherwise not covered in the above examples, a majority of our independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE listing standards. We have also considered and determined that members of our Audit Committee and Compensation Committee satisfy the additional independence requirements of the NYSE and SEC for such committees.

Director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships with our Company that might impair a director’s independence. Every year, we submit a questionnaire to each director and executive officer, in addition to conducting our own internal review, for the purpose of identifying certain potentially material transactions or relationships between each director, or any member of his or her immediate family, and our Company, our senior management and our independent auditor.

Edgewell | 2019 Proxy Statement	13

Pursuant to that review, our Board considered the independence of:

•

Daniel Heinrich, as Mr. Heinrich’s son-in-law was, until November 15, 2018, an employee of PricewaterhouseCoopers LLP (“PwC”), our Company’s independent auditors. Our Company has engaged PwC as our independent auditors since 2000, prior to Mr. Heinrich’s appointment to our Board. Our Board noted that at no time during his employment at PwC was his son-in-law a partner or worked on the audit of our Company or otherwise provided services to our Company and determined that his son-in-law’s prior employment with PwC did not impact Mr. Heinrich’s independent status on our Board.

•

James Johnson, as Mr. Johnson serves on the board of directors of HanesBrands Inc. Our Company and HanesBrands Inc. each own 50% of Playtex Marketing Corporation, which holds certain Playtex brand trademarks. Our Board determined that Mr. Johnson’s co-membership on the HanesBrands Inc. board does not impact his independent status on our Board.

•

Rakesh Sachdev, as Mr. Sachdev’s daughter was, until April 2019, an employee of Strategy&, the global strategy consulting unit of PwC. Our Company has engaged PwC as our independent auditors since 2000, prior to Mr. Sachdev’s appointment to our Board. Our Board noted that at no time during her employment was Mr. Sachdev’s daughter a partner of PwC nor did she work on the audit of our Company or otherwise provide services to our Company and determined that her prior employment did not impact Mr. Sachdev’s independent status on our Board.

Our Board also determined that no arrangement or understanding exists between any director or executive officer of our Company and any other person pursuant to which any of them were selected as a director or executive officer. Accordingly, based on the responses to the 2019 questionnaire and the results of its review, our Board has affirmatively determined that all directors, other than Rod Little, are independent from management.

Director Nominations

The Corporate Governance Committee is responsible for recommending candidates for election to our Board of Directors, consistent with the requirements for membership set forth in our Corporate Governance Principles. Those requirements include integrity, independence, diligence, diversity, energy, forthrightness, analytical skills and a willingness to challenge and stimulate management, and the ability to work as part of a team in an environment of trust. The principles also indicate our Board’s belief that each director should have a basic understanding of (i) our principal operational and financial objectives, plans and strategies, (ii) our results of operations and financial condition, and (iii) the relative standing of our Company and our business segments in relation to our competitors. In addition to those standards, the committee seeks directors who will effectively represent the interests of our shareholders, and who bring to our Board a breadth of experience from a variety of industries, geographies and professional disciplines. Although our Company does not have a formal policy with respect to diversity matters, our Board also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. The committee reviews its effectiveness in balancing these considerations when assessing our Board’s composition. The committee is also responsible for articulating and refining specific criteria for Board and committee membership to supplement, as appropriate, the more general criteria set forth in our Corporate Governance Principles.

The Corporate Governance Committee expects a high level of commitment from Board members and evaluates each candidate’s leadership and experience, skills, expertise and character traits, including the candidate’s ability to devote sufficient time to Board and committee meetings in light of other professional commitments. The committee also reviews whether a potential candidate meets Board and/or committee membership requirements, as set forth in our Corporate Governance Principles, determines whether a potential candidate is independent according to our Board’s established criteria, and evaluates the potential for a conflict of interest between the director and our Company.

Historically, when vacancies have occurred, or when our Board determined that increasing its size was appropriate, candidates have been recommended to the committee by other Board members or the chief executive officer. The committee, however, will consider and evaluate any shareholder-recommended candidates by applying the same criteria used to evaluate candidates recommended by directors or management. The committee also has authority to retain a recruitment firm if it deems it advisable. Shareholders who wish to suggest an individual for consideration for election to our Board of Directors may submit a written nomination to our Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484, along with the shareholder’s name, address and number of shares of common stock beneficially owned; the name of the individual being nominated and number of shares of common stock beneficially owned by the nominee; the candidate’s biographical information, including age, business and residential addresses, and principal occupation for the previous five years, and the nominee’s consent to being named as a nominee and to serving on our Board. A description of factors qualifying or recommending the nominee for service on our Board would also be helpful to the Corporate Governance

14	Edgewell | 2019 Proxy Statement

Committee in its consideration. To assist in the evaluation of shareholder-recommended candidates, the committee may request that the shareholder provide certain additional information required to be disclosed in our proxy statement under Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). If the committee determines a candidate, however proposed, is suitable for Board membership, it will make a recommendation to our Board for its consideration.

Under our bylaws, shareholders may also nominate candidates for election at an annual meeting of shareholders. See “Shareholder Proposals for the 2021 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting but will not be included in our Company’s proxy materials prepared for the meeting.

Stock Ownership Guidelines

In order to help align the financial interests of our non-employee directors with those of our shareholders, our Corporate Governance Principles provide that our non-employee directors must maintain ownership of our common stock with a value of at least five times the director’s annual base retainer, excluding any supplemental amounts for the roles of chairman and committee chair. New directors are given a period of five years to attain full compliance with these requirements.

For purposes of these determinations, stock ownership includes shares of our common stock which are owned directly or by family members residing with the director, or by family trusts, as well as vested options, vested and deferred restricted stock equivalents and unvested restricted stock equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to a director under our savings investment plan or our deferred compensation plan. As of September 30, 2019, each non-employee director, with the exception of James C. Johnson, who has served on our Board for longer than five years, was in compliance with the guidelines.

Communicating Concerns to our Board

We have established several means for shareholders or others to communicate their concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concern should be submitted in writing to Gary K. Waring, the chairman of our Audit Committee, in care of our Corporate Secretary at our headquarters address, 6 Research Drive, Shelton, Connecticut 06484. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to James C. Johnson, the chairman of our Corporate Governance Committee, or R. David Hoover, the chairman of our Finance Committee, in care of our Corporate Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Corporate Secretary at our headquarters address.

Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call Navex Global’s EthicsPoint, our external service provider, toll-free at 855-405-6557, or by leaving a message at our confidential web address: www.edgewell.ethicspoint.com.

Edgewell | 2019 Proxy Statement	15

DIRECTOR COMPENSATION

We provided several elements of compensation to our directors for service on our Board during fiscal 2019. The Corporate Governance Committee, which makes recommendations to the full Board regarding director compensation, strives to set director compensation at the 50th percentile of the peer group. This peer group, which can be found under “Executive Compensation—Compensation Discussion and Analysis—Compensation Benchmarking,” has been selected for purposes of evaluating our executive compensation based on market data provided by the committee’s independent consultant, Meridian.

Elements of Non-Employee Director Compensation for Fiscal 2019
Compensation Elements	Compensation Amounts
Annual Retainer (1)	$100,000
Chairman of the Board Annual Retainer	$ 50,000
Lead Independent Director Annual Retainer (2)	$ 25,000
Committee Chair Annual Retainer (3)
Audit Committee	$ 20,000
Compensation Committee	$ 20,000
Finance Committee	$ 20,000
Corporate Governance Committee	$ 20,000
Annual Restricted Stock Equivalent Award (4)	$125,000
New Director Restricted Stock Equivalent Award (5)	$100,000

(1)

All non-employee directors receive an annual retainer for serving on our Board and its committees. Mr. Little receives no compensation for his service on our Board other than his compensation as the President and Chief Executive Officer of our Company. Prior to his retirement, Mr. Hatfield received no compensation for his service on our Board other than his compensation as the President and Chief Executive Officer of our Company.

(2)	The Lead Independent Director position was eliminated when Mr. Hatfield retired on March 1, 2019 and Mr. Hunter was appointed Non-Executive Chairman of the Board.
(3)

The committee chair annual retainer has been revised to reflect the replacement of the Nominating and Executive Compensation Committee (the “NECC”) with two new committees, the Compensation Committee and the Corporate Governance Committee, which changes to our committee structure were made effective November 9, 2018.

(4)

All non-employee directors received an annual restricted stock equivalent award under our 2018 Stock Incentive Plan immediately following the annual meeting of shareholders. This award vests one day prior to the following year’s annual meeting. Directors have the option to defer the delivery of shares upon vesting of this award.

(5)	New non-employee directors that may be appointed or elected to our Board receive an initial restricted stock equivalent award. This award vests three years from the date of grant.

Non-employee directors are permitted to defer all or a portion of their retainers and fees under the terms of our deferred compensation plan. Deferrals may be made into (i) the Edgewell common stock unit fund, which tracks the value of our common stock; or (ii) the prime rate option, under which deferrals are credited with interest at the prime rate quoted by The Wall Street Journal. Deferrals in the deferred compensation plan are paid out in a lump sum in cash within 60 days following the director’s termination of service on the Board.

16	Edgewell | 2019 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Robert W. Black (4)	$ 91,667	$120,830	$0	$212,497
George R. Corbin (4)	$ 91,667	$120,830	$0	$212,497
Daniel J. Heinrich (5)	$110,000	$125,000	$0	$235,000
Carla C. Hendra	$100,000	$125,000	$0	$225,000
R. David Hoover (5)	$128,333	$125,000	$0	$253,333
John C. Hunter, III (5)	$140,833	$125,000	$0	$265,833
James C. Johnson (5)	$116,667	$125,000	$0	$241,667
Elizabeth Valk Long	$100,000	$125,000	$0	$225,000
Joseph D. O’Leary (6)	$100,000	$131,250	$0	$231,250
Rakesh Sachdev	$100,000	$125,000	$0	$225,000
Gary K. Waring (5) (6)	$116,667	$131,250	$0	$247,917

(1)

This column reflects retainers earned during fiscal 2019. Ms. Long elected to defer her entire annual retainer of $100,000 under the terms of our deferred compensation plan into the Edgewell common stock unit fund.

(2)

This column reflects the aggregate grant date fair value, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Section 718, of the restricted stock equivalent awards granted on February 1, 2019 under our 2018 Stock Incentive Plan as described in the narrative above. Refer to “Note 13. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for further discussion. The number of unvested restricted stock equivalents held by our directors as of September 30, 2019, was as follows: Messrs. Heinrich, Hoover, Hunter, Johnson, Sachdev and Mss. Hendra and Long, 3,156 each; Messrs. Black and Corbin, 5,241 each; and Messrs. O’Leary and Waring, 5,320 each. The number of vested restricted stock equivalents deferred until retirement from our Board held by our directors as of September 30, 2019, was as follows: Mr. Heinrich, 10,150; Ms. Hendra, 6,731; Mr. Hoover, 13,739; Mr. Hunter, 5,117; Mr. Johnson, 8,633; Ms. Long, 5,579; Mr. Sachdev, 6,731; and Mr. Waring, 676. Messrs. Black, Corbin, O’Leary and Waring received restricted stock equivalent awards after they became members of our Board. For Messrs. O’Leary and Waring, the effective date of their appointment to our Board was October 1, 2018; and for Messrs. Black and Corbin the effective date of their appointment to our Board was October 28, 2018.

(3)	The following items are not included within the above disclosure of director compensation:
(i)

The directors are covered under the terms of our general directors’ and officers’ liability insurance policies, the premiums for which are a general expense of our Company. We do not obtain a specific policy for each director or for the directors as a group.

(ii)	We provide transportation and lodging for out-of-town directors attending Board and committee meetings.
(iii)

The directors may make requests for contributions to charitable organizations from our Company’s charitable trust, which we have funded from time to time. The trustees of that trust, all of whom are employees of our Company, have determined to honor such requests that are in accordance with the charitable purpose of the trust, and which do not exceed $10,000 in any year. The directors may request contributions in excess of that amount, but such requests are at the sole discretion of the trustees. All contributions are made out of the funds of the trust and are not made in the name of the requesting director. Our Company will continue to honor requests under the charitable trust guidelines as long as funds exist at an appropriate level to do so.

(iv)	The non-employee directors may be provided from time to time with samples of our products with an incremental cost of less than $50.
(4)

Messrs. Black and Corbin received pro-rata fee payments as they were not directors for the full first quarter of their service. They each received a sign-on grant with a value of $100,000 plus a pro-rata annual grant with a value of $20,830.

(5)

Mr. Heinrich received pro-rata payments in the first quarter of calendar year 2019 Q1 for his position as Audit Committee Chair, and in the third quarter of calendar year 2019 for his position as Compensation Committee Chair. Mr. Hoover received a pro-rata payment during the second quarter of calendar year 2019 due to the elimination of the Lead Independent Director position. Mr. Hunter received pro-rata payments in the second and third quarters of calendar year 2019 for time served as our Non-Executive Chairman, and Compensation Committee Chair. Mr. Johnson received a pro-rata payment in the first quarter of calendar year 2019 for his position as Corporate Governance Committee Chair. Mr. Waring received a pro-rata payment in the first quarter of calendar year 2019 for his position as Audit Committee Chair.

(6)	Messrs. O’Leary and Waring each received a sign-on grant with a value of $100,000 plus a pro-rata annual grant with a value of $31,250.

Edgewell | 2019 Proxy Statement	17

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee, in accordance with authority granted in its charter by our Board, appointed PricewaterhouseCoopers LLP (“PwC”) as our Company’s independent auditor for the 2019 fiscal year. PwC has served as our independent auditor since 2000, and PwC has begun certain work related to the 2020 fiscal year audit as approved by the Audit Committee. Information on independent auditor fees for the last two fiscal years is set forth below. Our Board and the Audit Committee believe that the retention of PwC to serve as independent auditor is in the best interests of our Company and shareholders. In making this determination, our Board and the Audit Committee considered a number of factors, including:

•	Audit Committee members’ assessment of PwC’s performance;

•	Management’s assessment of PwC’s performance;

•	PwC’s independence and integrity;

•	PwC’s fees and the quality of services provided to Edgewell; and

•	PwC’s global capabilities and knowledge of our global operations.

A representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

Although NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, we are providing shareholders with the means to express their views on this matter. Although this vote will not be binding, in the event our shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.

Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for ratification.

THE MEMBERS OF THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS

RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF

PWC AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2020.

Audit Committee Pre-Approval Policy

The Audit Committee has a formal policy concerning approval of all services to be provided by our independent auditor, including audit, audit-related, tax and other services. The policy requires that all services the auditor may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular committee meetings, provided he reports to the committee at the next regular meeting. Early in each fiscal year, the Audit Committee approves the list of planned audit and non-audit services to be provided by the auditor during that year, as well as a budget estimating spending for such services for the fiscal year. Any proposed services exceeding the maximum fee levels set forth in that budget must receive specific pre-approval by the Audit Committee. The Audit Committee approved all services provided by PwC during fiscal 2019 and fiscal 2018.

18	Edgewell | 2019 Proxy Statement

Services Provided by PricewaterhouseCoopers LLP

The following table discloses fees paid to PwC for the following professional services rendered during the last two fiscal years:

•

Audit Fees—These are fees for professional services performed by PwC for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our 10-Q filings, and audit services that are normally provided in connection with statutory and regulatory filings or engagements.

•

Audit-Related Fees—These are fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. This includes: equity and debt offering related services; due diligence related to mergers and acquisitions; internal control reviews; attestations by PwC that are not required by statute or regulation; and consulting on financial accounting and reporting standards.

•

Tax Fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for Edgewell and our consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.

•

All Other Fees—These are fees for other permissible work performed by PwC that does not meet the above category descriptions. All Other Fees for fiscal 2018 included services provided in conjunction with assisting our Company in the assessment of trading environment impacts and strategies related to Brexit.

Fees Paid to PricewaterhouseCoopers LLP (in thousands)
Type	FY 2018	FY 2019
Audit Fees	$3,326	$3,016
Audit-Related Fees	10	15
Tax Fees	195	168
All Other Fees	56	0
Total Fees	$3,587	$3,199

Edgewell | 2019 Proxy Statement	19

AUDIT COMMITTEE REPORT

The Audit Committee of Edgewell’s Board of Directors assists the Board in its oversight of corporate governance by overseeing the quality and integrity of Edgewell’s accounting, auditing, and reporting practices. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available at Edgewell’s Investor Relations site, http://ir.edgewell.com/, under “Corporate Governance.” The Audit Committee consists entirely of non-employee directors that are independent, as required by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). Further, the Board has determined that Messrs. Waring and Black are audit committee financial experts, as defined by SEC guidelines.

Management is responsible for the Company’s internal controls and the financial reporting process. Edgewell’s independent accountants, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes on behalf of the Board.

The Audit Committee has oversight responsibilities for reviewing the services performed by PwC and retains sole authority to select, evaluate and replace the outside auditors. In fulfilling its oversight responsibilities, the committee discusses PwC’s overall scope and execution of the annual audit, as well as other matters required to be discussed by PCAOB auditing standards. The Audit Committee is responsible for approval of the proposed audit fees and annually evaluates the qualifications, performance and independence of PwC and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee is directly involved in the selection of the new lead audit partner.

The Audit Committee has received the written disclosures from PwC required by the applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PwC with members of that firm. In doing so, the committee considered whether the non-audit services provided by PwC were compatible with its independence. The committee concluded that the independent auditors’ independence has not been impaired.

The Audit Committee selected PwC as the Company’s independent registered public accountants for fiscal year 2020, subject to shareholder ratification. PwC has served as the Company’s independent registered public accounting firm since 2000, and the current lead partner has been engaged since fiscal year 2016 and will rotate off after completion of the fiscal year 2020 audit. The Audit Committee considered several factors in selecting PwC, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, their familiarity with the Company’s business and internal control over financial reporting, as well as the potential impact of changing independent auditors.

With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2019, management of the Company has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles. The committee has met with management, the internal auditors and PwC, with and without management present, to discuss the results of their examination, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant accruals, reserves and allowances, critical accounting policies and estimates and risk assessment.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended September 30, 2019 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

Respectfully submitted,

Gary K. Waring, Chairperson

Robert W. Black

John C. Hunter, III

Elizabeth Valk Long

Joseph D. O’Leary

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

20	Edgewell | 2019 Proxy Statement

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our shareholders to provide non-binding advisory approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. We encourage shareholders to review the “Compensation Discussion and Analysis” for details regarding our executive compensation programs. Our shareholder advisory vote on executive compensation was approved by a significant majority of shareholders, with approximately 94% of the votes cast in favor of the advisory resolution at our 2019 Annual Meeting of Shareholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices that we use. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests. Our compensation programs are designed to enable and reinforce our Company’s overall business strategy by aligning pay with achievement of short and long term financial and strategic objectives, while providing a competitive level of compensation which is needed to recruit, retain and motivate talented executives critical to our success. For a more detailed discussion of our fiscal 2019 compensation program, see “Executive Compensation – Compensation Discussion and Analysis.”

In particular, during fiscal 2019, the Compensation Committee:

•

Established a short-term performance incentive plan for fiscal 2019 for the named executive officers that provided an annual cash bonus based upon satisfaction of performance targets measured under multiple metrics:

¡	Adjusted EBITDA, to encourage the executives to deliver on bottom-line results;
¡	Adjusted net sales growth, to reward top-line growth and strong operating performance; and
¡	Adjusted net working capital as a percentage of net sales, to encourage improved management of working capital.

This short-term incentive program resulted in a combined weighted payout of 67.5% (see page 24 for further information) of the target bonus amount for our executive officers based on outcomes under these performance metrics, reinforcing our pay-for-performance philosophy that makes executive compensation significantly contingent upon achievement of performance goals.

•

Approved long-term incentive plan grants of performance-based and time-based restricted stock equivalents and stock options. The Performance Restricted Stock Equivalents (“PRSEs”) are subject to satisfaction of specified Adjusted EPS performance targets for our Company’s 2021 fiscal year, specified adjusted cumulative free cash flow (“FCF”) as a percent of cumulative Adjusted Net Sales and Project Fuel savings for the three-year period commencing on October 1, 2018 and ending on September 30, 2021, making the vesting of this award contingent upon our executives delivering significant compounded earnings growth and sales growth over the three-year measurement period. With two-thirds of the value of the long-term incentive awards consisting of PRSEs and stock options, the Compensation Committee believes it has emphasized our compensation principle of ‘alignment with shareholder interests,’ with our executives’ long-term incentive compensation tied directly to successful Company performance and the best interests of our shareholders. In recognition of the importance of Project Fuel in reducing costs which can then be invested in resources to support our strong brands, the Compensation Committee also approved an award of PRSEs with a three-year performance period to align with the Project Fuel timeline.

Our Board believes our Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals. Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

RESOLVED, that the shareholders of Edgewell approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for approval of the advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

UNDER “EXECUTIVE COMPENSATION.”

Edgewell | 2019 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The following narratives and tables discuss the compensation paid in fiscal 2019 to our chief executive officer, chief financial officer, and our other three most highly compensated executive officers serving at the end of fiscal 2019, whom we refer to collectively as our “named executive officers” as well as one former executive officer who would have been a named executive officer had he been serving at the end of fiscal 2019. This includes:

NEO	Role	FY 2019 Time in Role
Rod R. Little	President and Chief Executive Officer	Since March 1, 2019
	Chief Financial Officer	Through February 28, 2019
Daniel J. Sullivan	Chief Financial Officer	Hired April 1, 2019
Colin A. Hutchison	Chief Operating Officer	Full Year
John N. Hill	Chief Human Resources Officer	Full Year
Marisa B. Iasenza	Chief Legal Officer and Corporate Secretary	Full Year
David P. Hatfield	Former Chairman, President and Chief Executive Officer	Retired March 1, 2019

We ended 2019 with the following key financial results1:

In 2019, we largely delivered on the financial commitments we made to ourselves, our board, and our shareholders while executing on several transformative initiatives. The results below show how we are positioning ourselves to win as a new, agile personal care company.

Fiscal Year 2019 Highlights:

Edgewell and Harry’s Combination

In May 2019, following a thorough assessment of our performance in challenging category environments and review of all value creation levers, we announced our proposed combination with Harry’s Inc. (“Harry’s”), a leading direct-to-consumer (DTC) company, which has successfully disrupted the consumer-packaged goods (“CPG”) industry. The combination will create a highly capable, next-generation consumer products company that produces category-leading growth and value. Specifically, the combination will allow us to create a unique consumer-centric platform to launch new brands and products across the CPG industry, will combine our leading technology and manufacturing capabilities with Harry’s best-in-class modern branding and design capabilities, and will leverage shared product know-how and unique expertise in brand building and direct-to-consumer marketing into adjacent categories. With an anticipated closing in early 2020, our executive leadership team have been executing on a detailed integration roadmap that will enable a seamless day 1 launch, that will enable the combined company to build new brands that differentially meet consumer needs, and deliver meaningful cost and revenue synergies.

At closing, certain Harry’s employees and members of Harry’s executive team, as recommended by Harry’s co-founders, Andy Katz-Mayfield and Jeff Raider, and approved by our CEO, Rod Little, will be eligible to participate in a Management Incentive Plan (“MIP”), which is designed to retain key talent, create ownership thinking in the combined company, and reward result-focused behavior. See page 36 for more details.

[1]	See Appendix A for reconciliation and other information about these non-GAAP financial measures.

22	Edgewell | 2019 Proxy Statement

Portfolio Transformation

Fiscal 2019 saw us focus on re-shaping and simplifying our brand portfolio while shifting to a consumer and brand-led focus with compelling and agile innovation. This is a continuation of our re-defined focus on our categories, along with broader category definitions that will allow us to move into growth territory. We believe re-defining our product portfolio with the goal of creating a strong, consumer-focused CPG company, reinforced by a robust and compelling innovation program, is key to growth and value creation. To that end, fiscal 2019 saw continued simplification and strengthening of our brand architecture in our wet shave and sun care categories, with our Schick® and Wilkinson Sword® master brands and their sub-brands like Hydro®, Intuition®, Quattro®, and Extreme®. Moreover, our strong free cash flow generation contributed capital to execute the transformational combination with Harry’s.

During fiscal 2019 we embarked on a strategic review of our feminine care and infant care businesses in order to best position our Company for growth and value creation. Following our strategic review of the feminine care business, we elected to retain the business at this time. Given improving business trends and an outlook for solid EBITDA and cash contribution going forward, we determined that there is currently more opportunity for value creation and de-leveraging by retaining the business. Our executive leadership team is spearheading the development of plans that will leverage the latent value proposition for the category, including a revised operating model for the business, focused on improved brand building and trade execution and greater autonomy and increased capabilities across the feminine care organization.

In October 2019, we announced the sale of our infant and pet care businesses. The sale will allow us to reshape our Company and focus on our core personal care brands, while realizing cost savings, enabling us to pay down debt, driving growth, and delivering superior returns for shareholders.

Continued Product Innovation

Fiscal 2019 saw continued emphasis on new product development and launches across our portfolio: in our sun and skin care segment, the launch of our Banana Boat® Simply Protect™ Sensitive hypoallergenic and oxybenzone and paraben-free sunscreen lotion and a new and improved formula with breakthrough “clinically-proven” claim for our Ultra Sport™ sunscreen lotion; the launch of our Hawaiian Tropic® Antioxidant Plus Refresh Sunscreen mist spray-- representing a new beauty format; in our feminine care segment, the launch of several innovative products, including our CAREFREE® ACTI-FRESH® liners, Playtex® Stella™ compact tampons, and our o.b.® Organic™ tampon with plant-based applicator; and, in our wet shave segment, the launch of our Xtreme 3® Pivot Ball™ disposable razor, our Goodfellow & Co. razor launched exclusively at Target, and The Closer™ 5-Blade Cartridge Razor from Jack Black®.

Project Fuel

Project Fuel is an enterprise-wide transformational initiative, launched in the second fiscal quarter of 2018, designed to address all aspects of our business and cost structure, simplifying and transforming the organization, structure and key processes that will enable us to achieve our desired future state operations. Since introduction, our executive leadership team have implemented our Zero-Based Spending (“ZBS”) and global productivity initiatives, including a new global restructuring initiative, to generate an anticipated $225 to $240 million in total annual gross savings by the end of the 2021 fiscal year. It is expected that the savings generated will be used to fuel investments and brand building in strategic growth initiatives, offset anticipated operational headwinds from inflation and other rising input costs, improve the overall profitability and cash flow of the Company, and allow us to make strategic acquisitions in our core categories. Project Fuel restructuring charges were $55.6m for fiscal 2019, bringing cumulative Project Fuel restructuring charges to $95.5m. Additionally, capital expenditures for Project Fuel were $31.4m in fiscal 2019, bringing cumulative capital expenditures for Project Fuel to $33.7m. We achieved gross savings of $122 million in fiscal 2019 through the initiatives of Project Fuel, which is in line with our savings targets for the program. As of the end of fiscal 2019, we remain on track to reach our savings targets set for Project Fuel.

How Pay Was Tied to the Company’s Performance in Fiscal Year 2019

Our fiscal year 2019 results and compensation decisions continue to illustrate application of our pay-for-performance philosophy, with pay being driven by performance in the following ways:

•

Fiscal Year 2019 Base Salary. Except for increases in connection with promotions and new hiring and in keeping with our pay-for-performance policy, there were no base salary increases to the existing executive officers for fiscal 2019.

Edgewell | 2019 Proxy Statement	23

•	Fiscal Year 2019 Annual Incentive Payout. For the Executive Officer Bonus Program for fiscal 2019, the combined weighted payout for these named executive officers was 67.5% of the target amount[2]:
¡	Adjusted EBITDA for the period was $402.0 million, resulting in awards payable under the plan at 90.9% of target with respect to this performance metric.
¡	Adjusted Net Sales for the period was $2,152.8 million, resulting in awards payable under the plan at 88.9% of target with respect to this performance metric.
¡	Adjusted Net Working Capital as a Percent of Net Sales for the period was 16.1%, which resulted in awards payable under the plan at 0% with respect to this performance metric.

•

Fiscal Year 2019 Long-Term Incentive Payout. The performance metric for our Long-Term Incentive award is the adjusted diluted EPS of our Company for the 2019 fiscal year. The Company released its earnings on November 12, 2019. In keeping with our Company’s pay-for-performance philosophy, the performance criteria for this grant were not met and these performance stock equivalents were cancelled in their entirety.

Principles of the Edgewell Compensation Program

We believe that the long-term success of Edgewell depends on the talents of our executive officers and the alignment of their compensation with the interests of the Company and our shareholders. Our ability to attract, retain, and motivate our executive officers is influenced in large part by our compensation program. The guiding principles of our compensation program include a “pay-for-performance” culture, which seeks to incentivize superior performance, incentive awards based on operating results and execution of significant initiatives, and harmonization of our executive officer’s interests with those of our shareholders. We believe that the design and implementation of our compensation program is effective in furthering our goal of becoming a best-in-class, next-generation consumer products company.

Our commitment to maintaining competitive compensation practices has resulted in strong shareholder support of our compensation philosophy, with approximately 94% of the votes cast in favor of the advisory resolution on executive compensation at our 2019 Annual Meeting of Shareholders. Discussed below are the principles that underlie our compensation philosophy.

[2]	See Appendix A for reconciliation and other information about these non-GAAP financial measures.

24	Edgewell | 2019 Proxy Statement

1	Pay-for-Performance

The primary goal of our compensation program is to instill a “pay-for-performance” culture throughout our organization, with a significant portion of targeted compensation for our named executive officers dependent upon achievement of performance goals and forfeited if goals are not achieved. We believe this compensation structure offers high potential rewards for superior performance, and significantly lower compensation for results below target.

2	Competitive Total Compensation Packages

We strive to attract and retain strong executive leaders which we view as critical to the ongoing success of our operations. Our compensation program is designed to motivate these leaders through incentive awards for the achievement of objectives aligned with operating results and execution of significant initiatives. We target total compensation packages near the 50th percentile of our peer group of companies to help retain key executives, remain competitive in attracting new employees, and establish vesting periods for our equity-based awards to provide additional retention incentives.

Our executive compensation program also includes features to address other compensation-related issues such as retirement concerns, which we believe have played an important role in our executive compensation structure.

3	Alignment with Shareholder Interests

In order to align the compensation received by our executives with the returns received by our shareholders, a substantial portion of the named executive officers’ total compensation has historically been in the form of performance-based and time-vesting restricted stock equivalents and stock options. Our incentive compensation program focuses on a combination of short- and long-term metrics which motivate the achievement of our Company’s performance targets. We further align the interests of our executive officers and shareholders through our use of stock ownership guidelines and prohibitions on the hedging or pledging as collateral of Edgewell common stock.

Edgewell | 2019 Proxy Statement	25

Compensation Policies and Governance Practices

As part of its responsibilities, the Compensation Committee of our Board (the “Compensation Committee” or “committee”) annually reviews our Company’s compensation policies and practices for all employees, including executive officers, to determine whether, in its judgment, our compensation programs encourage risk-taking likely to have a material adverse effect on our Company. In particular, there are several design features of those programs that the committee believes reduces the likelihood of excessive risk-taking:

WHAT WE DO

✓	Deliver executive compensation primarily through performance-based at-risk pay, with a balance of annual and longer-term incentives

✓	Maintain a peer group for benchmarking pay

✓	Place a cap on payout levels for bonuses and performance awards

✓	Tie performance metrics for the executive compensation program to key, auditable measures

✓	Set performance goals at levels that are sufficiently high to encourage strong performance, but within reasonably attainable parameters intended to discourage pursuit of excessively risky business strategies

✓	Exercise negative discretion to reduce incentive payments in certain circumstances when determining performance-based compensation

✓	Maintain a recoupment (clawback) policy for short- and long-term incentive programs, as well as an anti-hedging/pledging policy

✓	Require share ownership and retention guidelines for executive officers

✓	Use “double-trigger” change of control arrangements under our 2018 Stock Incentive Plan

✓	Use an independent consultant to advise on compensation levels and practices

WHAT WE DON’T DO

✗	Guarantee annual salary increases or bonuses

✗	Allow directors or executives to engage in hedging or pledging of securities

✗	Reward executives for excessive, inappropriate, or unnecessary risk-taking

✗	Allow tax gross-ups

✗	Allow repricing of stock options

✗	Allow excessive perquisites

Role of the Compensation Committee and Implementation of the Compensation Program

The Compensation Committee is responsible for determining executive officer compensation. As a general principle, the Compensation Committee seeks to provide an annual compensation program that includes, in addition to base salary, a combination of short-term and long-term incentive programs based on our Company’s performance as measured by certain financial performance metrics, thus linking executive officer compensation to outcomes designed to increase shareholder value. The Compensation Committee and our senior management begin their review of compensation by looking first at the components of total compensation, compared with a designated executive compensation peer group, and then reviews the elements of compensation (i.e. base salary, annual cash incentive bonus opportunities, and long-term equity-based compensation opportunities) before determining the appropriate percentage mix of these elements within total compensation.

Our Board has delegated authority to the Compensation Committee to approve all compensation and benefits for our executive officers, except for our chief executive officer. The Compensation Committee sets executive salaries and bonuses, reviews executive benefit programs, including the change of control plan, and grants cash bonus awards to our executive officers under our cash bonus program, as well as equity awards to our executive officers under our 2018 Stock Incentive Plan. For those employees below the executive officer level, compensation and benefits are determined by our management, under a delegation of authority from the Compensation Committee. Prior to November 9, 2018, this authority was delegated to the Nominating and Executive Compensation Committee (“NECC”) of the Board.

26	Edgewell | 2019 Proxy Statement

Role of Management

Management provides the Compensation Committee with a market competitive range of possible salary and long-term incentive award levels. Moreover, senior management, in conjunction with the Compensation Committee, begins their review of compensation by looking first at the components of total compensation, compared with a designated executive compensation peer group, and then reviews the elements of compensation (i.e. base salary, annual cash incentive bonus opportunities, and long-term equity-based compensation opportunities) before determining the appropriate percentage mix of these elements within the total compensation.

Role of Compensation Consultant

To assist the Compensation Committee in evaluating our executive officer compensation program, the Compensation Committee directly retained an independent consultant, Meridian Compensation Partners LLC (“Meridian”). In fiscal 2019, Meridian was asked to:

•

assist in establishing, and provide comparative market data for, our peer group (and other companies, as needed) with respect to benchmarking the compensation of our named executive officers as well as our non-executive directors;

•	analyze our compensation and benefit programs relative to our peer group;

•	assist in the evaluation and design of executive compensation arrangements as requested by the Compensation Committee; and

•	advise the Compensation Committee on trends in compensation and governance practices and on management proposals with respect to executive compensation.

In November 2019, the Compensation Committee reviewed the independence of Meridian and determined that Meridian has no conflicts of interest. In particular:

•	Meridian does not provide any other services to our Company;

•	the committee has sole authority to retain or replace Meridian in its role as its consultant;

•	the committee regularly reviews the performance and independence of Meridian, as well as fees paid; and

•

management has retained a separate consultant, Willis Towers Watson, which advises management (but not the committee) on market trends in executive compensation, provides ad hoc analysis and recommendations, and reviews and comments on compensation proposals.

A representative of Meridian attends committee meetings, as requested, to serve as a resource on executive officer and director compensation matters. In order to encourage independent review and discussion of executive compensation matters, the committee meets with Meridian in executive session.

Compensation Benchmarking

Meridian, with direction from the Compensation Committee, developed a custom peer group of companies from which the committee benchmarks our compensation program. Following a thorough review, the Compensation Committee determined that a new peer group should not be selected for fiscal 2019. Peer companies were selected based on a variety of criteria, including consumer products businesses, businesses with a strong brand focus, competitors for executive talent, and similarly-sized businesses in terms of revenues and market capitalization. For fiscal 2019, the Compensation Committee reviewed and approved the use of this custom peer group. Market compensation values are based on practices of the peer group. Each key component of compensation, including base salary, target annual bonus, target total cash compensation and target grant date value of long-term incentives, is benchmarked against this custom peer group.

Edgewell | 2019 Proxy Statement	27

The custom peer group approved by the Compensation Committee for fiscal 2019 was unchanged from fiscal 2018 and is comprised of the following companies:

Church & Dwight Co., Inc.	International Flavors & Fragrances Inc.	Sleep Number Corporation

Coty Inc.	McCormick & Company, Incorporated	Spectrum Brands Holdings, Inc.

Energizer Holdings, Inc.	Nu Skin Enterprises, Inc.	The Clorox Company

Fossil Group, Inc.	Oxford Industries, Inc.	The Estée Lauder Companies Inc.

HanesBrands Inc.	Post Holdings, Inc.	The Hain Celestial Group, Inc.

Hasbro, Inc.	Prestige Brands Holdings, Inc.	Tupperware Brands Corporation

Helen of Troy Limited	Revlon, Inc.

Results of 2019 Advisory Vote to Approve Executive Compensation

At our 2019 Annual Meeting of Shareholders held on February 1, 2019, we submitted a proposal to our shareholders for a non-binding advisory vote on our fiscal year 2018 compensation awarded to our named executive officers. Our shareholders approved the proposal with approximately 94% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our shareholders’ support of the committee’s approach to executive compensation, specifically our efforts to attract, retain, and motivate our named executive officers.

We were pleased with our shareholders’ support of our fiscal year 2018 compensation program, and the committee continues to review our executive compensation practices to further align them with our pay-for-performance philosophy and shareholder interests. We value the opinions of our shareholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Clawback Policy

Our Company reserves the right to recover, i.e. “clawback,” any overpayment of incentive compensation when (i) such incentive compensation was overpaid as a result of the restatement of the reported financial or operating results of our Company due to non-compliance with financial reporting requirements under the securities laws and the restatement is not due to a change in accounting policy or applicable law, and (ii) the executive officer engaged in misconduct that caused or contributed, directly or indirectly, to the non-compliance that resulted in the obligation to restate our Company’s reported results. The goal of our clawback policy is to remedy the misconduct and prevent its recurrence.

28	Edgewell | 2019 Proxy Statement

Summary of Key Elements of Executive Compensation in Fiscal 2019

Principal Components of Named Executive Officer Compensation

Performance Measures Driving 2019 Compensation

Short-Term Incentive Plan

Adjusted EBITDA	Adjusted Net Sales	Adjusted Net Working Capital as a % of Net Sales

$402.0M	$2,152.8M	16.1%
Target of $410.9M	Target of $2,181.7M	Target of 14.5%

Long-Term Incentive Plan

Adjusted EPS

$3.48/Share
Target of $4.62

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Elements of Compensation

The key elements of our fiscal 2019 executive compensation program as well as the purpose of each item are shown in the following table:

Compensation Element	Description	Purpose

Base Salary	Annual fixed salary, payable in cash.	Helps attract and retain key individuals.

Annual Cash Bonus	Bonuses are payable in cash upon achievement of Company-wide pre-determined metrics: • Adjusted EBITDA • Adjusted Net Sales Growth • Adjusted Net Working Capital as a Percent of Net Sales	Our annual cash bonus is a short-term incentive that rewards the accomplishment of specific results in a given fiscal year based on expected results identified at the beginning of the fiscal year and based on factors and events occurring solely within the fiscal year.

Restricted Stock Equivalent Awards

The vehicle mix of awards made in November 2018 were:

•    Performance Restricted Stock Equivalents (“PRSE”) awards that vest on the third anniversary of the grant upon achievement of pre-determined Adjusted EPS and FCF metrics, subject to the recipient remaining employed with our Company.

•    Time-vesting restricted stock equivalent awards that vest in equal installments on each of the first three anniversaries of the grant date, subject to the recipient remaining employed with our Company at each vesting date.

•    PRSEs with a three-year performance period to align with the Project Fuel timeline.

•  PRSEs promote achievement of Company-wide performance goals which are strategic in nature, necessarily occur over a significant period of time, and which we believe will have a substantial positive long-term impact on our Company. We believe the PRSEs reward our executives for achieving performance targets and goals in future years to encourage our executives to make decisions that are in the best long-term interest of our Company, while providing a direct link to shareholder interests by tying a significant portion of executive compensation to the performance of our common stock.

•  Vesting requirements help to retain key employees.

Option Awards

We issued non-qualified stock option awards in November 2018 that vest in equal installments on each of the first three anniversaries of the grant date, subject to the recipient remaining employed with our Company at each vesting date. The stock options have an exercise price equal to the closing market price of our common stock on the date of grant ($42.71).

Provides a direct link to shareholder interests by tying a significant portion of executive compensation to the performance of our common stock. Additionally, vesting requirements help to retain key employees.

Retirement Plans	Executives participate in the retirement plans available for all employees; the supplemental retirement plans restore retirement benefits otherwise limited by federal statute.	Ensures that the executives receive the same relative value compared to other employees who are not subject to these limits.

Executive Severance Plan	Executives are entitled to benefits in the event they are involuntarily terminated without cause or they resign for good reason.	Helps attract and retain key executives by offering a competitive total compensation package.

Change of Control Plan	Executives are entitled to benefits in the event of a change of control only if they are involuntarily terminated without cause or they resign for good reason following a change of control of our Company.

Allows executives to make decisions focusing on the interests of our shareholders despite the heightened risk of job loss following a change of control. A termination of employment is required following a change of control (i.e., “double trigger”).

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Base Salary. In determining the amount of base salary for an executive officer, the Compensation Committee primarily considers the executive’s position, current salary, tenure, and internal pay equity among executives with similar responsibilities, as well as competitiveness of the salary level in the marketplace and the Chief Executive Officer’s recommendations. Traditionally, we set the salaries of our executive officers at the beginning of each fiscal year. In fiscal 2019, we set salaries in November 2018, early in the fiscal year.

Short-Term Incentive Plan (Annual Cash Bonus). Traditionally, we establish an annual short-term incentive program at the start of each fiscal year, to be measured at the conclusion of the fiscal year based on performance against metrics determined at the beginning of the year by the Compensation Committee. In fiscal 2019, we established an annual bonus program for our executive officers effective October 1, 2018, the start of our fiscal year, utilizing three metrics to measure performance:

•

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization that removes various one-time and non-recurring items), which constitutes 40% of the bonus target and rewards profitable performance;

•	Adjusted Net Sales Growth, which constitutes 35% of the bonus target and rewards revenue growth; and

•	Adjusted Net Working Capital as a Percent of Net Sales, which constitutes 25% of the bonus target and rewards improved balance sheet management.

Long-Term Incentive Plan (Restricted Stock Equivalent (Performance-Based and Time-Vesting) and Option Awards). Traditionally, we have granted long-term incentive awards in the first quarter of the fiscal year. In fiscal 2019, the awards were granted following the close of business on November 15, 2018, based on the closing price of our Company’s common stock on that day. We have increasingly awarded restricted stock equivalents tied to performance-based metrics and/or stock options to enhance the emphasis on Company performance. In fiscal 2019, the long-term incentive awards consisted of 20% non-qualified stock options, 50% performance-based restricted stock equivalents (“PRSEs”) and 30% time-vesting restricted stock equivalents. For the PRSEs, the performance metrics used for measurement are Adjusted Diluted Earnings per Share (“EPS”) for our Company’s 2021 fiscal year ending September 30, 2021, bearing a weight of 30%, Adjusted Cumulative Free Cash Flow as a Percent of Cumulative Net Sales (“FCF”) for the three-year period commencing October 1, 2018 and ending on September 30, 2021, bearing a weight of 20%, and Project Fuel savings for the period ended September 30, 2021, bearing a weight of 50%.

Adjusted Diluted EPS means diluted earnings per share determined in accordance with GAAP, as publicly reported by our Company, based on our Company’s audited financial statements, and adjusted to account for: the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of our Company’s common stock; a corporate transaction, such as any merger of our Company with another corporation, any consolidation of our Company and another corporation into another corporation, any separation of our Company or its business units (including a spin-off or other distribution of stock or property by our Company); any reorganization of our Company (whether or not such reorganization comes within the definition of such term in Internal Revenue Code (“Code”) Section 368), or any partial or complete liquidation by our Company, or sale of all or substantially all of the assets of our Company; unusual or non-recurring non-cash accounting impacts or changes in accounting standards or treatment; costs associated with events such as plant closings, sales of facilities or operations, and business restructurings; or unusual or extraordinary non-cash items.

Adjusted Cumulative Free Cash Flow as a Percent of Cumulative Net Sales means, with respect to each fiscal year, net cash from operating activities less capital expenditures, plus proceeds from asset sales. Net cash from operating activities is determined consistent with our Company’s publicly reported financial statements, adjusted to account for: the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations; exchanges or reclassifications with respect to any outstanding class or series of our Company’s common stock, a corporate transaction, such as any merger of our Company with another corporation, any consolidation of the Company and another corporation into another corporation, any separation of our Company or its business units (including a spin-off or other distribution of stock or property by the Company); any reorganization of our Company (whether or not such reorganization comes within the definition of such term in Code Section 368), any partial or complete liquidation by our Company, or sale of all or substantially all of the assets of our Company; unusual or non-recurring accounting impacts or changes in accounting standards or treatment; costs associated with events such as plant closings, sales of facilities or operations, and business restructurings; the effects of material nonrecurring deferred compensation payments, tax audits and pension contributions; or unusual or extraordinary cash and/or non-cash items.

Project Fuel Long-Term Incentive Plan. In recognition of the importance of Project Fuel in reducing costs necessary for us to compete in today’s CPG landscape and in generating savings which can then be invested in resources to develop and maintain our innovation capabilities to support our strong brands and drive consumer demand, the Compensation Committee approved

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the use of PRSEs with a three-year performance period to align with the Project Fuel timeline. The performance metrics are directly linked to achieving critical savings commitments in our operations, commercial, and general and administrative areas.

Base Salary. We benchmark base salary against our peer group annually as a guide to setting compensation for key positions, including the named executive officers, in the context of prevailing market practices. Our management and the Compensation Committee not only believes that an important reference point for base salaries is the 50th percentile for the peer group, but also that it is important to consider the interplay of all of the various components of total compensation as well as the individual’s performance.

At the beginning of each fiscal year, the committee establishes the salaries of the executive officers (other than the chief executive officer) based on several factors, including peer group data, the executive’s performance and potential, retention considerations, and the recommendations of the chief executive officer. These recommendations are based on an assessment of the individual’s responsibilities, experience, and individual performance.

The salary of the chief executive officer is set by our Board, based upon the recommendation of the Compensation Committee, taking into account the recommendation of the committee’s compensation consultant. In connection with those reviews, Meridian, without input from management, provides the committee with a market competitive range of possible salary and long-term incentive award levels. The committee uses this information, along with its analysis of the performance and contributions of the chief executive officer against performance goals, to recommend to our Board an appropriate salary for the chief executive officer.

The Compensation Committee evaluated the annual base salaries of the individuals then serving as executive officers at its November 2018 meeting and set the base salaries of the following named executive officers (except for Mr. Hatfield’s base salary, which was set by our Board) effective November 1, 2018.

Mr. Little was elected to serve as President and Chief Executive Officer and a member of the Board upon Mr. Hatfield’s retirement on March 1, 2019. From March 5, 2018 through March 1, 2019, he was our Chief Financial Officer with a base salary of $710,000. As a result of his promotion, Mr. Little’s base salary was adjusted accordingly. Mr. Sullivan was not an executive officer of our Company at the start of fiscal 2019 and, as a result, his base salary was determined by the Compensation Committee effective as of April 1, 2019, the day he joined our Company. In keeping with our pay-for-performance policy, there were no base salary increases to the existing executive officers for fiscal 2019.

Name	Annual Base Salary	Percentage Increase from Prior Annual Base Salary
Mr. Little	$900,000	26.76%
Mr. Sullivan	$685,000	N/A
Mr. Hutchison	$580,000	0%
Mr. Hill	$391,400	0%
Ms. Iasenza	$435,000	0%
Mr. Hatfield	$965,000	0%

Short-Term Incentive Program—Annual Cash Bonus

Executive Officer Bonus Program

Annual cash bonuses to our named executive officers are based on a percentage of the executive’s annual salary and adjusted based on performance as compared to metrics determined by the Compensation Committee. The annual bonus program for fiscal 2019 for those serving as executive officers at the start of fiscal 2019 (the “Executive Officer Bonus Program”) was designed to measure Company-wide performance against three metrics:

•	Adjusted EBITDA (40% of the bonus target);

•	Adjusted Net Sales Growth (35% of the bonus target); and

•	Adjusted Net Working Capital as a Percent of Net Sales (25% of the bonus target).

The metrics and targets for the Executive Officer Bonus Program were chosen based on fulfilling our Company’s business plan for fiscal 2019. The Adjusted EBITDA metric was chosen to emphasize profit growth and alignment with shareholder

32	Edgewell | 2019 Proxy Statement

interests; the Adjusted Net Sales Growth metric was selected to emphasize top line growth and alignment with shareholder interests; and the Adjusted Net Working Capital as a Percent of Net Sales metric was utilized to emphasize improvement in balance sheet management.

The performance goals for each metric were set by the Compensation Committee at the beginning of the fiscal year. The committee assigned individual “bonus targets” to each of the executive officers, based upon individual performance and prevailing market practice information provided by Meridian. The following “bonus targets,” defined as a percentage of the individual’s base salary for the term of the bonus program, were assigned to the following individuals at the committee’s November 2018 meeting:

Name	Bonus Target as a Percentage of Base Salary
Mr. Little (1)	110%
Mr. Sullivan (2)	70%
Mr. Hutchison	80%
Mr. Hill	60%
Ms. Iasenza	60%
Mr. Hatfield (3)	115%

(1)

Following his appointment as President and Chief Executive Officer effective March 1, 2019, our Board adjusted Mr. Little’s participation in the Executive Officer Bonus Program for fiscal 2019, increasing the bonus target as a percentage of base salary from 75% to 110%.

(2)	Following his appointment as Chief Financial Officer effective April 1, 2019, the Compensation Committee set a bonus target as a percentage of base salary of 70% for Mr. Sullivan.
(3)	Mr. Hatfield retired on March 1, 2019. He received a prorated amount of the approved bonus payout based on the five months he worked during the fiscal year.

Our named executive officers are eligible to receive bonus payouts under the Executive Officer Bonus Program, if any, only upon achievement of results compared against pre-determined Company performance targets established by the Compensation Committee. The Compensation Committee has the discretionary authority to reduce bonuses otherwise earned under the program. Please note that the Compensation Committee did not exercise its discretionary authority with respect to the Fiscal 2019 bonus or long-term incentive payouts. No amount of bonus payout to our executive officers is tied to individual performance objectives.

For the Executive Officer Bonus Program for fiscal 2019, the combined weighted payout for these named executive officers was 67.5% of the target amount, based on outcomes under the following three performance metrics:

	% of Bonus	Performance Range			Actual Award
		Threshold (50% Payout)	Target (100% Payout)	Stretch (200% Payout)

Adjusted EBITDA	40%	$361.6 million (88% of target performance)	$410.9 million	$452.0 million (110% of target performance)	90.9%

Adjusted Net Sales	35%	$2,050.8 million (94% of target performance)	$2,181.7 million	$2,247.2 million (103% of target performance)	88.9%

Adjusted Net Working Capital as of Percent of Sales	25%	15.2% (105% of target performance)	14.5%	13.8% (95% of target performance)	0%

TOTAL	100%				67.5% of Target

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Bonus payouts increase proportionately in 1/10th of 1% increments for final results between the goals indicated with maximum bonus at stretch. No bonuses tied to our Company performance are paid for results below the threshold goal. The maximum bonus payout is capped at 200% for Company performance at, or above, the stretch goal.

Adjusted EBITDA

Adjusted EBITDA means the sum of earnings before interest, taxes, depreciation, and amortization determined in accordance with U.S. generally accepted accounting principles (“GAAP”), subject to adjustment for certain limited matters, including the effects of acquisitions, divestitures, extraordinary dividends, stock splits or stock dividends, recapitalizations, extraordinary transactions such as mergers or spin-offs, reorganizations, unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings.

The Compensation Committee, in consultation with management, considered whether to adjust our Company’s fiscal 2019 EBITDA to reflect the negative financial impact (or whether to exercise its negative discretion to disregard the impact) of various events when determining the achievement of the Adjusted EBITDA target. The Compensation Committee determined that no adjustments would be made to fiscal 2019 EBITDA. The Compensation Committee determined that, for purposes of the plan, Adjusted EBITDA for the period was $402.0 million, resulting in awards payable under the plan at 90.9% of target with respect to this performance metric.

Adjusted Net Sales Growth

Adjusted Net Sales Growth means the year-over-year change in adjusted net sales from fiscal 2018 to fiscal 2019. Adjusted Net Sales means net sales, as determined in accordance with GAAP, adjusted to account for the impact of changes in foreign currency, the impact of acquisitions and divestitures, extraordinary transactions such as mergers or spin-offs, reorganizations, and unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings.

The Compensation Committee determined Adjusted Net Sales for the period was $2,152.8 million, resulting in awards payable under the plan at 88.9% of target with respect to this performance metric.

Adjusted Net Working Capital as a Percent of Net Sales

Adjusted Net Working Capital as a Percent of Net Sales means Average Net Working Capital divided by Net Sales for the performance period, as adjusted for the effect of restructuring events such as plant closings, sales of facilities or operations and business restructurings, and expressed as a percentage. “Average Net Working Capital” means, as of the end of the performance period, the average of the last four quarter end balances for each of (i) receivables, as reported, less the portion of accrued liabilities representing trade allowance, plus (ii) inventories, as reported, minus (iii) accounts payable.

The Compensation Committee determined that Adjusted Net Working Capital as a Percent of Net Sales for the period was 16.1%, which resulted in awards payable under the plan at 0% with respect to this performance metric.

See “Executive Compensation – Summary Compensation Table” for the payouts under the Executive Bonus Program for fiscal 2019 for each of the named executive officers.

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Historical Pay-for-Performance Table

In keeping with the Company’s policy of pay-for-performance, the following table sets forth the bonus target percentages approved for each named executive officer for the prior three years along with the potential bonus amount and the actual bonus paid.

Name and Principal Position	Year	Salary		Bonus Target Percentage		Bonus Available at Target		Bonus Paid
Rod R. Little President and Chief Executive Officer	2019 2018	$ $	820,833 408,788	110 75	% %	$ $	902,916 306,591	$ $	540,534 209,224
Daniel J. Sullivan Chief Financial Officer	2019		$342,500	70%			$239,750		$162,296
Colin A. Hutchison Chief Operating Officer	2019 2018 2017	$ $ $	580,000 580,000 443,784	80 75 55	% % %	$ $ $	464,000 435,000 244,081	$ $ $	313,223 297,090 90,250
John N. Hill Chief Human Resources Officer	2019 2018 2017	$ $ $	391,400 390,450 369,908	60 60 50	% % %	$ $ $	234,840 234,270 184,954	$ $ $	158,528 160,388 60,100
Marisa B. Iasenza Chief Legal Officer and Corporate Secretary	2019		$435,000	60%			$261,000		$176,188
David P. Hatfield Former Chairman, President and Chief Executive Officer	2019 2018 2017	$ $ $	515,029 962,500 932,083	115 115 110	% % %	$ $ $	592,283 1,106,875 1,025,291	$ $ $	311,940 757,920 285,429

Long-Term Incentive Program—Equity Awards (Restricted Stock Equivalents and Options)

Our 2018 Stock Incentive Plan authorizes, and our 2009 Stock Plan previously authorized, the NECC and, effective as of November 9, 2018, its successor the Compensation Committee, to grant various types of equity awards. Under the 2009 Stock Plan, the NECC granted to key executives restricted stock equivalent awards, consisting of PRSEs and time-vesting awards. Following adoption of our 2018 Stock Incentive Plan no further awards have been or will be made under our 2009 Stock Plan. Notwithstanding the foregoing, all awards made under the 2009 Stock Plan prior to adoption of our 2018 Stock Incentive Plan remain in effect until they vest or are forfeited. Performance-based restricted stock equivalent awards are tied to both achievement of Company performance targets over a set time period (for our Company, typically three years) and continued employment with our Company over the same period as conditions to vesting of the awards. Time-vesting restricted stock equivalent awards are tied solely to continued employment with our Company over a set time period as the condition to vesting of the awards. The NECC also granted to key executives stock option awards under the 2009 Stock Plan, tied to continued employment with our Company over a set time period as the condition to vesting of the awards.

▲	Represents the fiscal year end that the performance award will vest subject to meeting the performance criteria.

Project Fuel Long-Term Incentive Plan

In recognition of the importance of Project Fuel in reducing costs necessary for us to compete in today’s CPG landscape and in generating savings which can then be invested into our business, and with the intent of creating incremental value for

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shareholders, the Compensation Committee approved the use of PRSEs with a three-year performance period to align with the Project Fuel timeline. The performance metrics are directly linked to achieving $225 to $240 million in total annual gross savings by the end of the 2021 fiscal year in our operations, commercial, and general and administrative areas, with awards only vesting upon successfully achieving or exceeding our targets. We began incurring costs related to Project Fuel in fiscal 2018 with the majority of expenses being incurred by the end of fiscal 2021. Restructuring charges related to Project Fuel will be excluded from both the short- and long-term performance metrics, with the exception of free cash flow for the cash-based Project Fuel charges. The following grants for the executive officers of the Company were approved by the Compensation Committee at its November 2018 meeting:

Name	Special Project Fuel Long-Term Incentive Awards
Mr. Little (1)	$3,180,600
Mr. Sullivan	$1,000,000
Mr. Hutchison	$1,200,000
Mr. Hill	$800,000
Ms. Iasenza	$800,000

Note: Mr. Hatfield forfeited his $3,500,000 Special Project Fuel Long-Term Incentive Award when he retired. Therefore, he is not included in this table.

(1)	Following his appointment as President and Chief Executive Officer, Mr. Little’s award was increased from $1,200,000 to $3,180,600.

Harry’s Management Incentive Plan

Pursuant to the terms of the Agreement and Plan of Merger dated May 8, 2019, between our Company and Harry’s (the “Merger Agreement”) and in order to retain key talent, create ownership thinking in the combined company, and reward result-focused behavior, at closing certain Harry’s employees and members of Harry’s executive team (the “Executive Team”) will be eligible to participate in a Management Incentive Plan (“MIP”).

Subject to certain terms and conditions, including circumstances triggering accelerated vesting, as outlined in the Merger Agreement, each participant in the MIP, other than members of the Executive Team, will receive 100% of his or her MIP Awards in the form of MIP RSUs that vest in three equal annual installments on the first three anniversaries of the closing date of the transaction (the “Closing Date”). Each of the individuals who is approved as an Executive Team participant in the MIP will receive MIP awards on the following terms:

•

MIP PSUs. 50% of the MIP awards shall be granted in the form of MIP PSUs, the performance targets of which have been set by the Compensation Committee, that are earned based on achievement of applicable performance metrics (50% Adjusted Cumulative Net Sales and 50% Adjusted EBITDA during the period commencing October 1, 2019 and ending on September 30, 2022, which goals (and levels of payout based on achievement of such goals) shall be the same as those goals (and levels of payout) applicable to other senior executives of Parent). The MIP PSUs cliff vest on the date on which performance is determined by the Compensation Committee.

•	MIP RSUs. 30% of the MIP awards shall be granted in the form of MIP RSUs that vest in three equal annual installments on the first three anniversaries of the Closing Date.

•	MIP Options. 20% of the MIP awards shall be granted in the form of MIP Options that vest in three equal annual installments on the first three anniversaries of the Closing Date.

Grant Awards During 2019

Timing and Procedures for Grants

Other than in exceptional cases, such as promotions or new hires, long-term incentive awards are generally granted in the first quarter of the fiscal year (October through December), at the time when salary levels and short-term incentive programs for the new fiscal year are determined.

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The number of restricted stock equivalents and stock options awarded, as well as the mix between restricted stock equivalent and stock option awards and between time-based and performance-based restricted stock equivalent awards, are based on the amounts targeted to be delivered after the applicable vesting period, and the corresponding grant date value of the awards. The restricted stock equivalent awards are stock-settled at the time of vesting when they convert into unrestricted shares of our common stock. Performance-based restricted stock awards are earned based on the level of performance over the vesting period against pre-established goals. Upon vesting, stock option awards become exercisable for the purchase of shares of our common stock at a price per share established at the time of grant, so that the option will have no financial value unless the price of our common stock appreciates following the date of grant. The value of all our equity awards fluctuate based on performance of our Company’s common stock over time. This combination of financial performance and stock price performance enhances alignment with our shareholders.

The chief executive officer recommends to the Compensation Committee the number and type of restricted stock equivalents and stock options to be awarded for each named executive officer (other than the chief executive officer). The committee considers the equity awards for executive officers based in part upon benchmarked data from our peer group provided by Meridian valued on the date of grant, as well as other factors, such as the officers’ individual performance, current dilution rates, and the market run-rate for equity grants among the peer group. With respect to awards to the chief executive officer, Meridian, without input from the chief executive officer or other members of management, provides a market competitive range of potential awards to the committee. However, the committee considers alternatives outside the range and determines the award to recommend to our Board considering the competitive posture, performance of our Company, returns to shareholders, and experience and effectiveness of the chief executive officer’s leadership, as well as the input from Meridian.

Restricted Stock Equivalent Award Grants during Fiscal 2019

The Compensation Committee approved the grant of both performance-based and time-vesting restricted stock equivalent awards to the named executive officers in November 2018. These awards can increase in value if our Company’s stock price rises. The number and type of restricted stock equivalent awards granted to each named executive officer is shown in the “Grants of Plan-Based Awards” table.

The PRSEs may vest three years from the date of grant, upon achievement of a pre-determined Adjusted EPS metric for our Company’s fiscal year ending September 30, 2021, bearing a 60% weight, and a pre-determined adjusted cumulative FCF as a percent of adjusted cumulative net sales for the three-year period commencing October 1, 2018 through September 30, 2021, bearing a 40% weight, subject to the recipient remaining employed with our Company on the vesting date. The Adjusted EPS metric was chosen to reward recipients for driving our Company’s bottom-line profitability growth. Adjusted EPS means diluted earnings per share, determined in accordance with GAAP, subject to adjustment for certain limited matters, including the effects of acquisitions, divestitures, extraordinary dividends, stock splits or stock dividends, recapitalizations, extraordinary transactions such as mergers or spin-offs, reorganizations, unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings. The FCF metric was chosen to reward recipients for driving more focus against balance sheet management, in particular working capital management. FCF means net cash from operating activities less capital expenditures, plus proceeds from asset sales, over the three-year performance period, determined in accordance with GAAP, subject to adjustment for certain limited matters, including the effects of acquisitions, divestitures, extraordinary dividends, stock splits or stock dividends, recapitalizations, extraordinary transactions such as mergers or spin-offs, reorganizations, unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings.

The PRSEs have a threshold, target and stretch level of performance. Upon achievement of the threshold level of performance, 25% of the stock equivalents will vest; 50% will vest upon achievement of target level performance; and 100% will vest upon achievement of stretch level performance. No PRSEs will vest if results are below the threshold goal, and no additional awards will vest if results are above the stretch goal. Vesting will increase proportionately in 1/10th of 1% increments for final results between the goals indicated.

The time-vesting restricted stock equivalent awards vest in equal installments on each of the first three anniversaries of the date of grant if the recipient remains employed with our Company on the vesting date.

Stock Option Award Grants during Fiscal 2019

The Compensation Committee approved the grant of stock option awards to the named executive officers in November 2018. The stock option awards vest in equal installments on each of the first three anniversaries of the grant date if the recipient remains employed with our Company. Each option has an exercise price equal to the closing market price of our common stock on the date of grant, which was $42.71. These options will have value only if our Company’s stock price increases

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above $42.71, which provides incentive to the named executive officers to increase shareholder value, thereby aligning their interests with those of our Company’s shareholders. The number of options granted to each named executive officer is shown in the “Grants of Plan-Based Awards” table.

Retirement Plans

Prior to January 1, 2014, our defined benefit pension plan covered essentially all U.S. employees after one year of service. As a qualified plan, it was subject to maximum pay and benefit limits under the tax rules. Our supplemental executive retirement plan (“SERP”) provided a supplement to an executive’s pension benefit equal to the amount that the executive would have received but for the tax limitations. Details of benefits under the SERP are set forth in the “Pension Benefits Table,” including the accompanying narrative.

Our named executive officers are also covered by our qualified defined contribution 401(k) plan and entitled to a Company match on a portion of their deferrals to the plan. The amounts which may be deferred on a tax preferred basis into the qualified plan, as well as the amount of the matching contributions, are also subject to IRS limitations. We have also established supplemental plans to compensate executives for these limits. Our executive savings investment plan (“ESIP”) permits executives to defer any excess contributions and matching payments not permitted into the qualified 401(k) plan. According to market data provided by Meridian, these types of benefits are generally offered by our peer group, often with enhanced benefit formulas (which we do not provide). Details of the ESIP, including the contributions, earnings, and year-end balances, are set forth in the “Non-qualified Deferred Compensation Table.”

Effective January 1, 2014, the pension benefit earned to date by active participants under our Company’s legacy U.S. defined benefit pension plan was frozen and future accruals are no longer provided. When the pension plan was frozen, the SERP was similarly frozen. The elimination of the U.S. defined benefit pension benefit was partially offset by an increase in our Company match to contributions made by participants into our defined contribution 401(k) and executive savings investment plans.

Executive Severance Plan

On September 23, 2016, the NECC adopted an executive severance plan for our Company. The plan provides benefits to a number of our Company’s executives, including the named executive officers, in the event of a qualifying termination, which includes an involuntary termination without cause or a voluntary termination as a result of good reason (as such terms are defined in the plan). Unlike many other public companies, we have not offered employment agreements to our executives. In adopting the plan, the NECC considered that the market practice at peer companies is to provide executives with certain benefits in the event of such terminations, and therefore concluded that the plan would be a significant benefit to our Company in attracting and retaining key executives by offering a competitive total compensation package.

Post-termination benefits for participating employees consist of a lump sum payment equal to:

•

the employee’s annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the employee for the most recently completed fiscal year, except in the case of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, where such payment will be equal to two times (for the CEO) and 1.5 times (for the COO and CFO) the sum of the annual base salary and severance bonus;

•	the accrued but unpaid paid time off available to the employee; and

•

1.5 times the monthly premium cost for group health plan benefits for the employee multiplied by 12, except in the case of the CEO, COO and the CFO, where the health costs will be multiplied by 24, 18 and 18, respectively.

Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with our Company.

The payment of benefits under the plan is conditioned upon, among other things, the employee executing a general release in favor of our Company, which shall include confidentiality, non-solicitation, non-disparagement and non-competition obligations of the employee in favor of our Company.

A description of the projected cost, if all of the named executive officers were terminated on September 30, 2019, is provided under “Potential Payments upon Termination or Change of Control.”

38	Edgewell | 2019 Proxy Statement

Hatfield Retirement

Mr. Hatfield stepped down from his role as our Chairman, President and Chief Executive Officer effective March 1, 2019, but remained as a member of the Board until May 1, 2019. In connection with his retirement, Mr. Hatfield received an ESIP payout of $476,624; a Deferred Compensation Plan payout of $2,174,893; a SERP payout of $2,160,643; a payout of unused PTO of $109,290; 52,238 previously deferred RSEs converted into shares of Edgewell common stock on March 1, 2019 and were delivered to him on September 3, 2019; 9,695 unvested RSEs vested upon Mr. Hatfield’s departure and were delivered to him on September 3, 2019; 27,994 non-qualified stock options vested upon Mr. Hatfield’s departure and he has five years from his departure date to exercise them; 15,619 PRSEs will vest and convert into shares of Edgewell common stock upon the release of earnings for fiscal year ending September 30, 2019 if specified performance criteria are met (these awards were subsequently forfeited following the determination that the specified performance criteria had not been met); and 24,901 PRSEs will vest and convert into shares of Edgewell common stock upon the release of earnings for the fiscal year ending September 30, 2020 if specified performance criteria are met. All other unvested awards were forfeited upon Mr. Hatfield’s retirement from our Company effective March 1, 2019.

Severance and Other Benefits Following a Change of Control

Unlike many other public companies, we have not offered employment agreements to our executives. However, the Compensation Committee has adopted a new change of control plan (the “CIC Plan”) in which the current and future executive officers, including the named executive officers, will be eligible to participate, as discussed under “Potential Payments upon Termination or Change of Control.”

The CIC Plan is designed to provide executives with increased security in the event of a change of control and allow them to weigh alternative future courses for our Company focused on the interests of our shareholders. The Compensation Committee and, prior to November 9, 2018 the NECC, conducts an annual review of the cost and the terms of the agreements in light of advice provided by Meridian, based upon surveys of Fortune 500 companies as well as our peer group, and its own internal data and expertise. We believe that the retention value provided by the CIC Plan, and the benefit to us when the executive is provided the opportunity to focus on the interests of our shareholders and not the executive’s own personal financial interests, outweighs the potential cost given that:

•	such protections are common among companies of our size, and allow us to offer a competitive compensation package;

•

such costs will only be triggered if the new controlling entity involuntarily terminates the protected executives without cause, or the executives are able to resign for good reason, during the protected period;

•	the CIC Plan includes non-compete and non-solicitation covenants binding on the executives, which can provide significant benefit to the new controlling entity; and

•

we believe that participants who are carefully selected by the Compensation Committee, are critical to the process of evaluating or negotiating a potential change of control transaction or in the operation of our business during the negotiations or integration process, such that their retention would be critical to the success of any such transaction.

From time to time in the last several years, the NECC established limitations on the benefits provided under the change of control agreements. In November 2011, our Board, upon the recommendation of the NECC, adopted a policy pursuant to which we would not include tax gross-up payments relating to severance payments, and instead adopted the “best-of-net” approach (i.e., we will reduce the severance payments to avoid excise tax to put the executive officer in a better net-tax position).

As discussed above, in April 2019, the Compensation Committee adopted a new CIC Plan in which the current and future executive officers, including the named executive officers and certain senior management of our Company (collectively, the “Participants,” and, each individually, a “Participant”) will be eligible to participate. The CIC Plan was adopted to standardize the severance paid to current and future Participants in the event of a termination of their employment from our Company without Cause or for Good Reason (as such terms are defined in the CIC Plan) within the period beginning immediately upon a Change of Control (as such terms are defined in the CIC Plan) and continuing until the lapse of 24 months immediately following a Change of Control of the Company (the “Change of Control Period”). The CIC Plan is intended to provide Participants with certainty as to benefits that would be paid in the event of a termination of their employment following a Change of Control so that Participants can focus on continuity in the management and direction of the Company’s businesses and operations during the periods before and after a Change of Control. The CIC Plan supersedes any prior agreements or understandings, oral or written, between our Company and any Participant who has previously received a change of control agreement. The benefits provided

Edgewell | 2019 Proxy Statement	39

to the executive officers under the CIC Plan are identical to those provided under each executive officer’s individual change of control agreement with the exception of the following modifications:

1)

Following his appointment as Chief Executive Officer, Mr. Little’s additional benefit was increased from two times his base salary plus Severance Bonus (as such terms are defined in the CIC Plan) to three times his Base Salary plus Severance Bonus; and

2)

Both Mr. Hutchison’s and Mr. Hill’s Severance Bonus in the event of a termination of their employment is no longer calculated as the average of their respective bonuses during the five years preceding such termination of employment but shall instead be calculated based on their individual Target Bonus (as such terms are defined in the CIC Plan) for the fiscal year in which the termination of employment occurs, or, if greater, the actual bonus awarded under any of our Company’s short-term incentive plan(s) for the fiscal year immediately preceding the fiscal year in which the termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the termination of employment occurs.

Our equity incentive awards under the 2018 Stock Incentive Plan are “double trigger” awards, meaning that unvested stock options and restricted stock equivalent awards vest immediately only if (i) there is a change of control of our Company, and (ii) (x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change of control.

A description of the projected cost, if a change of control were to have occurred on the last day of fiscal 2019 and all of the named executive officers were terminated without cause on that date, is provided under “Potential Payments upon Termination or Change of Control.”

Perquisites

We offer a limited number of perquisites for our executive officers. Our Board had previously authorized our chief executive officer to bring family members and guests with him on business flights on our company-owned aircraft in certain circumstances. This perquisite ended upon the sale of the aircraft in December 2018. The remaining perquisites or executive benefits consist of the executive financial planning program, executive long-term disability plan, and executive excess liability plan, which plan was discontinued on June 1, 2019. We regularly review the benefits provided to our executives and make appropriate modifications based on peer group analysis and the committee’s evaluation of the retentive value of these benefits.

Stock Ownership Requirements

Our stock ownership guidelines provide that the chief executive officer must maintain ownership of our common stock with a value of at least five times his base salary, and other executive officers must maintain common stock ownership with a value of at least three times their base salaries. New executive officers are given a period of five years to attain full compliance with the guidelines.

For purposes of this determination, stock ownership includes shares of our common stock which are owned directly or by family members residing with the executive or by family trusts, as well as vested options, vested and deferred restricted stock equivalents, unvested restricted stock equivalents (other than equivalents subject to achievement of performance targets), and common stock or stock equivalents credited to an officer under our defined contribution 401(k) plan, our ESIP, or our deferred compensation plan. As of September 30, 2019, each of our named executive officers with five years or more of service were in compliance with these guidelines.

Hedging Policy

Under our insider trading policy, directors, officers and employees or their designees are prohibited from engaging in speculative trading or hedging transactions in Edgewell securities or purchasing any financial instruments or entering into any other arrangements designed to hedge or offset any decrease in the market value of Edgewell securities, including prohibitions on:

•	investing or trading in market-traded options on Edgewell securities—i.e., puts and calls;

•

purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to profit from, hedge or offset any change in the market value of equity securities (1) granted by our Company to the director, officer or employee as part of the compensation of the employee or member of our Board; or (2) held, directly or indirectly, by the director, officer or employee;

40	Edgewell | 2019 Proxy Statement

•	engaging in “short-sales” of Edgewell securities—i.e., selling Edgewell stock not owned at the time of the sale;

•	entering into a “sale against the box” transaction (loaning Edgewell stock to another individual and receiving cash back as security for the loan); or

•	speculating on relatively short-term price movements of Edgewell securities—i.e., engaging in a purchase and sale of Edgewell stock within a short period of time.

Our policy prohibits directors, officers and employees from purchasing Edgewell securities on margin, holding Edgewell securities in a margin account, or pledging Edgewell securities as collateral. The policy also prohibits engaging in any other transaction involving Edgewell securities that suggests the misuse of information that is unavailable to the general public.

Incentive Compensation Recoupment Policy

On April 24, 2017, our Board adopted the Edgewell Personal Care Company Incentive Compensation Recoupment Policy (the “Recoupment Policy”). Under the Recoupment Policy, our Board and the Compensation Committee may direct our Company to recoup overpayments of incentive compensation from an executive officer of our Company when (i) such incentive compensation was overpaid as a result of the restatement of the reported financial or operating results of our Company due to non-compliance with financial reporting requirements under the securities laws and the restatement is not due to a change in accounting policy or applicable law, and (ii) the executive officer engaged in misconduct that caused or contributed, directly or indirectly, to the non-compliance that resulted in the obligation to restate our Company’s reported results.

“Incentive compensation” under the Recoupment Policy includes all annual and long-term cash incentive awards, equity awards, and equity-based performance awards that are granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure. “Overpayment” under the Recoupment Policy means incentive compensation granted, paid to, issued or vested in excess of the incentive compensation that would have been paid or granted or would have vested had the actual payment, granting or vesting been calculated based on accurate data or restated results.

The Recoupment Policy applies to all incentive compensation, granted, paid or credited after April 24, 2017. Our Board and the Compensation Committee may instruct our Company to recover and/or cancel any overpayment made at any time through the end of the third fiscal year following the year for which inaccurate performance criteria were measured. If steps have been taken within this period to restate our Company’s results, the time period shall be extended until the restatement is completed.

Deductibility of Certain Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to “covered employees.” Prior to the Tax Cuts and Jobs Act of December 2017, the Code provided an exception that generally excluded from the calculation of the $1 million cap compensation that was based on the attainment of pre-established, objective performance goals established under a shareholder approved plan. Historically, the NECC considered, among other things, the impact of this exclusion for performance-based compensation when developing and implementing our executive compensation programs. Annual cash incentive awards under our short-term incentive program, and restricted stock equivalent awards under our long-term incentive program have generally been designed in a manner intended to meet the requirements under the exclusion, although we could not guarantee such treatment given the complex nature of the performance-based compensation requirements.

The new tax legislation removed the exception for performance-based compensation (unless the compensation qualifies for certain transition relief, the scope of which is currently uncertain) for taxable years beginning after December 31, 2017. The definition of “covered employees” was also expanded to include a company’s chief financial officer (in addition to the chief executive officer and three other most highly paid executive officers), plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016.

While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our compensation program, the Compensation Committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).

Edgewell | 2019 Proxy Statement	41

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors consists entirely of non-employee directors that are independent under the NYSE listing standards. The Compensation Committee has reviewed and discussed our Company’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Respectfully submitted,

Daniel J. Heinrich, Chairperson

Carla C. Hendra

R. David Hoover

James C. Johnson

Rakesh Sachdev

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act, the Exchange Act, or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

42	Edgewell | 2019 Proxy Statement

SUMMARY COMPENSATION TABLE

This Summary Compensation Table sets forth information for compensation relating to fiscal years 2019, 2018 and 2017. For a discussion of fiscal year 2019 compensation, see “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary			Bonus (1)		Stock Awards (2)		Option Awards (3)		Non-Equity Incentive Plan Compen- sation (1)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (4)		All Other Compen- sation (5)		Total
Rod R. Little President and Chief Executive Officer	2019 2018	$ $	820,833 408,788		$ $	0 0	$ $	4,960,692 724,673	$ $	445,015 0	$ $	540,534 209,224	$ $	0 0	$ $	50,192 23,156	$ $	6,817,266 1,365,841
Daniel J. Sullivan Chief Financial Officer	2019		$342,500			$0		$1,500,022		$0		$662,296		$0		$1,311		$2,506,129
Colin A. Hutchison Chief Operating Officer	2019 2018 2017	$ $ $	580,000 580,000 443,784	(6)	$ $ $	0 0 0	$ $ $	2,000,045 832,080 586,918	$ $ $	200,010 208,007 293,312	$ $ $	313,223 297,090 90,250	$ $ $	0 39,013 40,465	$ $ $	99,711 67,851 21,507	$ $ $	3,192,989 2,024,041 1,476,236
John N. Hill Chief Human Resources Officer	2019 2018 2017	$ $ $	391,400 390,450 369,908		$ $ $	0 0 0	$ $ $	1,200,044 400,019 586,918	$ $ $	100,012 100,004 293,312	$ $ $	158,528 160,388 60,100	$ $ $	73,006 40,421 28,363	$ $ $	38,394 40,710 41,547	$ $ $	1,961,384 1,125,101 1,380,148
Marisa B. Iasenza Chief Legal Officer and Corporate Secretary	2019		$435,000			$0		$1,200,044		$100,012		$176,188		$0		$17,461		$1,928,705
David P. Hatfield Former Chairman, President and Chief Executive Officer	2019 2018 2017	$ $ $	515,029 962,500 932,083		$ $ $	0 0 0	$ $ $	6,140,033 2,640,075 2,000,541	$ $ $	660,004 660,006 1,000,016	$ $ $	311,940 757,920 285,429	$ $ $	273,263 205,843 138,937	$ $ $	4,921,372 85,836 144,971	$ $ $	12,821,641 5,312,180 4,501,977

(1)

All awards under our Executive Officer Bonus Program are based upon achievement of Company performance measures established at the beginning of a performance period. Consequently, the value of all bonuses earned during the fiscal year under these programs have been included in the Non-Equity Incentive Plan Compensation column of this table. See “Compensation Discussion and Analysis—Elements of Compensation—Incentive Programs—Short-Term Incentive Program—Annual Cash Bonus.” For Mr. Sullivan, this number includes a sign-on bonus of $500,000.

(2)

The amounts listed in the column include both time-vesting and performance-based restricted stock equivalent grants awarded in fiscal 2019 to our named executive officers. The value of the performance-based award is calculated in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Section 718. Our Company records estimated expense for performance-based grants based on target achievement of performance metrics for the three-year period, unless evidence exists that achievement above or below target for the applicable performance metric is more likely to occur. Following is the maximum value, if paid, for the performance award granted in fiscal 2019, based on the grant date value: Mr. Little, $8,586,231; Mr. Sullivan, $2,000,000; Mr. Hutchison, $3,400,015; Mr. Hill, $2,100,008; Ms. Iasenza, $2,100,008; and Mr. Hatfield, $10,300,029.

(3)

The amounts listed in the column reflect the aggregate grant date fair value of stock options granted to our named executive officers calculated in accordance with FASB ASC Section 718, and do not reflect actual amounts paid to them, or realized by them, or that may be realized upon exercise by them. Assumptions used in the calculation of these amounts are included in “Note 13. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Edgewell | 2019 Proxy Statement	43

(4)	The amounts reported in this column with respect to fiscal 2019 consist of the following:

Name	Change in Pension Value (i)			Above-market Earnings on Non-Qualified Deferred Compensation		Total
Mr. Little		$0			$0		$0
Mr. Sullivan		$0			$0		$0
Mr. Hutchison		$0			$0		$0
Mr. Hill	$ $	11,335 6,948	(ii)	$ $	54,722 0	$ $	66,057 6,948
Ms. Iasenza		$0			$0		$0
Mr. Hatfield		$80,119			$193,144		$273,263

(i)

Unless otherwise noted, these amounts reflect the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plan and the SERP, which are described in the narrative to the “Pension Benefits Table.” For the final average earnings formula benefit under the defined benefit pension plan, this amount reflects the difference in the calculated present value of the benefit during fiscal 2019. To the extent that payments under the defined benefit pension plan exceed limitations imposed by the Internal Revenue Service, the excess will be paid under the terms of the SERP. This also includes above-market earnings on non-qualified deferred compensation in our deferred compensation plan.

(ii)

The amount shown for Mr. Hill reflects his participation in the Pension Plan for Employees of Edgewell Personal Care, which is a frozen plan in Canada. Amounts converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.75531 USD, the exchange rate in effect on September 30, 2019.

(5)	The amounts reported in this column with respect to fiscal 2019 consist of the following:

Name	Company Matching Contributions 401(k) Plan (i)	Company Matching Contributions ESIP (i)	Term Life Insurance Premiums (ii)	Executive Financial Planning Program (iii)	Executive Excess Liability Plan (iv)	HSA Employer Contribution (v)	Wellness Credit (vi)	Total
Mr. Little	$16,800	$31,231	$82	$0	$579	$1,500	$0	$50,192
Mr. Sullivan	$0	$0	$41	$0	$145	$1,125	$0	$1,311
Mr. Hutchison	$16,800	$36,125	$82	$0	$579	$1,125	$0	$99,711	(vii)
Mr. Hill	$16,948	$16,607	$82	$2,478	$579	$1,500	$200	$38,394
Ms. Iasenza	$16,800	$0	$82	$0	$579	$0	$0	$17,461
Mr. Hatfield	$15,441	$86,875	$34	$5,000	$362	$1,500	$0	$4,921,372	(viii)

(i)	Company matching contributions or accruals in our 401(k) plan and ESIP.
(ii)	Term life insurance premiums paid by our Company for the first $50,000 of coverage for each of the named executive officers
(iii)	We reimburse the executives for 80% of the cost of personal financial advisory services, up to certain annual maximums.
(iv)

Our Company pays the annual premium for a group policy providing each executive with personal excess liability coverage in excess of his or her primary personal liability insurance, the cost of which is borne by each executive. This plan was discontinued on June 1, 2019.

(v)	Our Company pays an annual contribution to a Health Savings Account for each executive who elects to participate.
(vi)	Our Company pays an annual wellness credit for each executive who completes a biometric screening and health survey.
(vii)	In addition to the other amounts reported in the table, All Other Compensation for Mr. Hutchison includes a housing allowance of $45,000.
(viii)

As a result of his retirement, in addition to the other amounts reported in the table, All Other Compensation for Mr. Hatfield includes: ESIP payout of $476,624 which includes $67,577 paid out in FY2019 and $409,047 to

44	Edgewell | 2019 Proxy Statement

be paid out in FY2020; Deferred Compensation Plan payout of $2,174,893 which includes $777,274 paid out in FY2019 and $1,397,619 to be paid out in FY2020; and SERP payout of $2,160,643 which will be paid out in FY2020.

The above list of perquisites does not include any contributions made by our charitable trust which may have been made at the request of any of the named executive officers. The trustees of that trust, who are employees of our Company, review requests for contributions to charitable organizations from employees, officers, directors, and the community at large, and, in their sole discretion, authorize contributions in accordance with the purposes of the trust. Officers are also eligible to participate in the charitable trust matching gift program, which is generally available to U.S. employees. Under this program, the foundation matches 100% of charitable donations of a minimum of $25 made to eligible charities, up to a maximum of $5,000 per year for each individual. Our Company will continue to honor requests under the charitable trust guidelines as long as funds exist at an appropriate level to do so.

(6)

Mr. Hutchison’s 2018 base salary was incorrectly stated as $435,000 in the prior proxy statement for FY2018 when, in fact, it was $580,000 thus making his Total for FY2018 $2,024,041. We have entered the corrected amounts in this table.

Edgewell | 2019 Proxy Statement	45

GRANTS OF PLAN-BASED AWARDS

Awards to the named executive officers, and to other key executives, were made in fiscal 2019 under two separate plans or programs:

•

our short-term incentive program, pursuant to which potential cash awards were granted, dependent upon achievement of Company performance measures established at the beginning of the term of the program, as described in more detail in “Compensation Discussion and Analysis—Elements of Compensation—Incentive Programs—Short-Term Incentive Program—Annual Cash Bonus,” and

•

our long-term incentive program, pursuant to which restricted stock equivalent awards (performance-based and time-vesting) and stock option awards were granted under the terms of our 2018 Stock Incentive Plan as described in more detail in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Programs—Equity Awards (Restricted Stock Equivalents and Options).”

GRANTS OF PLAN-BASED AWARDS TABLE

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)
Name	Type of Award	Meeting Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards (1)
Mr. Little	Bonus: Annl.Perf. (2)			$495,000	$990,000	$1,980,000
	Perf Awd: RSE (3)	2/20/19	3/1/19							8,215			$367,539
	Perf Awd: PRSE (4)	2/20/19	3/1/19				28,980	57,960	115,919				$2,593,108
	Perf Awd: Options (5)	2/20/19	3/1/19								18,561	$44.74	$245,005
	Perf.Awd: RSE (6)	11/8/18	11/15/18							7,025			$300,038
	Perf.Awd: PRSE (7)	11/8/18	11/15/18				19,902	39,804	79,607				$1,700,007
	Perf Awd: Options (8)	11/8/18	11/15/18								15,421	$42.71	$200,010
Mr. Sullivan	Bonus: Annl.Perf. (2)			$239,750	$479,500	$959,000
	Perf.Awd: RSE (9)	2/25/19	4/1/19							11,277			$500,022
	Perf.Awd: PRSE (10)	2/25/19	4/1/19				11,277	22,553	45,106				$1,000,000
	Perf Awd: Options	2/25/19	n/a								0	—	$0
Mr. Hutchison	Bonus: Annl.Perf. (2)			$232,000	$464,000	$928,000
	Perf.Awd: RSE (9)	11/8/18	11/15/18							7,025			$300,038
	Perf.Awd: PRSE (10)	11/8/18	11/15/18				19,902	39,804	79,607				$1,700,007
	Perf Awd: Options (8)	11/8/18	11/15/18								15,421	$42.71	$200,010
Mr. Hill	Bonus: Annl.Perf. (2)			$117,420	$234,840	$469,680
	Perf.Awd: RSE (9)	11/8/18	11/15/18							3,513			$150,040
	Perf.Awd: PRSE (10)	11/8/18	11/15/18				12,292	24,585	49,169				$1,050,004
	Perf Awd: Options (8)	11/8/18	11/15/18								7,711	$42.71	$100,012
Ms. Iasenza	Bonus: Annl.Perf. (2)			$130,500	$261,000	$522,000
	Perf.Awd: RSE (9)	11/8/18	11/15/18							3,513			$150,040
	Perf.Awd: PRSE (10)	11/8/18	11/15/18				12,292	24,585	49,169				$1,050,004
	Perf Awd: Options (8)	11/8/18	11/15/18								7,711	$42.71	$100,012
Mr. Hatfield	Bonus: Annl.Perf. (2)			$554,875	$1,109,750	$2,219,500
	Perf.Awd: RSE (9)	11/8/18	11/15/18							23,180			$990,018
	Perf.Awd: PRSE (10)	11/8/18	11/15/18				60,291	120,581	241,162				$5,150,015
	Perf Awd: Options (8)	11/8/18	11/15/18								50,887	$42.71	$660,004

(1)

This represents the grant date fair value calculated in accordance with FASB ASC Section 718, excluding forfeiture assumptions. For time-vesting awards, the value includes 100% of such awards, with no reduction for potential forfeiture.

(2)	These represent the amounts which potentially could have been earned under the fiscal 2019 Executive Officer Bonus Program.
(3)

These restricted stock equivalents (time-vested) awarded on March 1, 2019 will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation Table.”

(4)

These restricted stock equivalents (performance-based) awarded on March 1, 2019, will vest upon release of our earnings for the fiscal year ending September 30, 2021 if the officer remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the Compensation Committee. The performance criteria for these awards is adjusted earnings per share of the Company for its 2021 fiscal year and adjusted cumulative free cash flow as a percent of adjusted net sales for fiscal year 2019 through fiscal 2021, and the achievement of targeted Project Fuel savings for the period ended September 30, 2021. The percentage of the PRSEs vesting will range from 0% to 100% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

46	Edgewell | 2019 Proxy Statement

(5)

These stock options awarded on March 1, 2019, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Option Awards” column of the “Summary Compensation” table. The exercise price of $44.74 per share reflects the closing market price of our common stock on the date of grant.

(6)

These restricted stock equivalents (time-vested) awarded on November 15, 2018, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

(7)

These restricted stock equivalents (performance-based) awarded on November 15, 2018, will vest upon release of our earnings for the fiscal year ending September 30, 2021 if the officer remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the Compensation Committee. The performance criteria for these awards is adjusted earnings per share of the Company for its 2021 fiscal year and adjusted cumulative free cash flow as a percent of adjusted net sales for fiscal year 2019 through fiscal 2021, and the achievement of targeted Project Fuel savings for the period ended September 30, 2021. The percentage of the PRSEs vesting will range from 0% to 100% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

(8)

These stock options awarded on November 15, 2018, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Option Awards” column of the “Summary Compensation” table. The exercise price of $42.71 per share reflects the closing market price of our common stock on the date of grant.

(9)

These restricted stock equivalents (time-vested) awarded on April 1, 2019, will vest in two equal installments on each of the first two anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

(10)

These restricted stock equivalents (performance-based) awarded on April 1, 2019, will vest upon release of our earnings for the fiscal year ending September 30, 2021 if the officer remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the Compensation Committee. The performance criteria for these awards is the achievement of targeted Project Fuel savings for the period ended September 30, 2021. The percentage of the PRSEs vesting will range from 0% to 100% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following types of equity awards have been granted to the named executive officers, and remain unvested, or, in the case of non-qualified stock options, unvested or unexercised, as of September 30, 2019.

•

Restricted stock equivalents that vest over a period of time and at vesting convert into non-restricted shares of our common stock. As of September 30, 2019, we had outstanding unvested restricted stock equivalent awards with initial vesting terms of equal installments on each of the first three anniversaries of the grant date. Unvested restricted stock equivalent awards are included under “Stock Awards—Number of Shares or Units of Stock That Have Not Vested,” in the table below.

•

Restricted stock equivalents that vest subject to the achievement of performance-based conditions and at vesting convert into non-restricted shares of our common stock. As of September 30, 2019, we had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on the date that our Company releases earnings for the fiscal year ending September 30, 2020, subject to satisfaction of specific performance criteria being met. The performance metrics are adjusted diluted earnings per share of our Company for the 2020 fiscal year (60% weight), and adjusted cumulative free cash flow as a percent of cumulative net sales for the three-year period commencing on October 1, 2017 and ending on September 30, 2020 (40% weight), and the percentage of vesting will range from 0% to 100% based on actual performance. In addition, we had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on the date that our Company releases earnings for the fiscal year ending September 30, 2021, subject to satisfaction of specific performance criteria being met. The performance metrics are the adjusted earnings per share of the Company for its 2021 fiscal year, the adjusted cumulative free cash flow of the Company for its 2021 fiscal year as a percentage of adjusted net sales of the Company for fiscal year 2019 through fiscal year 2021, and the achievement of targeted Project Fuel savings for the period ended September 30, 2021. The percentage of PRSEs vesting will range from 0% to 100% based on actual performance. Unvested awards are included under “Stock Awards—Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the table below.

•

Non-qualified stock options granting the right to acquire shares of our common stock at an exercise price equal to the closing price of our common stock on the grant date. These options become exercisable in equal installments on each of the first three anniversaries of the grant date and remain exercisable over the ten-year period following grant. Outstanding option awards are described under “Option Awards,” in the table below.

Restricted stock equivalents and non-qualified stock options were granted under the terms of our 2018 Stock Incentive Plan.

Edgewell | 2019 Proxy Statement	47

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. Little	0 0		15,421 18,561	(2) (3)	$ $	42.71 44.74	11/15/2028 3/1/2029	7,681 7,025 8,215	(4) (5) (6)	$249,556 228,242 266,905	79,607 115,919	(7) (7)	$2,586,431 3,766,208
Mr. Sullivan	0		0			—	—	11,277	(8)	$366,390	45,106	(7)	$1,465,494
Mr. Hutchison	17,379 9,796 2,047 0	(9) (10) (12)	0 4,898 8,512 15,421	(11) (13) (2)	$ $ $ $	100.68 74.70 58.90 42.71	7/6/2025 11/3/2026 11/13/2027 11/15/2028	1,309 3,532 7,025	(14) (15) (5)	$42,529 114,755 228,242	5,892 17,658 79,607	(16) (17) (7)	$191,431 573,708 2,586,431
Mr. Hill	17,379 9,796 2,047 0	(9) (10) (12)	0 4,898 4,092 7,711	(11) (13) (2)	$ $ $ $	100.68 74.70 58.90 42.71	7/6/2025 11/3/2026 11/13/2027 11/15/2028	1,309 1,698 3,513	(14) (15) (5)	$42,529 55,168 114,137	5,892 8,489 49,169	(16) (17) (7)	$191,431 275,808 1,597,501
Ms. Iasenza	0		7,711	(2)		$42.71	11/15/2028	4,162 3,513	(18) (5)	$135,223 114,137	49,169	(7)	$1,597,501
Mr. Hatfield (19)	12,989 15,005		0 0		$ $	74.70 58.90	3/1/2024 3/1/2024	0		—	15,619 24,901		$507,461 809,033

(1)	Values based on the closing price of our Company’s common stock on the NYSE on September 30, 2019, the last business day of the fiscal year, of $32.49.
(2)	Represents stock options granted on 11/15/2018 which will vest ratably on 11/15/2019, 11/15/2020 and 11/15/2021. As of the date of this proxy, one-third of these options will have vested.
(3)	Represents stock options granted on 3/1/2019 which will vest ratably on 3/1/2020, 3/1/2021 and 3/1/2022.
(4)	Represents restricted stock equivalents granted on 4/2/2018 which will vest on 4/2/2020. As of the date of this Proxy Statement, half of the original grant has vested.
(5)

Represents restricted stock equivalents granted on 11/15/2018 which will vest ratably on 11/15/2019, 11/15/2020 and 11/15/2021. As of the date of this Proxy Statement, one-third of this award has vested.

(6)	Represents restricted stock equivalents granted on 3/1/2019 which will vest ratably on 3/1/2020, 3/1/2021 and 3/1/2022.
(7)

Represents maximum number of performance stock equivalents granted on 11/15/2018 that may vest on the date that our Company releases its earnings for the fiscal year ending September 30, 2021 if specified performance criteria are met, subject to the exercise of negative discretion by the Compensation Committee. The performance metrics for this award are the adjusted diluted EPS of the Company for the 2021 fiscal year (60% weight) and adjusted cumulative free cash flow as a percent of adjusted net sales for the three-year period commencing October 1, 2018 and ending on September 30, 2021 (40% weight), and achievement of targeted Project Fuel savings for the period ended September 30, 2021.

(8)	Represents restricted stock equivalents granted on 4/1/2019 which will vest ratably on 4/1/2020 and 4/1/2021.
(9)	Represents stock options granted on 7/6/2015 which are fully vested and exercisable.
(10)	Represents stock options granted on 11/3/2016 which vested ratably on 11/3/2017 and 11/3/2018.
(11)	Represents stock options granted on 11/3/2016 which will vest on 11/3/2019.
(12)	Represents stock options granted on 11/13/2017 which vested on 11/13/2018.
(13)	Represents stock options granted on 11/13/2017 which will vest ratably on 11/13/2019 and 11/13/2020. As of the date of this Proxy Statement, two-thirds of the original grant have vested.
(14)	Represents restricted stock equivalents granted on 11/3/2016 which will vest on 11/3/2019. As of the date of this Proxy Statement, the entire grant has vested.
(15)

Represents restricted stock equivalents granted on 11/13/2017 which will vest ratably on 11/13/2019 and 11/13/2020. As of the date of this Proxy Statement, two-thirds of the original grant have vested.

(16)

Represents the maximum number of performance stock equivalents granted on 11/3/2016 that may vest on the date that our Company releases our earnings for the fiscal year ending September 30, 2019 if specified performance criteria are met. The performance metric for this award was the adjusted diluted EPS of our Company for the 2019 fiscal year. The Company released its earnings on November 12, 2019. In keeping with the Company’s pay-for-performance philosophy, the performance criteria for this grant were not met and these performance stock equivalents were cancelled in their entirety.

(17)

Represents the maximum number of performance stock equivalents granted on 11/13/2017 that may vest on the date that our Company releases our earnings for the fiscal year ending September 30, 2020 if specified performance criteria are met. The performance metrics for this award are the adjusted diluted EPS of our Company for the 2020 fiscal year.

(18)	Represents restricted stock equivalents granted on 7/2/2018 which will vest on 7/2/2020. As of the date of this Proxy Statement, one-half of the original award has vested.

48	Edgewell | 2019 Proxy Statement

(19)

For Mr. Hatfield, as a result of his retirement from the Company on March 1, 2019, his already vested options will remain exercisable for five years from his retirement date; 52,238 previously deferred restricted stock equivalents converted into shares of Edgewell common stock and were delivered to Mr. Hatfield on September 3, 2019; 3,470 restricted stock equivalents granted on 11/3/2016 vested and were delivered on September 3, 2019; 6,225 of his restricted stock equivalents granted on 11/13/2017 vested and were delivered on September 3, 2019; 12,989 options granted on 11/3/2016 vested as a result of his retirement and will remain exercisable for five years from his retirement date; 15,005 options granted on 11/13/2017 vested as a result of his retirement and will remain exercisable for five years from his retirement date; 15,619 performance stock equivalents granted 11/3/2016 may vest and convert into shares of Edgewell common stock upon the release of earnings for fiscal year ending September 30, 2019 if specified performance criteria are met subject to the exercise of negative discretion by the Compensation Committee (the performance goal for these PRSEs is the adjusted earnings per share of our Company for the 2019 fiscal year); 24,901 performance stock equivalents granted on 11/13/2017 may vest and convert into shares of Edgewell common stock upon the release of earnings for the fiscal year ending September 30, 2020 if specified performance criteria are met subject to the exercise of negative discretion by the Compensation Committee (the performance goals for these PRSEs are the adjusted earnings per share of our Company for the 2020 fiscal year and the adjusted cumulative free cash flow of our Company as a percentage of adjusted net sales of our Company for the 2020 fiscal year); and all other unvested awards were forfeited.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Mr. Little	0	$0	7,682			$335,319
Mr. Hutchison	0	$0	3,075			$137,084
Mr. Hill	0	$0	2,158			$98,487
Ms. Iasenza	0	$0	4,162			$114,663
Mr. Hatfield	0	$0	10,065 52,238 9,695	(2) (2)	$ $ $	385,070 1,446,470 268,454

Note: Mr. Sullivan did not have any option exercises or stock vested during the 2019 fiscal year and, therefore, he is not included in this table.

(1)

In fiscal 2019, time-based restricted stock equivalents granted to each of the officers in fiscal 2016, 2017 and 2018 vested in accordance with the terms of the awards. Upon vesting, the equivalents converted into shares of our common stock, which were then issued to the officers free of any restrictions.

(2)

As reported on Mr. Hatfield’s exit Form 4 dated March 1, 2019, this vesting is relative to the 52,238 restricted stock equivalents that Mr. Hatfield previously deferred, and 9,695 restricted stock equivalents that vested upon his retirement. They were released to Mr. Hatfield on September 3, 2019 (six months after his departure).

Edgewell | 2019 Proxy Statement	49

PENSION BENEFITS

Prior to January 1, 2014, our defined benefit pension plan covered essentially all U.S. employees after one year of service. As a qualified plan, it was subject to maximum pay and benefit limits under the tax rules. Our SERP provided a supplement to an executive’s pension benefit equal to the amount that the executive would have received but for the tax limitations. As of December 31, 2013, which was the end of the first quarter of our 2014 fiscal year, the plans were frozen and future retirement service benefits are no longer accrued under these plans.

The Retirement Accumulation Account (“RAA”) that was effective from January 1, 2010 to December 31, 2013, included the future retirement benefits of the active participants in our defined benefit pension plan, including certain of the named executive officers, which were determined in accordance with a retirement accumulation formula. The participants received monthly credits equal to 6% of their eligible benefit earnings for each month, which amounts were credited with monthly interest equal to the 30-year Treasury rate that was reset annually. As a transition for older/longer-tenured employees, who may have had less time to adjust their retirement planning, including the named executive officers with age and years of service totaling at least 60 but not more than 74 as of December 31, 2009, such employees received an additional monthly credit equal to 2% of eligible benefit earnings for each month, and employees with age and years of service totaling 75 or more as of December 31, 2009 received an additional credit equal to 4% of their eligible benefit earnings for each month. These transition credits were available to eligible plan participants through 2013 (or, if earlier, their termination of employment with our Company).

The defined benefit pension plan has used other benefit calculation formulas, all of which have been frozen as of the end of calendar year 2009, such as:

•

Final Average Pay (“FAP”). The traditional FAP benefit provides 1.5% of five-year average “annual earnings” multiplied by a participant’s years of service (to a maximum of 40 years), reduced by a Social Security offset.

•

Pension Equity (“PEP”) benefit formula. Under PEP, an executive is entitled to a benefit (payable in lump sum or as a monthly annuity) based on five-year average annual earnings, which were multiplied by “pension equity credits” earned with years of service. The benefit was subject to a three-year vesting period. PEP was applied for the participating named executive officers.

•

PensionPlus Match Account (“PPMA”). The PPMA generally provided a 325% match under our defined benefit pension plan to those participants who made an after-tax contribution of 1% of their annual earnings to our 401(k) plan. To the extent an officer’s PPMA benefit was unavailable due to tax limits, the benefit was restored under our ESIP and not the SERP. The benefit was generally subject to a three-year vesting requirement. The PPMA benefit was eliminated for all employees as of the end of calendar year 2009.

The RAA, PEP and PPMA all continue to receive interest credits from January 1, 2010 to the date the benefits commence.

The Pension Plan for Employees of Edgewell Personal Care is a defined benefit type plan for certain of our employees in Canada similar to the defined benefit pension plan for U.S. employees. Prior to July 1, 2015, this plan covered essentially all of our Canadian employees. As of July 1, 2015, this plan was frozen and future benefits are no longer accrued under the plan. Mr. Hill participated in this plan but ceased earning additional accrued benefits under this plan when he transferred to the U.S. in August 2005.

50	Edgewell | 2019 Proxy Statement

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value Of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Mr. Little	Edgewell Personal Care Company Defined Benefit Plan	0	$0	$0
	Edgewell Personal Care Company SERP	0	$0	$0
Mr. Sullivan	Edgewell Personal Care Company Defined Benefit Plan	0	$0	$0
	Edgewell Personal Care Company SERP	0	$0	$0
Mr. Hutchison	Edgewell Personal Care Company Defined Benefit Plan	0	$0	$0
	Edgewell Personal Care Company SERP	0	$0	$0
Mr. Hill	Edgewell Personal Care Company Defined Benefit Plan	8.42	$245,038	$0
	Edgewell Personal Care Company SERP	8.42	$138,951	$0
	Pension Plan for Employees of Edgewell Personal Care (3)	1.58	$38,219	$0
Ms. Iasenza	Edgewell Personal Care Company Defined Benefit Plan	0	$0	$0
	Edgewell Personal Care Company SERP	0	$0	$0
Mr. Hatfield	Edgewell Personal Care Company Defined Benefit Plan	28.83	$924,420	$0
	Edgewell Personal Care Company SERP	27.83	$2,160,642	$0

(1)

The number of years of credited service reflects years of actual service. For Mr. Hatfield, 14 of the years shown were with us and the remaining years were with Ralston Purina Company, our former parent.

(2)

Based on age, benefits are available without reduction. Assumptions utilized in the valuations are set forth in “Note 12. Retirement Plans” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

(3)

The amount shown for Mr. Hill reflects his participation in the Pension Plan for Employees of Edgewell Personal Care, which is a frozen plan in Canada. Amounts are converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.75531 USD as of September 30, 2019.

Edgewell | 2019 Proxy Statement	51

NON-QUALIFIED DEFERRED COMPENSATION

We have adopted several plans or arrangements that provide for the deferral of compensation on a basis that is not tax-qualified.

Deferred Compensation Plan

Under the terms of our deferred compensation plan, an unfunded, non-qualified plan, prior to January 1, 2013, executives could elect to have up to 100% of their annual cash bonus deferred until their retirement or other termination of employment, or for a shorter three-year period (at the executive’s election, in advance). The amounts deferred under the terms of the plan are credited into a prime rate fund, which credits account balances at the prime rate quoted by The Wall Street Journal as of the first business day of the given quarter. For fiscal 2019, the rate credited under this fund was 5.25% through December 20, 2018; 5.50% through August 1, 2019; 5.25% through September 19, 2019; and 5.00% through September 27, 2019. Interest equivalents are credited on a daily basis to the prime rate fund. Previously, executives could elect to also credit amounts under the plan to an Edgewell common stock unit fund or Vanguard tracking funds. On November 16, 2014, the Vanguard tracking fund option was eliminated for all non-director participants, and on December 15, 2014, the Edgewell common stock unit fund was eliminated for all non-director participants.

Until January 2013, deferrals of cash bonuses into the Edgewell common stock unit fund during each calendar year were increased by a 25% match from Edgewell (which vests three years from the date of crediting, provided the deferred bonus is kept in that fund for at least one year). Vesting will accelerate upon an executive’s retirement (which for purposes of this plan means the attainment of age 55 with ten years of service), death, permanent disability, involuntary termination, or a change of control of our Company (defined, for purposes of this plan, as the time when (i) an individual or group acquires more than 20% of our common stock, (ii) our continuing directors no longer constitute a majority of our Board, or (iii) a majority of the continuing directors approve a declaration that a change of control has occurred). Effective January 1, 2013, executives no longer have the opportunity to defer portions of their salary and bonus compensation under our Company’s deferred compensation plan, or to receive a Company match on the qualifying portion of the deferral.

Account balances for executives who were employed at our former parent, Ralston Purina Company (“Ralston”), prior to our spin-off in 2000, also generally include amounts credited during that prior employment. Ralston assigned liability for such amounts to us in the spin-off of our Company from Ralston. Long-term deferrals in the plan may be paid out in a lump sum in cash six months following termination, or in five or ten-year increments commencing the year following termination of employment.

Executive Savings Investment Plan

Under the terms of our ESIP, amounts that would be contributed, either by an executive or by our Company on the executive’s behalf, to our 401(k) plan but for tax limitations, are credited to the non-qualified ESIP. Under that plan, executives may elect to defer their contributions and Company contributions in any of the measurement fund options which track the performance of the Vanguard investment funds offered under our 401(k) plan. Deferrals and vested Company contributions may be transferred to different investment options at the executive’s discretion. Deferrals in the ESIP, adjusted for the net investment return, are paid out in a lump sum payment, or in five or ten annual installments, following retirement or other termination of employment.

52	Edgewell | 2019 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan	Executive Contributions in Fiscal 2019 ($)(1)	Edgewell Contributions in Fiscal 2019 ($)(2)	Aggregate Earnings in Fiscal 2019 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 9/30/2019 ($)(5)
Mr. Little	Deferred Compensation Plan	$0	$0	$0	$0	$0
	ESIP	$51,503	$31,231	$2,259	$0	$103,230
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$51,503	$31,231	$2,259	$0	$103,230
Mr. Hutchison	Deferred Compensation Plan	$0	$0	$0	$0	$0
	ESIP	$43,854	$36,125	$6,480	$0	$108,567
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$43,854	$36,125	$6,480	$0	$108,567
Mr. Hill	Deferred Compensation Plan	$0	$0	$145,352	$0	$2,818,748
	ESIP	$69,261	$16,607	($7,169)	$0	$1,426,669
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$69,261	$16,607	$138,183	$0	$4,245,417
Mr. Hatfield	Deferred Compensation Plan	$0	$0	$547,754	$777,274	$10,230,745
	ESIP	$76,377	$86,875	($69,725)	$67,577	$2,319,583
	Deferred Vested Stock Equiv. (4)	$0	$0	($968,493)	($1,446,470)	$0
	Total	$76,377	$86,875	($490,464)	($601,619)	$12,550,328

Note: Mr. Sullivan and Ms. Iasenza elected not to participate in the ESIP during FY2019 and, therefore, they are not included in this table.

(1)

Since 2012, our officers have no longer been eligible to contribute to the deferred compensation plan. The officer contributions to our ESIP during fiscal 2019 consist of deferrals of salary earned with respect to fiscal 2019.

(2)

Our contributions to our ESIP consist of Company contributions which would have otherwise been contributed to the 401(k) plan but for limitations imposed by the Internal Revenue Service. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3)	Aggregate earnings/(losses) shown in this column consist of:

•	amounts credited to each executive under the investment options of each of the plans, reflecting actual earnings on investment funds offered under our 401(k) plan,
•	in the case of the prime rate option of our deferred compensation plan, the actual fund return rates,
•	the appreciation or depreciation in value of each of the investment options in the plans between October 1, 2018 and September 30, 2019, and
•	the appreciation or depreciation in value of vested restricted stock equivalents (see footnote 4 below).

The above-market portion of interest on the prime rate option (in excess of 120% of the APR) is set forth in the column titled “Change in Pension Value and Non-qualified Deferred Compensation Earnings” of the “Summary Compensation Table.”

(4)

Officers were previously allowed to defer conversion of vesting restricted stock equivalents until their termination of employment from our Company. Mr. Hatfield deferred 52,238 equivalents prior to the change in policy noted in footnote (1) above. These equivalents were delivered to Mr. Hatfield six months after his retirement and are included in the “Option Exercises and Stock Vested” table.

(5)

Of the aggregate balances shown in this column, with respect to the deferred compensation plan, $2,765,914 was previously reported as compensation for Mr. Hatfield in the “Summary Compensation Table” of our proxy statements for previous annual meetings. The balances in that plan for each of the officers also include amounts deferred by them, Company matching deferrals, and earnings thereon, in years in which they were not named executive officers and their compensation was not included in the “Summary Compensation Table,” and for Mr. Hatfield , include amounts deferred under the terms of the Ralston deferred compensation plan, the liabilities of which were assumed by us at the time of our spin-off. The balances also reflect earnings and losses during the past fiscal year. Of the aggregate balances shown in this column, with respect to our ESIP, the following amounts were previously reported as compensation in the “Summary Compensation Table” of our proxy statements for prior years:

•	Mr. Little - $17,750
•	Mr. Hutchison - $21,750
•	Mr. Hill - $237,067; and
•	Mr. Hatfield - $1,121,817

The balances also reflect earnings and losses during the past fiscal year. Of the aggregate balances shown in this column with respect to the vested stock equivalents set forth in footnote (4) above, 52,328 equivalents were previously reported as compensation for Mr. Hatfield in the “Summary Compensation Table” of our proxy statements for the years when the awards were granted.

Edgewell | 2019 Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have not entered into general employment agreements with any of our named executive officers. However, equity awards under our 2009 Stock Plan and our 2018 Stock Incentive Plan, and our deferred compensation plan provide for acceleration of vesting of certain awards in the event of certain terminations of employment. In September 2016, we instituted an executive severance plan in which our named executive officers and certain of our other key employees participate which provides benefits to participants in the event of an involuntary termination without cause or a voluntary termination as a result of good reason, as such terms are defined in the plan, including severance compensation, payment for accrued but unpaid paid time off and payments in respect of the monthly premium cost for group health plan benefits. Prior to April 25, 2019, we had entered into change of control agreements with our named executive officers and certain of our other key employees which provide for severance compensation, acceleration of vesting and continuation of benefits upon qualified termination of employment following a change of control. Effective as of April 25, 2019, we have replaced the change of control agreements with a Change in Control Plan.

The information below reflects the value of acceleration or incremental compensation which each officer would receive upon the termination of his or her employment or upon a change of control. Because the value of awards and incremental compensation depend on several factors, actual amounts can only be determined at the time of the event.

The information is based on the following assumptions:

•

the event of termination (death, permanent disability, involuntary termination or voluntary termination), or a change of control of our Company, occurred on September 30, 2019, the last day of our fiscal year;

•	the market value of our common stock on that date was $32.49 (the actual closing price on September 30, 2019, the last trading day of fiscal 2019);

•	each of the officers were terminated on that date; and

•	the U.S. corporate tax rate was 21%, individual federal tax rate was 37%, Connecticut state tax rate was 7% and FICA was 2.35%.

The following information does not include Mr. Hatfield as he was not employed by our Company as of the close of business at the end of fiscal 2019. For information on payments made to Mr. Hatfield upon his retirement, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Executive Severance Plan – Hatfield Retirement.”

This information does not reflect benefits that are provided under our plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees—such as amounts accrued under our savings investment plan, accumulated and vested benefits under our retirement plans (including our SERP and ESIP), health, welfare and disability benefits, and accrued vacation pay.

The information below also does not include amounts under our deferred compensation plan or ESIP that would be paid, or vested stock equivalents that would be issued, all as described in the “Non-qualified Deferred Compensation Table,” except to the extent that an officer is entitled to an accelerated benefit as a result of the termination. Any acceleration of equity awards would also include acceleration of dividends payable with respect to such awards, if any.

Death, Permanent Disability or Termination of Employment (Other Than Under the Executive Severance Plan or Upon a Change of Control)

Upon an officer’s death, permanent disability, involuntary termination, voluntary termination and, in some cases, retirement, the following long-term incentive awards may provide for acceleration of vesting. Awards are accelerated on a pro rata basis for retirement after attainment of age 55 with ten years of service if granted 12 or more months prior to retirement date. No awards are accelerated upon voluntary termination or involuntary termination.

Long-Term Incentive Award	Involuntary Termination or Voluntary Termination	Death	Permanent Disability	Retirement After Age 55 with 10 years of Service
Three-year time-based restricted stock equivalent awards and stock options granted 11/3/2016, 11/13/2017 and 11/15/2018	Forfeited	Accelerated	Accelerated	Pro Rata Vesting
Three-year performance-based restricted stock equivalent awards granted 11/3/2016, 11/13/2017 and 11/15/2018	Forfeited	Accelerated	Pro Rata Vesting	Pro Rata Vesting

54	Edgewell | 2019 Proxy Statement

The value of awards which would be accelerated for our named executive officers upon death, permanent disability or retirement as of September 30, 2019 is shown in the following chart. The value of accelerated restricted stock equivalents reflects a stock price of $32.49 (the closing price of our common stock on September 30, 2019). Stock market changes since September 30, 2019 are not reflected in these valuations.

	Accelerated Restricted Stock Equivalents
Name	Death	Permanent Disability	Retirement After Age 55 With 10 years of Service
Mr. Little	$3,921,072	$1,541,960	$0
Mr. Sullivan	$1,099,137	$ 488,514	$0
Mr. Hutchison	$1,965,612	$1,007,839	$127,826
Mr. Hill	$1,148,522	$ 570,037	$82,309
Ms. Iasenza	$1,048,128	$ 515,617	$0

Upon termination of employment for any reason, vested account balances in our deferred compensation plan are paid out in cash to the participant in either a lump sum, or over a five or ten-year period, commencing six months from the date of termination.

In the event an officer’s employment is terminated due to permanent disability, our Company provides basic long-term disability benefits of 40% of the officer’s previous year’s salary and bonus up to $240,000. He or she may also be entitled to benefits under our optional long-term disability plan, which pays a supplemental benefit equal to a total of 66-2/3% of the officer’s previous year’s salary and bonus up to $240,000. As noted in the “Summary Compensation Table,” our Company pays the premiums for $50,000 of term life insurance for all U.S. employees, including the named executive officers.

Executive Severance Plan

Our executive severance plan provides benefits to a number of our Company’s executives, including the named executive officers (each an “Eligible Employee”), in the event of a qualifying termination (“Qualifying Termination”), which includes an involuntary termination without cause or a voluntary termination as a result of good reason. Under the plan:

•

“Cause” includes (i) the failure of an Eligible Employee to make a good faith effort to substantially perform his or her duties or an Eligible Employee’s insubordination with respect to a specific directive; (ii) an Eligible Employee’s dishonesty, negligence in the performance of his or her duties or engaging in willful misconduct, which in the case of any such negligence, has caused or is reasonably expected to result in direct or indirect material injury to our Company; (iii) breach by an Eligible Employee of any material provision of any written agreement with our Company or material violation of any Company policy; or (iv) an Eligible Employee’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.

•

“Good reason” includes (i) a material diminution of an Eligible Employee’s base compensation or bonus opportunity; (ii) a material diminution of an Eligible Employee’s authority, duties, or responsibilities; or (iii) a change in the principal place of an Eligible Employee’s employment to a location that is more than 50 miles distant from the Eligible Employee’s then current principal place of employment.

Post-termination benefits for each named executive officer under the plan consist of a lump sum payment equal to:

•

the officer’s annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the officer for the most recently completed fiscal year, except in the case of our Chief Executive Officer (Mr. Little), our Chief Operating Officer (Mr. Hutchison) and our Chief Financial Officer (Mr. Sullivan), where such payment will be equal to two times (for Mr. Little) and, as set at the November 8, 2018 Board meeting, the multiplier was set at 1.5 times (for Messrs. Hutchison and Sullivan) the sum of the annual base salary and severance bonus;

•	the accrued but unpaid paid time off available to the officer; and

•

1.5 times the monthly premium cost for group health plan benefits for the officer multiplied by 12, except in the case of Mr. Hatfield, Mr. Hutchison and Mr. Little, where the health costs will be multiplied by 24, 18 and 18, respectively.

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Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with our Company.

The payment of benefits under the plan is conditioned upon, among other things, the officer executing a general release in our Company’s favor, which shall include confidentiality, non-solicitation, non-disparagement and non-competition obligations of the officer.

Estimated Payments and Benefits

Based on the assumptions set out above, the following sets forth estimated payments to our named executive officers upon a Qualifying Termination as of September 30, 2019 under the executive severance plan:

Name	Severance Salary Payment	Severance Bonus Payment	Health & Welfare Benefits	Accrued Paid Time Off	Total

Mr. Little	$1,800,000	$418,448	$65,300	$107,308	$2,391,056

Mr. Sullivan	$1,027,500	$ 0	$29,476	$ 55,327	$1,112,303

Mr. Hutchison	$ 870,000	$445,635	$35,228	$ 58,000	$1,408,863

Mr. Hill	$ 391,400	$160,388	$38,560	$ 51,748	$ 642,096

Ms. Iasenza	$ 435,000	$ 58,111	$12,584	$ 35,135	$ 540,830

Change of Control of Our Company

Prior to April 25, 2019, we had change of control agreements with each of the named executive officers. Effective April 25, 2019, we replaced those agreements with a Change in Control Plan.

“Termination for cause” means a termination for willful breach of, or failure to perform, employment duties.

“Good reason” means, among other things, certain changes in the officer’s status or duties, failure to pay certain compensation or awards, relocation of his or her office, or improper termination.

A “Change of control” includes, among other things, acquisition of specified amounts of shares by any person, certain changes in the composition of our incumbent Board, approval of business combinations under certain circumstances, or other matters approved by our Board.

Upon a Participant’s Termination of Employment following a Change of Control, a Participant shall be entitled to the following benefits, provided that such Termination of Employment occurs during the Change of Control Period, and such Termination of Employment is not a result of a Participant’s death, Retirement or Disability and (i) if by the Company, is not for Cause, or (ii) if by Participant, is for Good Reason:

• Payment in full of Participant’s prorated bonus for the fiscal year in which the Termination of Employment occurs calculated as Participant’s Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to Participant under any short-term incentive plan(s) of our Company for the fiscal year immediately preceding the fiscal year in which the Termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs, subject to any valid deferral election which was made prior to that time by the Participant under any Company qualified pension plan, non-qualified pension plan, 401(k) plan, excess 401(k) plan or non-qualified deferred compensation plan then in effect;

• Accelerated vesting of all unvested stock options and restricted stock and stock equivalent awards, including performance awards, that have been granted or sold to the Participant by the Company and which have not otherwise vested;

• Payment of a Participant’s base salary through Termination of Employment at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which Participant is entitled under any compensation plan(s) or program(s) of our Company applicable to Participant at the time such payments are due under such plan(s) or program(s);

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• Additional pay calculated as the product of a predetermined amount applicable to Participant’s title multiplied by the sum of (x) the greater of (i) Participant’s annual base salary in effect immediately prior to the Termination of Employment, or (ii) Participant’s annual base salary in effect as of the date of the Change of Control, and (y) Participant’s Target Bonus Amount;

• If not already vested, Participant shall be deemed fully vested as of the Termination of Employment in any Company retirement plan(s) or other written agreement(s) between Participant and our Company relating to pay or other retirement income benefits upon retirement in which Participant was a participant, party or beneficiary immediately prior to the Change of Control, and any additional plan(s) or agreement(s) in which such Participant became a participant, party or beneficiary thereafter;

• For the period of time after Termination of Employment applicable to Participant’s title, our Company shall continue health, vision, dental, life insurance and long-term disability benefits, including executive benefits, Participant and/or Participant’s family as if Participant’s employment with our Company had not been terminated as of the Termination of Employment, in accordance with our Company’s then-current plans, programs, practices and policies on terms and conditions (including the level of benefits, deductibles and employee payments for such benefits) not less favorable than those which are then being provided to peer executives of our Company;

• If pursuant to the terms and conditions of any such health or welfare plan or program, our Company is not able to continue Participant’s and/or Participant’s family participation in the plan or program for all or any portion of such period applicable to Participant’s title, our Company will reimburse Participant for the cost of insurance for any such benefit for Participant and/or Participant’s family, for such period as such benefits are not able to be continued pursuant to a plan or program of our Company, less the amount that would have been paid by Participant for such benefits pursuant to our Company’s plan or program; and

• Six months of outplacement services through a designated provider selected by our Company, terminating six months thereafter or upon the date Participant obtains other employment, whichever date is sooner.

The foregoing is subject to execution by Participant of a Release in favor of our Company no later than 60 days following such Participant’s Termination of Employment, including the Participant’s written acceptance of, and written agreement to comply with, the confidentiality, non-solicitation, non-disparagement and non-competition provisions set forth in the Release.

Estimated Payments and Benefits

Based on the assumptions set out above, the following chart sets forth estimated payments to our named executive officers upon termination following a change of control. If a change of control occurs but their employment is not terminated, the Plan provides a more limited value, as shown in the second chart below. The value of accelerated restricted stock equivalents reflects a stock price of $32.49 (the closing price of our common stock on September 30, 2019, the last trading day of our fiscal year). Stock market declines and vesting and forfeitures of unvested restricted stock equivalents since September 30, 2019 are not reflected in these valuations.

	Accelerated or Additional Benefits – Termination following Change of Control
Name	Cash Severance	Retirement Benefits	Restricted Stock Equivalents, Three-Year Performance Awards	Benefits	Excise Tax Reduction	Total
Mr. Little	$6,660,000	$390,725	$3,921,072	$65,300	$ 0	$11,037,097
Mr. Sullivan	$2,808,500	$139,740	$1,099,137	$26,201	($204,120) (1)	$ 3,869,458
Mr. Hutchison	$2,552,000	$125,280	$1,965,612	$31,313	($622,886) (1)	$ 4,051,319
Mr. Hill	$1,487,320	$ 75,148	$1,148,522	$51,413	$ 0	$ 2,762,403
Ms. Iasenza	$1,653,000	$101,506	$1,048,128	$16,779	$ 0	$ 2,819,413

(1)

It was determined that a “golden parachute” excise tax would be due under the Code for Mr. Sullivan and Mr. Hutchison and, therefore, we reduced the aggregate amount of the payments that would be payable to an amount such that no excise tax would be due.

Edgewell | 2019 Proxy Statement	57

Accelerated Awards Upon a Change of Control (No Termination of Employment)
Name	Restricted Stock Equivalents (time-based and performance-based) (1)
Mr. Little	$ 0
Mr. Sullivan	$ 0
Mr. Hutchison	$444,138
Mr. Hill	$235,617
Ms. Iasenza	$ 0

(1) This table shows the effects of single trigger awards granted in FY2017 which expire in FY2020.

Chief Executive Officer Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median total compensation of our employees and the total compensation of our Chief Executive Officer, Mr. Little.

We selected September 30, 2019, the last day of our fiscal year, as the determination date for identifying the median employee and base salary as our consistently applied compensation measure (“CACM”). Using this CACM, we identified all employees whose base salary was estimated to be within a narrow range of the median. We selected an individual from this group as our median employee. The median employee selected has a total compensation of $54,112, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation of our Chief Executive Officer was $6,817,266. As a result, our estimate of the ratio of CEO pay to the median employee pay is 126 to 1.

The above pay ratio may not be comparable to the pay ratio disclosed by our peer companies due to differences in the geographic distribution of the workforce and nature of the work performed and differences in the methodology, reasonable estimates and assumptions we employed compared to different organizations.

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ITEM 4. APPROVAL OF THE COMPANY’S AMENDED AND RESTATED

2018 STOCK INCENTIVE PLAN

We are asking our shareholders to approve the adoption of the Edgewell Personal Care Company Amended and Restated 2018 Stock Incentive Plan (the “A&R 2018 Plan”). The full text of the A&R 2018 Plan is attached to this Proxy Statement as Exhibit A. Our Board approved and adopted the A&R 2018 Plan on November 8, 2019, subject to shareholder approval. The A&R 2018 Plan is now being submitted to our shareholders for their approval with respect to future awards. The A&R 2018 Plan will become effective upon shareholder approval, and no awards may be granted under the A&R 2018 Plan after the date that is 10 years from the date the A&R 2018 Plan was last approved by our Company’s shareholders.

The A&R 2018 Plan will amend and restate our Company’s 2018 Stock Incentive Plan (the “2018 Plan”). If shareholders approve the adoption of the A&R 2018 Plan, the 2018 Plan will immediately be superseded with respect to future awards, and the remaining authorized shares under the 2018 Plan will become available for grant under the A&R 2018 Plan, as described in greater detail under “Description of the A&R 2018 Plan – Authorized Shares” below. Additional shares are being requested under the A&R 2018 Plan.

The closing stock price of a share of our Company’s common stock as reported on the New York Stock Exchange on November 29, 2019, our record date, was $31.16.

Executive Summary of Changes in the A&R 2018 Plan:

•	An increase in the amount of authorized shares
•	Strengthened language to eliminate any perceived discretion regarding dividend or dividend equivalents
•	Addition of a minimum vesting requirement for qualifying awards

Highlights of the A&R 2018 Plan and Best Practices

A&R 2018 Plan does…

•	Provide for a minimum one-year vesting period subject to certain limited exceptions
•	Subject the payment of dividends and dividend equivalents on an award to the vesting of the award
•	Contain limits on the number of shares or cash amounts that may be granted to any employee or consultant in a year
•	Contain a limit on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year
•	Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards
•	Provide for the forfeiture/clawback of incentive awards under certain circumstances
•	Provide the opportunity for awards to qualify as “performance-based compensation” under Section 162(m) of the Code

A&R 2018 Plan does NOT…

•	Permit single-trigger vesting on a change of control (except where an acquirer does not assume outstanding awards)
•	Permit liberal share recycling
•	Permit the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval
•	Permit the grant of stock options or stock appreciation rights with below-market exercise prices
•	Permit excise tax gross-ups
•	Contain any “evergreen” provisions that automatically add shares to the plan reserve
•	Permit the grant of reload stock options
•	Permit “net share counting” upon the exercise of stock options and stock appreciation rights
•	Permit the recycling of shares underlying awards that are settled in cash

Description of the A&R 2018 Plan

The principal terms of the A&R 2018 Plan are described below, but the description is qualified in its entirety by reference to the A&R 2018 Plan itself. In the event of a conflict between the description and the terms of the A&R 2018 Plan itself, the terms of the A&R 2018 Plan will govern. The A&R 2018 Plan will not become effective unless approved by shareholders.

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Purpose

The purpose of the A&R 2018 Plan is to:

•	attract, motivate and retain highly qualified and experienced employees and non-employee directors;
•	tie the compensation of employees to the performance of our Company; and
•	allow for the grant of qualifying performance-based compensation for purposes of tax deductibility.

Administration

Except as noted below, the A&R 2018 Plan will be administered by the Compensation Committee (the “Committee”) of our Board. Each member of the Committee shall be:

•	an “outside director” within the meaning of Section 162(m) of the Code;
•	a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act; and
•	a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the exchange on which our Company’s shares are traded.

The Committee will have the authority to select the employees and other individuals (other than non-employee directors) to receive awards under the A&R 2018 Plan, to determine the type, size and terms of the award to be made to each individual selected, to modify the terms of any award that has been granted, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the A&R 2018 Plan and the awards granted under the A&R 2018 Plan, to establish, amend and rescind any rules and regulations relating to the A&R 2018 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the A&R 2018 Plan. The Committee may authorize any one or more of its members or any officer of our Company or any affiliate to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code.

The Board has all the powers otherwise vested in the Committee by the terms of the A&R 2018 Plan in respect of awards granted to non-employee directors.

Notwithstanding the foregoing, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of our Company. Any amendment or repeal of this prohibition against repricing requires the approval of the shareholders of our Company.

Eligible Participants

Employees and non-employee directors of our Company or our affiliates, and other individuals who perform services for our Company or any of our affiliates, are eligible to receive awards under the A&R 2018 Plan. As of December 1, 2019, approximately 6,000 persons, including five executive officers and eleven non-employee directors, may be considered for awards under the A&R 2018 Plan.

Neither the Committee nor the Board has made any decisions with respect to the individuals who may receive awards under the A&R 2018 Plan after February 6, 2020, or the amount or nature of future awards. It is contemplated that any annual restricted stock equivalent awards to non-employee directors and any new non-employee director restricted stock equivalent awards would be made under the A&R 2018 Plan. See “Item 1. Election of Directors—Director Compensation.”

Authorized Shares

An additional 2,850,000 shares are being requested under the A&R 2018 Plan.

The maximum number of shares available for grant and issuance under the A&R 2018 Plan shall be 2,850,000, plus the number of remaining shares of Common Stock not issued or subject to outstanding grants under the 2018 Plan, plus any shares of Common Stock that are subject to awards granted under the 2018 Plan that expire, are forfeited or canceled or terminate for any other reason after January 26, 2018 without the issuance of shares. Any shares of Common Stock that are subject to outstanding awards granted under the 2018 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the 2018 Plan after January 26, 2018 shall not become available under

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the A&R 2018 Plan. No awards may be granted under the 2018 Plan on or after February 6, 2020 subject to shareholder approval of the A&R 2018 Plan. As of September 30, 2019, 3,744,226 shares would have been available for grant and issuance under the 2018 Plan.

Awards other than stock options or stock appreciation rights will be counted against the reserve available for issuance in a 1.95 to 1 ratio.

Shares available for re-issuance under the A&R 2018 Plan:

• Shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares.

Shares not available for re-issuance under the A&R 2018 Plan:

• Shares delivered to, or retained by our Company, in payment of the exercise price of a stock option;

• Shares delivered to, or retained by our Company, in satisfaction of the tax withholding obligations with respect to an award;

• Shares covered by a stock-settled award such as a stock appreciation right that were not issued upon the settlement of the award; and

• Shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.

Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issued under the A&R 2018 Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.

Types of Awards

The A&R 2018 Plan allows for the granting of the following types of awards:

•	Stock options (both incentive stock options and non-qualified stock options);
•	Stock appreciation rights;
•	Restricted stock;
•	Restricted stock equivalents;
•	Other stock-based awards; and
•	Performance grants.

Each award granted under the A&R 2018 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the A&R 2018 Plan. A participant’s rights in an award may be assigned or transferred only in the event of death, or if permitted by the Committee, to certain members of the participant’s immediate family.

Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Code, or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by our Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. Only employees of our Company and our affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. The exercise price may be payable either in (1) cash, (2) if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares, (3) if permitted by the Committee, by tendering shares previously acquired, (4) if permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price, or (5) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by our Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant.

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Restricted Stock. Restricted Stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the A&R 2018 Plan and award agreement.

Restricted Stock Equivalents. A restricted stock equivalent is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property.

Other Stock-Based Awards. An “other stock-based award” is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock equivalent. Other stock-based awards may be settled in cash, shares or other property.

Performance Grants. A performance grant is a right to receive cash, shares or other property if the terms and conditions of the performance grant are satisfied. Performance objectives may be based upon Company, business unit, participant and/or other performance objectives, including but not limited to the performance criteria listed under “Qualifying Awards” below. Performance grants include stock options, stock appreciation rights, restricted stock, restricted stock equivalents and other stock-based awards that are subject to performance vesting conditions.

Dividend Equivalents. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. However, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.

Award Limits

Non-Employee Director Award Limits. The aggregate maximum fair market value (determined as of the date of grant) of the shares granted under the A&R 2018 Plan in a calendar year in respect of services as a non-employee director may not exceed $500,000, and the maximum amount that may be paid in a calendar year to any non-employee director in property other than shares (including cash) in respect of services as a non-employee director may not exceed $500,000.

Employee and Consultant Award Limits. The maximum number of shares that may be granted to any employee or consultant during any one calendar year under all awards is 500,000, and the maximum amount of cash that may be paid to any employee or consultant during any one calendar year under all performance grants shall be $20,000,000.

Minimum Vesting Periods

All awards must be subject to a minimum vesting period of at least one year, except:

•	up to a maximum of five percent of the number of shares available under the A&R 2018 Plan may be issued without regard for any minimum vesting period;
•

in the event of the death, disability or retirement of the participant, or involuntary termination other than for cause of the participant’s service, or in connection with a change of control of our Company; and

•	for awards assumed or granted in substitution for outstanding awards of a company acquired by our Company or any affiliate.

Tax Withholding

The exercise or payment of awards and the issuance of shares under the A&R 2018 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement.

Qualifying Awards

The Committee may (but is not obligated to) grant qualifying awards that constitute qualified performance-based compensation under Section 162(m) of the Code. Qualifying awards are intended to be fully deductible without regard to the $1 million cap on deductibility under Section 162(m) of the Code, as in effect on the date of this Proxy Statement.

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The performance objectives for qualifying awards (other than stock options and stock appreciation rights) may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following:

•	earnings per share, net earnings per share or growth in such measures;
•	revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes);
•	return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales);
•	cash flow return on investments which equals net cash flows divided by owner’s equity;
•

controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division);

•	operating earnings or net operating earnings;
•	costs or cost control;
•	share price (including, but not limited to, growth measures);
•	total shareholder return (stock price appreciation plus dividends);
•	economic value added;
•	EBITDA;
•	operating margin or growth in operating margin;
•	market share or growth in market share;
•	cash flow, cash flow from operations or growth in such measures;
•	sales revenue or volume or growth in such measures, including total Company, divisional, or product line sales or net sales figures;
•	gross margin or growth in gross margin;
•	productivity;
•	brand contribution;
•	product quality;
•	corporate value measures;
•	goals related to acquisitions, divestitures or customer satisfaction;
•	diversity;
•	index comparisons;
•	debt-to-equity or debt-to-stockholders’ equity ratio;
•	working capital
•	risk mitigation;
•	sustainability and environmental impact; or
•	employee retention.

Performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function or consolidated basis and may be measured absolutely or relatively to our Company’s peers.

The Committee may provide that in measuring achievement of performance objectives, an award may include or exclude items such as:

• the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of our Company’s stock;

• a corporate transaction, such as any merger of our Company with another corporation; any consolidation of the Company and another corporation into another corporation; any separation of our Company or our business units (including a spin-off or other distribution of stock or property by our Company);

• any reorganization of our Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by our Company, or sale of all or substantially all of the assets of our Company;

• the impact of changes in tax rates or currency fluctuations or changes in accounting standards or treatments;

• advertising or promotional spending or capital expenditures outside of annual business plans;

• events such as plant closings, sales of facilities or operations, and business restructurings; or

• the impact of other extraordinary, unusual, non-recurring or infrequently recurring items.

The Committee shall have the discretion to reduce (but not to increase) some or all of the amount that would otherwise be payable under the qualifying award by reason of the satisfaction of the performance objectives set forth in the qualifying award.

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Change of Control of our Company

The Committee may provide in an award agreement provisions relating to a “change of control” of our Company, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award; provided that, in addition to any other conditions provided for in the award agreement:

• any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change of control may occur only if (i) the change of control occurs, and (ii) either (A) the employment of the participant is terminated (“double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding awards; and

• for any award that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a change of control or associated termination of employment shall be based upon the degree of performance attainment through the date of such change of control or associated termination of employment, as applicable, with such amount either paid in full or paid pro rata based on the period of time elapsed in the performance period as of the applicable date, as determined by the Committee in its sole discretion.

“Change of control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not our Company is then subject to such reporting requirement; provided that, without limitation, a change of control shall be deemed to have occurred if a “change in control” occurs within the meaning of Section 409A of the Code.

Recoupment/Clawback

Notwithstanding anything in the A&R 2018 Plan or in any award agreement to the contrary, our Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or stock exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the A&R 2018 Plan by our Company at any time.

Provisions for Foreign Participants

The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish, amend or rescind rules, sub-plans or procedures under the A&R 2018 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Adjustments

In the event of any change in the outstanding shares of our Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by our Company of all or part of our assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of our Company or similar event, the Committee or Board, as applicable, shall adjust the:

• class and aggregate number of shares available under the A&R 2018 Plan;

• individual award maximum limits under the A&R 2018 Plan;

• class, number and exercise price of outstanding stock options and stock appreciation rights granted under the A&R 2018 Plan; and

• class and number of shares subject to any other awards granted under the A&R 2018 Plan.

Amendments

The A&R 2018 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the A&R 2018 Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion provided that no amendment may be made without shareholder approval if such amendment would:

• increase the number of shares available for grant under the A&R 2018 Plan;

• decrease the minimum stock option or stock appreciation right exercise price;

• reduce the minimum vesting or performance periods;

• change the individual award limits; or

• amend or repeal the prohibitions against repricing or exchange.

64	Edgewell | 2019 Proxy Statement

No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.

Termination

The A&R 2018 Plan may be suspended in whole or in part at any time and from time to time by the Board. The A&R 2018 Plan shall terminate upon the adoption of a resolution of the Board terminating the A&R 2018 Plan. No award may be granted under the A&R 2018 Plan after the date that is 10 years from the date the A&R 2018 Plan was last approved and adopted by the shareholders of our Company. No termination of the A&R 2018 Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the A&R 2018 Plan.

New Plan Benefits

The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the A&R 2018 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board, as applicable. It is contemplated that any annual restricted stock equivalent awards to non-employee directors and any new non-employee director restricted stock equivalent awards would be made under the A&R 2018 Plan. See “Item 1. Election of Directors—Director Compensation.”

Certain U.S. Federal Income Tax Consequences of A&R 2018 Plan Awards

Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by our Company that is paid to certain covered employees. Historically, section 162(m) of the Code generally denied public companies a federal income tax deduction for compensation paid to certain covered employees in excess of $1 million for each covered employee during the tax year unless such compensation was qualifying performance-based compensation. The Tax Cuts and Jobs Act, enacted in December 2017, eliminated the exception for deductibility for qualifying performance-based compensation paid pursuant to plans approved by shareholders. For fiscal year 2019, the deductibility of certain covered employees’ compensation will be considered under the limitations under Section 162(m).

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by our Company and subject to a 20 percent excise tax on the recipient.

State and local tax consequences may in some cases differ from the federal tax consequences discussed above. In addition, awards under the A&R 2018 Plan may be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN AS DESCRIBED IN THIS PROXY STATEMENT.

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EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our Company’s common stock that may be issued upon the exercise of options, warrants and rights under all our Company’s existing compensation plans as of September 30, 2019:

Plan Category	(1) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(2) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(3) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1), and as Noted Below)
Equity compensation plans approved by security holders	1,716,519	$82.53	3,744,226
Equity compensation plans not approved by security holders	None	n/a	None
Total	1,716,519	$82.53	3,744,226

(1)

The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2019, includes 1,207,030 restricted stock equivalents which have been granted under the terms of our Company’s 2000 Incentive Stock Plan (pursuant to which no further equity awards may be made), our Company’s 2009 Stock Plan and our 2018 Stock Incentive Plan, and 509,489 stock option awards which have been granted under the terms of the 2018 Stock Incentive Plan and the 2009 Stock Plan.

(2)	The weighted average exercise price does not take into account securities which will be issued upon conversion of outstanding restricted stock equivalents.
(3)

This number only reflects securities available under the 2018 Stock Incentive Plan. Under the terms of that plan, any awards other than options, phantom stock options or stock appreciation rights are to be counted against the reserve available for issuance in a 1.95 to 1 ratio.

66	Edgewell | 2019 Proxy Statement

STOCK OWNERSHIP INFORMATION

FIVE PERCENT OWNERS OF COMMON STOCK

The following table shows, as of September 30, 2019, the holdings of our Company’s common stock by any entity or person known to our Company to be the beneficial owner of more than 5% of the outstanding shares of our Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding (1)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	8,752,109	(2)	16.2%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	5,669,786	(3)	10.46%
GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580-1435	2,720,995	(4)	5.04%
FMR LLC 245 Summer Street, Boston, MA 02110	5,746,275	(5)	10.61%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	7,554,746	(6)	13.9%

(1)	On September 30, 2019, there were 54,206,746 shares of our Company’s common stock outstanding.
(2)

As reported in a statement on Schedule 13G/A filed with the SEC on January 28, 2019, BlackRock, Inc. and related entities reported, as of December 31, 2018, sole voting power over 8,621,474 shares, and sole dispositive power over 8,752,109 shares.

(3)

As reported in a statement on Schedule 13G/A filed with the SEC on September 10, 2019, The Vanguard Group and related entities reported, as of August 30, 2019, sole voting power over 52,743 shares, shared voting power over 6,700 shares, sole dispositive power over 5,616,983 shares and shared dispositive power over 52,803 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 46,103 shares, or 0.08%, of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 13,340 shares, or 0.02%, of our common stock as a result of its serving as investment manager of collective trust accounts.

(4)

As reported in a statement on Schedule 13D/A filed with the SEC on November 27, 2018, GAMCO Investors, Inc. reported, as of November 26, 2018 that Gabelli Funds, LLC, a wholly-owned subsidiary of GAMCO Investors, Inc., is the beneficial owner of 903,000 shares of our common stock with sole voting and dispositive power over those shares. GAMCO Asset Management Inc., a wholly-owned subsidiary of GAMCO Investors, Inc., is the beneficial owner of 1,811,025 shares of our common stock with sole voting power over 1,701,675 shares and sole dispositive power over 1,811,025 shares. GGCP, Inc., a wholly-owned subsidiary of GAMCO Investors, Inc., is the beneficial owner of 1,300 shares of our common stock with sole voting and dispositive power over those shares. Gabelli & Company Investment Advisers, Inc. is the beneficial owner of 2,200 shares of our common stock with sole voting and dispositive power over those shares. Mario J. Gabelli is the beneficial owner of 1,100 shares of our common stock with sole voting and dispositive power over those shares. MJG Associates, Inc. is the beneficial owner of 1,600 shares of our common stock with sole voting and dispositive power over those shares. Associated Capital Group, Inc. is the beneficial owner of 770 shares of our common stock with sole voting and dispositive power over those shares.

(5)

As reported in a statement on Schedule 13G filed with the SEC on September 10, 2019, FMR LLC reported, as of September 9, 2019, sole voting power over 318,209 shares and sole dispositive power over 5,746,275 shares. Pursuant to Item 3 classification, the following entities beneficially own shares of our Common Stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc., and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly

Edgewell | 2019 Proxy Statement	67

owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). This filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998).
(6)

As reported in a statement on Schedule 13G/A filed with the SEC on February 14, 2019, T. Rowe Price Associates, Inc. reported as of December 31, 2018, sole voting power over 1,321,478 shares and sole dispositive power over 4,576,114 shares. T. Rowe Price Mid-Cap Value Fund, Inc., a wholly-owned subsidiary of T. Rowe Price Associates, Inc., reported sole voting power over 2,978,632 shares.

68	Edgewell | 2019 Proxy Statement

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below contains information regarding beneficial common stock ownership by our directors, named executive officers, and directors and executive officers as a group as of November 29, 2019. It does not reflect any changes in ownership that may have occurred after that date. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated, directors and executive officers named in the table below have sole voting and investment power with respect to the shares set forth in the table and none of the stock included in the table is pledged. The table also indicates shares that may be obtained within 60 days upon the exercise of options, or upon the conversion of vested restricted stock equivalents into shares of common stock.

Directors and Executive Officers (1)	Shares Beneficially Owned	% of Shares Outstanding (2) (*denotes less than 1%)
Robert W. Black (3)	435	*
George R. Corbin (4)	435	*
Daniel J. Heinrich (5)	20,789	*
Carla C. Hendra (6)	6,731	*
R. David Hoover (7)	80,910	*
John C. Hunter, III (8)	28,506	*
James C. Johnson (9)	10,801	*
Elizabeth Valk Long (10)	6,593	*
Joseph D. O’Leary (11)	676	*
Rakesh Sachdev (12)	6,731	*
Gary K. Waring (13)	676	*
Rod R. Little (14)	21,323	*
Colin A. Hutchison (15)	72,779	*
John N. Hill (16)	70,331	*
Marisa B. Iasenza (17)	10,431	*
Daniel J. Sullivan (18)	0	*
All Executive Officers and Directors as a Group (18 persons)	340,598	*

(1)	As previously stated, Mr. Hatfield retired from the Company on March 1, 2019. Therefore, he is not included in the table.
(2)

The number of shares outstanding for purposes of this calculation was the number outstanding as of November 29, 2019 plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by the applicable officer or director, the conversion of vested restricted stock equivalents as well as equivalents that vest within 60 days of that date and the number of stock equivalents held in the deferred compensation plan.

(3)

For Mr. Black: includes 435 shares owned by Mr. Black. Does not include 2,085 and 3,156 unvested restricted stock equivalents that will convert into shares of our common stock on November 1, 2021 and February 5, 2020, respectively.

(4)

For Mr. Corbin: includes 435 shares owned by Mr. Corbin. Does not include 2,085 and 3,156 unvested restricted stock equivalents that will convert into shares of our common stock on November 1, 2021 and February 5, 2020, respectively.

(5)

For Mr. Heinrich: includes (i) 7,530 shares owned by Mr. Heinrich; (ii) 10,150 vested restricted stock equivalents deferred until retirement from our Board; and (iii) 3,109 units held in the Deferred Compensation Plan. Does not include 3,156 unvested restricted stock equivalents which will be deferred.

(6)

For Ms. Hendra: includes 6,731 vested restricted stock equivalents deferred until retirement from our Board. Does not include 3,156 unvested restricted stock equivalents that will convert into shares of our common stock on February 5, 2020.

Edgewell | 2019 Proxy Statement	69

(7)

For Mr. Hoover: includes (i) 25,885 shares owned by Mr. Hoover; (ii) 13,739 vested restricted stock equivalents deferred until retirement from our Board; (iii) 31,286 units held in the Deferred Compensation Plan; and (iv) 10,000 shares held indirectly in a family trust. Does not include 3,156 unvested restricted stock equivalents which will be deferred.

(8)

For Mr. Hunter: includes (i) 6,603 shares owned by Mr. Hunter; (ii) 5,117 vested restricted stock equivalents deferred until retirement from our Board; and (iii) 16,786 units held in the Deferred Compensation Plan. Does not include 3,156 unvested restricted stock equivalents which will be deferred.

(9)

For Mr. Johnson: includes (i) 2,000 shares owned by Mr. Johnson; (ii) 8,633 vested restricted stock equivalents deferred until retirement from our Board; and (iii) 168 units held in the Deferred Compensation Plan. Does not include 3,156 unvested restricted stock equivalents which will be deferred.

(10)

For Ms. Long: includes (i) 5,579 vested restricted stock equivalents deferred until retirement from our Board; and (ii) 1,014 units held in the Deferred Compensation Plan. Does not include 3,156 unvested restricted stock equivalents which will vest and be issued to Ms. Long upon her retirement.

(11)

For Mr. O’Leary: includes 676 shares owned by Mr. O’Leary. Does not include 2,164 unvested restricted stock equivalents that will convert into shares of our common stock on October 1, 2021 or 3,156 unvested restricted stock equivalents which will be deferred.

(12)	For Mr. Sachdev: includes 6,731 vested restricted stock equivalents deferred until retirement from our Board. Does not include 3,156 unvested restricted stock equivalents which will be deferred.
(13)	For Mr. Waring: includes 676 vested restricted stock equivalents deferred until retirement from our Board. Does not include 5,320 unvested restricted stock equivalents which will be deferred.
(14)

For Mr. Little: includes (i) 16,182 shares owned by Mr. Little; and (ii) 5,141 vested but unexercised stock options. Does not include 63,518 unvested restricted stock equivalents; 338,656 unvested performance stock equivalents or 125,305 unvested stock options.

(15)

For Mr. Hutchison: includes (i) 27,051 shares owned by Mr. Hutchison; and (ii) 45,728 vested but unexercised stock options. Does not include 16,946 unvested restricted stock equivalents; 132,253 unvested performance stock equivalents; or 38,116 unvested stock options.

(16)

For Mr. Hill: includes (i) 31,593 shares owned by Mr. Hill; and (ii) 38,738 vested but unexercised stock options. Does not include 9,203 unvested restricted stock equivalents; 77,697 unvested performance stock equivalents; or 20,691 unvested stock options.

(17)

For Ms. Iasenza: includes (i) 7,860 shares owned by Ms. Iasenza; and (ii) 2,571 vested but unexercised stock options. Does not include 12,230 unvested restricted stock equivalents; 68,253 unvested performance stock equivalents; or 18,002 unvested stock options.

(18)	For Mr. Sullivan: does not include 21,774 unvested restricted stock equivalents; 80,094 unvested performance stock equivalents; or 23,580 unvested stock options.

70	Edgewell | 2019 Proxy Statement

ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review and approval or ratification of transactions involving our Company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning 5% or more of our outstanding common stock, each of whom is referred to as a related party. The policy covers any related party transaction, arrangement or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $100,000 in any calendar year. Under the policy, the Audit Committee of our Board is responsible for reviewing and approving, or ratifying, the material terms of any related party transactions. The committee is charged with determining whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and determining the extent of the related party’s interest in the transaction.

In adopting the policy, our Board reviewed certain types of related party transactions described below and determined that they should be deemed to be pre-approved, even if the aggregate amount involved might exceed $100,000:

•

officer or director compensation which would be required to be disclosed under Item 402 of the SEC’s compensation disclosure requirements, and expense reimbursements to these individuals in accordance with our policy;

•

transactions with another company at which a related party serves as an employee, director, or holder of less than 10% of that company’s outstanding stock, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s consolidated gross revenues;

•

charitable contributions to a charitable trust or organization for which a related party serves as an employee, officer or director, if the annual contributions by us do not exceed the greater of $100,000 or 2% of the organization’s total annual receipts;

•

transactions in which all of our shareholders receive proportional benefits, the rates or charges involved are determined by competitive bids, the transaction involves obtaining services from a regulated entity at rates fixed by law, or the transaction involves bank services as a depositary of funds, transfer agent or registrar, or similar services; and

•

transactions related to our joint ownership of corporate aircraft, including reimbursement of expenses associated with ownership or use of the aircraft, provided that the terms of ownership and reimbursement were previously approved by our Board.

Our legal department is primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions. During fiscal 2019, there were no transactions with executive officers, directors or their immediate family members which were in an amount in excess of $100,000, and in which any such person had a direct or indirect material interest.

OTHER BUSINESS

Our Board knows of no business which will be presented at the Annual Meeting other than that described above. Our bylaws provide that shareholders may nominate candidates for director or present a proposal or bring other business before an annual meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s meeting, as described under “Shareholder Proposals for 2021 Annual Meeting.”

DELIVERY OF DOCUMENTS

Householding of Annual Meeting Materials. The SEC has approved a rule permitting the delivery of a single Notice Regarding the Availability of Proxy Materials, and set of Annual Reports and Proxy Statements (if paper copies of such documents have been delivered or requested), to any household at which two or more shareholders reside, unless we have received contrary instructions from one or more of the shareholders residing in such household. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as our expenses. In order to take advantage of this opportunity, we will deliver only one copy of the Notice Regarding the Availability of Proxy Materials, and this Proxy Statement and related Annual Report (if paper copies of such documents have been delivered or requested), to multiple shareholders who share an address, unless we receive contrary instructions from the impacted shareholders prior to the mailing date. If you prefer to receive separate copies of our Notice Regarding the Availability of Proxy Materials, our Proxy Statement or Annual Report, either now or in the future, we will promptly deliver, upon your written or oral request submitted as set forth below, a separate copy of the Notice Regarding the

Edgewell | 2019 Proxy Statement	71

Availability of Proxy Materials, Proxy Statement or Annual Report, as applicable and as requested, to any shareholder at your address to which a single copy was delivered. If you and other shareholders in your household are currently receiving multiple copies of the Notice Regarding the Availability of Proxy Materials, and this Proxy Statement and our Annual Report (if paper copies of such documents have been delivered or requested), and would like only one copy to be sent to your household, upon your written or oral request, we will discontinue delivering multiple copies of such document(s) to your household and only deliver one copy. Notice should be given to the Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484, Telephone No. (203) 944-5500.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Any proposals to be presented at the 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”), which is expected to be held on February 4, 2021, must be received by our Company, directed to the attention of our Corporate Secretary, no later than August 27, 2020 in order to be included in our Company’s Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, our Company will determine whether or not to include the proposal in the Proxy Statement and proxy card in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the SEC.

In order for a shareholder to nominate a candidate for director under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. Ordinarily, such notice must be received not less than 90, nor more than 120, days before the first anniversary of the prior year’s meeting. For the 2021 Annual Meeting, the notice would have to be received between October 9, 2020 and November 8, 2020. However, in the event that (i) no annual meeting is held in 2020, or (ii) the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, notice must be received no earlier than the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting, or the seventh day following the day on which notice of the date of the meeting was mailed or on which public notice of the meeting was given. The notice of nomination must include, as to each person whom the shareholder proposes to nominate for election, information required by our bylaws, including:

•	the nominee’s name, age, business and residential address;
•	the nominee’s principal occupation for the previous five years;
•	the nominee’s consent to being named as a nominee and to serving on our Board;
•

the nominee’s “disclosable interests” as of the date of the notice (which information shall be supplemented by such person, if any, not later than ten days after the record date of the 2021 Annual Meeting to disclose such ownership as of the record date), which includes:

¡

shares of common stock; options, warrants, convertible securities, stock appreciation rights, or similar rights with respect to our common stock; any proxy, contract, arrangement, understanding, or relationship conveying a right to vote common stock;

¡	any short interest with respect to our common stock;
¡	any derivative instruments held by a partnership in which the nominee has a partnership interest;
¡	rights to any performance-related fee based on any increase or decrease in the value of our common stock or any related derivative instrument; and

•	a description of all monetary or other material agreements, arrangements or understandings between the nominating shareholder and the nominee during the prior three years.

In addition, the nominating shareholder must provide their name and address and disclosable interests (as such term is described above). The shareholder must be present at the Annual Meeting of Shareholders at which the nomination is to be considered and must provide a completed questionnaire regarding the nominee’s background and qualification and compliance with our corporate governance, conflict of interest, and other pertinent policies and guidelines. To assist in the evaluation of shareholder-recommended candidates, the Corporate Governance Committee may request that the shareholder provide certain additional information required to be disclosed in our Company’s proxy statement under Regulation 14A of the Exchange Act.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by our Company during the same period as director nominations described above. Such notice must include a description of the proposed business and the reasons for the proposal, the name and address of the shareholder making the proposal, any financial or other interests of the shareholder in the proposal made, and the shareholder’s disclosable interests. These requirements are separate from the requirements a shareholder must meet to have a proposal included in our Company’s proxy statement.

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In each case, the notice must be given to our Corporate Secretary, whose address is Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484. A copy of our bylaws will be provided without charge upon written request to our Corporate Secretary.

By order of the Board of Directors,

Marisa Iasenza
Chief Legal Officer & Corporate Secretary

December 19, 2019

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EXHIBIT A

EDGEWELL PERSONAL CARE COMPANY

2018 STOCK INCENTIVE PLAN

(As Amended and Restated Effective February 6, 2020)

SECTION 1.         PURPOSE

The purpose of the Edgewell Personal Care Company 2018 Stock Incentive Plan (the “Plan”) is to promote shareholder value and the future success of Edgewell Personal Care Company (the “Company”) by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other individuals who perform services for the Company or any of its Affiliates.

SECTION 2.         DEFINITIONS

2.1         “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.

2.2         “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; (d) Restricted Stock Equivalents granted pursuant to Section 9; (e) Other Stock-Based Awards granted pursuant to Section 10; and (f) Performance Grants granted pursuant to Section 11.

2.3         “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.

2.4         “Board” shall mean the Board of Directors of the Company.

2.5         “Change of Control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if a Section 409A Change of Control occurs.

2.6         “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.7         “Committee” means the Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non- Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) a non- employee director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange on which the shares of Common Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.

2.8         “Common Stock” means the common stock, par value $.01 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.

2.9         “Company” means Edgewell Personal Care Company, a Missouri corporation.

2.10       “Defined Event” means the death, Disability, retirement or involuntary termination of a Participant other than for cause, or, subject to Section 6.7, in connection with a Change of Control of the Company.

2.11       “Delay Period” has the meaning given such term in Section 13.2(c).

2.12         “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is

Edgewell | 2019 Proxy Statement	A-1

made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

2.13         “Effective Date” means the date on which the Plan, as amended and restated, is approved by the shareholders of the Company pursuant to Section 19.

2.14         “Exchange” means the New York Stock Exchange, or such other principal securities market on which the shares of Common Stock are traded.

2.15         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.16         “Fair Market Value” of a share of Common Stock as of any specific date means (a) the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or (b) such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Common Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

2.17         “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code.

2.18         “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.

2.19         “Other Stock-Based Award” means an Award denominated in shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 10.

2.20         “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s beneficiary under Section 15.

2.21         “Performance Grant” means an Award subject to the terms, conditions and restrictions described in Section 11, pursuant to which the Participant may become entitled to receive cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee.

2.22         “Plan” has the meaning given such term in Section 1.

2.23         “Prior Plan” means the Energizer Holdings, Inc. Second Amended and Restated 2009 Incentive Stock Plan, as further amended.

2.24         “Qualifying Award” means an Award described in Section 12 granted under the Plan with the intent that such Award qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

2.25         “Remaining Number of Available Shares” has the meaning given such term in Section 5.1(a).

2.26         “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.

2.27         “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

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2.28         “Restricted Stock” means an Award of shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 9.

2.29         “Restricted Stock Equivalent” means an Award of a right to receive shares of Common Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.

2.30         “Section 409A” means Section 409A of the Code.

2.31         “Section 409A Change of Control” means:

(a)         the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;

(b)         the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, constitutes 30 percent or more of the total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group is considered to own 30 percent or more of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;

(c)         a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

(d)         one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, Section 409A.

2.32         “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Common Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.

2.33         “Stock Option” means a right to purchase shares of Common Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.34         “Treasury Regulations” means the tax regulations promulgated under the Code.

SECTION 3.           ADMINISTRATION

3.1           Administration.         Except as otherwise specified herein, the Plan shall be administered solely by the Committee.

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3.2           Authority.

(a)         Subject only to Section 6.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.

(b)         The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(c)         The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3.3           Repricing Prohibited Absent Shareholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 14, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option having an exercise price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 14, or such action is approved by the shareholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the shareholders of the Company.

3.4           Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code.

3.5           Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.

SECTION 4.           PARTICIPATION

Consistent with the purposes of the Plan, subject to Section 6.3, the Committee shall have exclusive power to select the employees of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.

SECTION 5.           SHARES SUBJECT TO PLAN AND SHARE LIMITS

5.1           Maximum Number of Shares that May Be Issued.

(a)         Available Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be 2,850,000, plus the number of remaining shares of Common Stock not issued or subject to outstanding grants under the Prior Plan on January 26, 2018 (the “Remaining Number of Available Shares”), plus any shares of Common Stock that are subject to awards

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granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason after January 26, 2018 without the issuance of shares. For the avoidance of doubt, any shares of Common Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan after January 26, 2018 shall not become available under the Plan. No awards may be granted under the Prior Plan on or after January 26, 2018.

(b)         Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number of shares of Common Stock authorized for grant to an individual in any calendar year described in Section 5.2.

(c)         Share Counting.

(i)         For purposes of counting shares against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Common Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.

(ii)         Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as one share for every one Option or Stock Appreciation Right granted, and any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as 1.95 shares of Common Stock for every one share of Common Stock granted in connection with such Award.

(d)         Shares Added Back. Shares of Common Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock will again be available for issuance under the Plan. Any shares of Common Stock added back shall be added back as one share if such shares of Common Stock were subject to Stock Options or Stock Appreciation Rights, and as 1.95 shares if such shares of Common Stock were subject to other Awards. The following shares of Common Stock, however, may not again be made available for grant in respect of Awards under the Plan:

(i)         shares of Common Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;

(ii)         shares of Common Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;

(iii)         shares of Common Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and

(iv)         shares of Common Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.

(e)         Source of Shares. Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(f)         Fractional Shares. No fractional shares of Common Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Common Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Common Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Common Stock.

5.2           Maximum Individual Limits. For awards granted to individuals other than non- employee directors:

(a)         subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock that may be granted to any individual during any one calendar year under all Awards shall be 500,000; and

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(b)         the maximum amount of cash that may be paid to a Participant during any one calendar year under all Performance Grants shall be $20,000,000.

For purposes of Section 5.2(b), the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee and any deferral of Award settlement or payment permitted or required by the Committee pursuant to Section 13 of the Plan shall be disregarded for purposes of such limits.

SECTION 6.         AWARDS UNDER THE PLAN

6.1         Types of Awards. Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Equivalents, Other Stock-Based Awards and Performance Grants. As provided by Section 3.2(b), the Committee may also grant any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.

6.2         Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine; provided, however, dividends or dividend equivalents shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests, and dividends and dividend equivalents shall, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Common Stock subject to the same vesting or performance conditions as the underlying Award.

6.3         Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors. The aggregate maximum Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Awards are granted under the Plan in any calendar year to any non- employee director in respect of services as a non-employee director shall not exceed $500,000. The maximum amount that may be paid in any calendar year to any non-employee director in property other than shares of Common Stock (including cash) in respect of services as a non- employee director shall not exceed $500,000.

6.4         Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a Participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his immediate family or pursuant to a domestic relations order (as defined in the Code).

6.5         Exclusion from Minimum Vesting Requirements. Awards granted under Section 7, Section 8, Section 9, Section 10, Section 11 and Section 12 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(a)         up to a maximum of five percent of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards granted under Section 7, Section 8, Section 9, Section 10, Section 11 or Section 12 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections; and

(b)         continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of,

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or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

6.6         Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.

6.7         Change of Control. The Committee may include in an Award Agreement provisions related to a Change of Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that, in addition to any other conditions provided for in the Award Agreement:

(a)         any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change of Control may occur only if (i) the Change of Control occurs and (ii) either (A) the employment of the Participant is terminated (as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards; and

(b)         with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Grants), any amount deemed earned or vested in connection with a Change of Control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date.

6.8         Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non- disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.8 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

6.9         Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Company at any time.

SECTION 7.         STOCK OPTIONS

7.1         Grant of Stock Options. The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2, as the Committee, in its discretion, shall establish.

7.2         Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.

7.3         Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be subject to each Stock Option.

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7.4         Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Options shall not vest for at least one year after the date of grant.

7.5         Exercisability. The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Common Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:

(a)         cash;

(b)         if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(c)         if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such short period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(d)         if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(e)         any combination of the foregoing.

7.6         Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Remaining Number of Available Shares.

SECTION 8.         STOCK APPRECIATION RIGHTS

8.1         Grant of Stock Appreciation Rights. The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2, as the Committee, in its discretion, may establish.

8.2         Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.

8.3         Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be subject to each Award of Stock Appreciation Rights.

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8.4         Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Appreciation Rights shall not vest for at least one year after the date of grant.

8.5         Exercisability. Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.

8.6         Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Common Stock having an aggregate Fair Market Value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock, at the date of such exercise, over the exercise price per share, times the number of shares of Common Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the shares of Common Stock it would otherwise be obligated to deliver.

SECTION 9.         RESTRICTED STOCK; RESTRICTED STOCK EQUIVALENTS

9.1         Grant of Restricted Stock and Restricted Stock Equivalents. The Committee may grant Awards of Restricted Stock or Restricted Stock Equivalents. Each Award of Restricted Stock or Restricted Stock Equivalents under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

9.2         Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.

9.3         Restricted Stock Issuance. Shares of Common Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Common Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

9.4         Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Equivalents may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2.

9.5         Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Restricted Stock and Restricted Stock Equivalents shall not vest for at least one year after the date of grant.

9.6         Shareholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Common Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.

SECTION 10.       OTHER STOCK-BASED AWARDS

10.1       Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.

10.2       Vesting Conditions. The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2.

10.3       Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Other Stock-Based Awards shall not vest for at least one year after the date of grant.

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10.4       Settlement. The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Common Stock or other property, or any combination thereof.

SECTION 11.         PERFORMANCE GRANTS

11.1         Grant of Performance Grants. The Committee may grant Awards of Performance Grants. The Award of a Performance Grant to a Participant will entitle the Participant to receive an amount in cash, shares of Common Stock or other property, or any combination thereof, determined by the Committee if the terms and conditions in the Plan and the Award Agreement are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, shares of Common Stock or other property, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish.

11.2         Award Terms. The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and the performance objectives (which may but need not include the performance objectives described in Section 12.2) upon which the vesting, payment or settlement of the Performance Grant is conditioned. Performance Grants may be issued in different classes or series having different names, terms and conditions.

11.3         Minimum Vesting Period. Except as otherwise permitted by Section 6.5, the vesting period shall be for a minimum of one year.

SECTION 12. QUALIFYING AWARDS

12.1         Grant of Qualifying Awards.

(a)         The Committee may, in its sole discretion, grant a Qualifying Award under the Plan to any key employee. The provisions of this Section 12, as well as all other applicable provisions of the Plan not inconsistent with this Section 12, shall apply to all Qualifying Awards granted under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. Qualifying Awards shall be of the type set forth in Section 12.1(b). However, nothing in the Plan shall be construed to require the Committee to grant any Qualifying Award and the Committee may, subject to the terms of the Plan, amend or take any other action with respect to previously granted Qualifying Awards in a way that disqualifies them as “performance-based compensation” under Section 162(m) of the Code.

(b)         Qualifying Awards may be issued as Performance Grants granted under Section 11 or as any other Award whose vesting or payment is conditioned upon the achievement of the performance objectives described in Section 12.2, and Qualifying Awards shall be subject to the terms and conditions otherwise applicable to such Award, including, for the avoidance of doubt, a minimum vesting or performance period of one year, except as otherwise permitted by Section 6.5.

12.2         Performance Objectives. Amounts earned under Qualifying Awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m) of the Code. Such performance objectives may vary by Participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following:

(a)         earnings per share, net earnings per share or growth in such measures;

(b)         revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes);

(c)         return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales);

(d)         cash flow return on investments which equals net cash flows divided by owner’s equity;

(e)         controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division);

(f)          operating earnings or net operating earnings;

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(g)         costs or cost control;

(h)         share price (including, but not limited to, growth measures);

(i)          total shareholder return (stock price appreciation plus dividends);

(j)        economic value added;

(k)       EBITDA;

(l)        operating margin or growth in operating margin;

(m)      market share or growth in market share;

(n)      cash flow, cash flow from operations or growth in such measures;

(o)      sales revenue or volume or growth in such measures, including total Company, divisional, or product line sales or net sales figures;

(p)      gross margin or growth in gross margin;

(q)      productivity;

(r)       brand contribution;

(s)       product quality;

(t)       corporate value measures;

(u)       goals related to acquisitions, divestitures or customer satisfaction;

(v)       diversity;

(w)      index comparisons;

(x)       debt-to-equity or debt-to-stockholders’ equity ratio;

(y)       working capital,

(z)       risk mitigation;

(aa)     sustainability and environmental impact; or

(bb)     employee retention.

Performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function or consolidated basis and may be measured absolutely or relatively to the Company’s peers. In establishing performance objectives, the Committee may account for:

(i)         the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of the Company’s common stock;

(ii)         a corporate transaction, such as any merger of the Company with another corporation; any consolidation of the Company and another corporation into another corporation; any separation of the Company or its business units (including a spin-off or other distribution of stock or property by the Company);

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 (iii)         any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Company, or sale of all or substantially all of the assets of the Company;

 (iv)         the impact of changes in tax rates or currency fluctuations or changes in accounting standards or treatments;

 (v)         advertising or promotional spending or capital expenditures outside of annual business plans;

(vi)         events such as plant closings, sales of facilities or operations, and business restructurings; or

 (vii)         the impact of other extraordinary, unusual, non-recurring or infrequently recurring items.

In addition to the performance objectives, the Committee may also condition payment of any Qualifying Award upon the attainment of conditions, such as completion of a period of employment, notwithstanding that the performance objective specified in such Qualifying Award are satisfied.

12.3         Committee Negative Discretion. The Committee shall have the discretion, by Participant and by Qualifying Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under a Qualifying Award by reason of the satisfaction of the performance objectives set forth in such Qualifying Award. In making any such determination, the Committee is authorized in its discretion to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

SECTION 13.         PAYMENT OF AWARDS

13.1         Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Common Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.

13.2         Deferred Compensation. The Committee may, in its discretion, permit the deferral of payment of an employee’s cash bonus, other cash compensation or an Award to a Participant under the Plan in the form of either shares of Common Stock or Common Stock equivalents (with each Common Stock equivalent corresponding to a share of Common Stock), under such terms and conditions as the Committee may prescribe in the Award Agreement relating thereto or a separate election form made available to such Participant, including the terms of any deferred compensation plan under which such Common Stock equivalents may be granted. In addition, the Committee may, in any year, provide for an additional matching deferral to be credited to an employee’s account under such deferred compensation plans. The Committee may also permit hypothetical account balances of other cash or mutual fund equivalents maintained pursuant to such deferred compensation plans to be converted, at the discretion of the Participant, into the form of Common Stock equivalents, or to permit Common Stock equivalents to be converted into account balances of such other cash or mutual fund equivalents, upon the terms set forth in such plans as well as such other terms and conditions as the Committee may, in its discretion, determine. The Committee may, in its discretion, determine whether any deferral in the form of Common Stock equivalents, including deferrals under the terms of any deferred compensation plans of the Company, shall be paid on distribution in the form of cash or in shares of Common Stock. To the extent Section 409A is applicable, all actions pursuant to this Section 13.2 must satisfy the requirements of Section 409A, including but not limited to the following:

(a)         a Participant’s election to defer must be filed at such time as designated by the Committee, but in no event later than the December 31 preceding the first day of the calendar year in which the services are performed which relate to the compensation or Award being deferred. An election may not be revoked or modified after such December 31. However, notwithstanding the previous two sentences, if the compensation or Award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right to the compensation or Award, the Committee may permit a Participant to file an election on or before the 30th day after the Participant obtains the legally binding right to the compensation or Award, provided that the election is filed at least 12 months in advance of the earliest date at which the forfeiture condition could lapse;

(b)         a Participant’s election to defer must include the time and form of payment, within the parameters made available by the Committee, and such timing of payment must comply with Section 409A; and

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(c)         if payment is triggered due to the Participant’s termination of employment or separation from service, such termination or separation must be a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of the Plan or an election, references to a “termination,” “termination of employment” or like terms shall mean such a separation from service. The determination of whether and when a separation from service has occurred for this purpose shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations, unless the Committee has established other rules in accordance with the requirements of Section 409A. If payment is made due to a Participant’s separation from service, and if at the time of the Participant’s separation from service, the Participant is a “specified employee” (within the meaning of Section 409A(2)(B)), then to the extent any payment or benefit that the Participant becomes entitled to under this provision on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six months and one day after such separation from service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments and benefits delayed pursuant to this provision shall be paid in a lump sum upon expiration of the Delay Period.

SECTION 14.         DILUTION AND OTHER ADJUSTMENTS

14.1         Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Common Stock that may be delivered under the Plan as described in Section 5.1 and the Award limits under Section 5.2 and Section 6.3, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

14.2         Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.

14.3         Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined

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by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.

SECTION 15.         DESIGNATION OF BENEFICIARY BY PARTICIPANT

A Participant may designate a beneficiary to exercise, or to receive any payment or settlement to which he may be entitled in respect of, any Award under the Plan in the event of his death in a manner determined by the Committee in its discretion. If a Participant did not designate a beneficiary under this Section 15, or if no designated beneficiary survives the Participant and is living on the date on which any amount becomes payable to such Participant, the term “beneficiary” as used in the Plan and any Award Agreement shall be deemed to be the legal representatives of the Participant’s estate. If there is any question as to the legal right of any beneficiary to receive a settlement or payment of (or to exercise) an Award under the Plan, the Committee in its discretion may determine that the Award in question be settled or paid to (or exercised by) the legal representatives of the Participant’s estate, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such Award.

SECTION 16.         AMENDMENT OF PLAN OR AWARDS

The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without shareholder approval if such amendment would:

(a)         increase the number of shares available for grant specified in Section 5.1 (other than pursuant to Section 14);

(b)         decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 14);

(c)         reduce the minimum vesting or performance periods set forth in Section 7.4, Section 8.4, Section 9.5, Section 10.3, Section 11.3 and Section 12.1(b);

(d)         change the Award limits set forth in Section 5.2 or Section 6.3 (other than pursuant to Section 14); or

(e)         amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.

No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.

SECTION 17.         PLAN TERMINATION

17.1         Suspension. The Plan may be suspended in whole or in part at any time and from time to time by the Board

17.2         Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the shareholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 16.

SECTION 18.         MISCELLANEOUS PROVISIONS

18.1         Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.

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18.2         Reservation of Rights of Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

18.3         Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

18.4         General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Common Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

18.5         Rights as a Shareholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights, Restricted Stock Equivalents, Other Stock-Based Awards, Performance Grants or other Awards shall have no rights as a shareholder with respect to any shares of Common Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Common Stock or other instrument of ownership, if any. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

18.6         Compliance with Applicable Laws. No shares of Common Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws.

18.7         Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Common Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Common Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

18.8         Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

18.9         Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18.10       No Warranty of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity,

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including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

18.11       Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

18.12         Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall:

(a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

18.13         Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Missouri.

18.14         Venue. Any legal action against the Plan, the Company, an Affiliate or the Committee may only be brought in the Circuit Court in St. Louis County or the United States District Court in St. Louis, Missouri.

18.15         Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A and any Section 409A compliance policy of the Company. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon expiration of the Delay Period. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

SECTION 19.         SHAREHOLDER ADOPTION

The Plan originally became effective upon the approval and adoption of the Plan by the shareholders of the Company on January 26, 2018. The Plan, as amended and restated, shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on February 6, 2020, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted the Plan, as amended and restated, only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Missouri.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In the ‘‘Proxy Statement Summary’’ and in the ‘‘Compensation Discussion and Analysis,’’ our Company presents certain non-GAAP financial information. This non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We use this non-GAAP information internally to make operating decisions and believe it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. Given the various significant events which occurred during fiscal 2019, including the impairment of certain of our intangible assets and goodwill, Project Fuel restructuring and combination with Harry’s, we view the use of non-GAAP measures that take into account the impact of these unique events as particularly valuable in understanding our underlying operational results and providing insights into future performance. The information can also be used to perform trend analysis and to better identify operating trends that may otherwise be masked or distorted by the types of items that are excluded.

The following table presents a reconciliation of Net (Loss) Earnings and Net (Loss) Earnings per diluted share (“EPS”) to Adjusted Net Earnings and Adjusted EPS, a reconciliation of Net Sales to Adjusted Net Sales for fiscal 2019 and 2018, a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA, all of which are non-GAAP measures, and Adjusted Working Capital metrics for the fourth and third quarters of fiscal 2019 and the fourth quarter of fiscal 2018, to improve comparability of results between periods.

The following provides additional detail on our Company’s Non-GAAP measures.

•

Adjusted net earnings and adjusted earnings per share are defined as net earnings and diluted earnings per share excluding items such as restructuring charges, impairment charges, Harry’s combination and integration planning costs, Feminine and Infant Care evaluation costs, Sun Care reformulation costs, Jack Black acquisition and integration costs, investor settlement expense, the sale of Playtex gloves assets, the related tax effects of these items, and the impact of the transition tax and re-measurement of deferred tax assets and liabilities related to the Tax Act.

•

Our Company analyzes our net sales on an organic basis to better measure the comparability of results between periods. Organic net sales exclude the impact of changes in foreign currency, acquisitions, and dispositions. This information is provided because these fluctuations can distort the underlying change in net sales either positively or negatively. For the year ended September 30, 2019, the impact of acquisitions includes net sales and segment profit activity for Jack Black through February 2019. For the year ended September 30, 2019, the impact of dispositions includes a negative impact for the October 2017 net sales and segment profit for Playtex gloves assets.

•

Adjusted EBITDA is defined as earnings before income taxes, interest expense, net, depreciation and amortization and excludes items such as restructuring charges, impairment charges, Harry’s combination and integration planning costs, Feminine and Infant Care evaluation costs, Sun Care reformulation costs, Jack Black acquisition and integration costs, investor settlement expense, and the sale of Playtex gloves assets.

•

Adjusted working capital is defined as receivables, less trade allowances in accrued liabilities, plus inventories, less accounts payable, and is calculated using an average of the trailing four-quarter end balances.

Basic earnings per share is based on the average number of common shares outstanding during the period. Diluted earnings per share is based on the weighted-average number of shares used for the basic earnings per share calculation, adjusted for the dilutive effect of share options and restricted stock equivalent awards.

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The following tables provide a reconciliation of Net (loss) earnings and Net (loss) earnings per diluted share (“EPS”) to Adjusted net earnings and Adjusted EPS, which are Non-GAAP measures.

	Year Ended September 30,
	Net Earnings		Diluted EPS
(in millions, except per share data)	2019	2018	2019	2018
Net (Loss) Earnings and Diluted EPS - GAAP (Unaudited)	$(372.2)	$103.3	$(6.88)	$1.90
Impairment charges	570.0	24.4	10.54	0.73
Restructuring and related costs (1)	55.6	39.9	1.03	0.45
Harry’s combination and integration costs (2)	5.1	—	0.09	—
Sun Care reformulation costs (3)	2.8	25.3	0.05	0.46
Feminine and Infant Care evaluation costs (4)	2.1	—	0.04	—
Jack Black acquisition and integration (5)	1.6	5.2	0.03	0.10
Investor settlement expense (6)	0.9	—	0.02	—
Gain on sale of Playtex gloves assets	—	(15.3)	—	(0.28)
Pension settlement expense	—	5.4	—	0.10
Impact of dilutive shares (7)	—	—	(0.01)	—
Income taxes (8)	(77.1)	3.4	(1.43)	0.06
Adjusted Net Earnings and Adjusted Diluted EPS - Non-GAAP	$188.8	$191.6	$3.48	$3.52
Weighted-average shares = Diluted			54.1	54.5

(1)

Restructuring costs associated with Project Fuel includes SG&A of $8.6 and $1.4 for fiscal 2019 and 2018, respectively, associated with certain information technology enablement expenses. Includes Cost of products sold of $0.6 and $0.7 for fiscal 2019 and 2018, respectively.

(2)	Includes pre-tax SG&A of $5.1 for fiscal 2019 for costs associated with the combination with Harry’s.
(3)	Includes Cost of products sold of $2.8 and $25.3 for fiscal 2019 and 2018, respectively, associated with supply chain changes and inventory write-offs on select Sun Care products.
(4)	Includes pre-tax SG&A of $2.1 for fiscal 2019 associated with consulting costs incurred in connection with the evaluation of our Feminine Care and Infant Care segments.
(5)

Includes pre-tax SG&A of $1.6 and $3.4 for fiscal 2019 and 2018, respectively, for costs associated with the integration of the Jack Black acquisition. Additionally, acquisition and integration costs of $1.8 were included in Cost of products sold for fiscal 2018.

(6)	Includes pre-tax SG&A of $0.9 for fiscal 2019 associated with a settlement with an investor.
(7)	GAAP EPS was calculated using basic weighted average shares outstanding due to a net loss. Adjusted diluted EPS was calculated using diluted weighted average shares outstanding.
(8)

Includes the impact of the Tax Act totaling $3.6 and $21.3 in Income tax expense for fiscal 2019 and 2018, respectively, in addition to the tax impact of the other adjustments to Net Earnings and Diluted EPS—GAAP.

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The following table provides a reconciliation of net sales to adjusted net sales for fiscal 2019 and 2018.

Net Sales

Net Sales - Total Company

For the Years Ended September 30,

	2019	2018
Net sales	$2,141.0	$2,234.4
Impact of currency versus plan	11.8	(0.5)
Adjusted Net sales	$2,152.8	$2,233.9

Gross Margin - Total Company
For the Years Ended September 30,
	2019	2018
Gross Profit	$966.6	$1,032.9
Impact of Sun Care reformulation	2.8	25.3
Impact of Project Fuel	0.6	—
Impact of Jack Black	—	1.8
Adjusted Gross Profit	$970.0	$1,060.0

The Company reports financial results on a GAAP and adjusted basis. The table below is used to reconcile Net earnings to EBITDA and Adjusted EBITDA, which are Non-GAAP measures, to improve comparability of results between periods.

	Year Ended September 30,
	2019	2018
Net (loss) earnings	$(372.2)	$103.3
Income tax (benefit) provision	(18.1)	60.5
Interest expense, net	62.3	67.9
Depreciation and amortization	93.8	97.6
EBITDA	$(234.2)	$329.3

Impairment charges	$ 570.0	$ 24.4
Restructuring and related costs (1)	53.7	39.9
Harry’s combination and integration costs	5.1	—
Sun Care reformulation costs	2.8	25.3
Feminine and Infant Care evaluation costs	2.1	—
Jack Black acquisition and integration costs	1.6	5.2
Investor settlement expense	0.9	—
Sale of Playtex gloves assets	—	(15.3)
Pension settlement charges	—	5.4
Adjusted EBITDA	$ 402.0	$414.2

(1)	Excludes $0.9 and $1.9 of accelerated depreciation for the quarter and year ended September 30, 2019, respectively, which are included within Depreciation and amortization.

Edgewell | 2019 Proxy Statement	A-19

Adjusted working capital metrics for the fourth and third quarters of fiscal 2019 and the fourth quarter of fiscal 2018 are presented below.

	Q4 2019	Days (1)	Q3 2019	Days (1)	Q4 2018	Days (1)
Receivables, as reported	$215.4		$220.6		$223.4
Less: Trade allowance in accrued liabilities (2)	(24.6)		(25.5)		(25.8)

Receivables, adjusted	190.8	33	195.1	33	197.6	32
Inventories, as reported	371.4	115	364.5	113	347.4	106
Accounts payable, as reported	218.8	68	222.7	69	229.6	70

Average adjusted working capital (3)	$343.4		$336.9		$315.4
% of net sales (4)	16.0%		15.7%		14.1%

(1)

Days sales outstanding is calculated using net sales for the trailing four-quarter period. Days in inventory and days payable outstanding are calculated using cost of products sold for the trailing four-quarter period.

(2)	Trade allowances are recorded as a reduction of net sales per GAAP and reported in accrued expenses on the Condensed Consolidated Balance Sheets.
(3)

Adjusted working capital is defined as receivables (less trade allowance in accrued liabilities), plus inventories, less accounts payable. Average adjusted working capital is calculated using an average of the four-quarter end balances for each working capital component as of September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

(4)	Average adjusted working capital divided by trailing four-quarter net sales.

A-20	Edgewell | 2019 Proxy Statement

Edgewell Personal Care Company | 6 Research Drive, Shelton, CT 06484

www.edgewell.com | ©2019 Edgewell

EDGEWELL PERSONAL CARE COMPANY

6 RESEARCH DRIVE

SHELTON, CT 06484

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 5, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E87522-P29495 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EDGEWELL PERSONAL CARE COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS
1, 2, 3 AND 4:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Robert W. Black	☐	☐	☐			For	Against	Abstain

	1b. George R. Corbin	☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal 2020.	☐	☐	☐

	1c. Daniel J. Heinrich	☐	☐	☐	3.	To cast a non-binding advisory vote on executive compensation.	☐	☐	☐

	1d. Carla C. Hendra	☐	☐	☐	4.	To approve the Company’s Amended & Restated 2018 Stock Incentive Plan.	☐	☐	☐

	1e. R. David Hoover	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1f. John C. Hunter, III	☐	☐	☐

	1g. James C. Johnson	☐	☐	☐

	1h. Rod R. Little	☐	☐	☐

	1i. Joseph D. O’Leary	☐	☐	☐			Yes	No

	1j. Rakesh Sachdev	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐

	1k. Gary K. Waring	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E87523-P29495

EDGEWELL PERSONAL CARE COMPANY

Annual Meeting of Shareholders

February 6, 2020, 8:30 AM, Eastern Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Rod R. Little and Marisa Iasenza, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize (s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EDGEWELL PERSONAL CARE COMPANY that the shareholder(s) is /are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Time on February 6, 2020, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side